    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 11, 2000

                                                      REGISTRATION NO. 333-88987
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------


                               AMENDMENT NO. 3 TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                AFFYMETRIX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                8731                               77-0319159
   (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                            3380 CENTRAL EXPRESSWAY
                         SANTA CLARA, CALIFORNIA 95051
                                 (408) 731-5000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               VERN NORVIEL, ESQ.
                             SENIOR VICE PRESIDENT,
                    GENERAL COUNSEL AND CORPORATE SECRETARY
                                AFFYMETRIX, INC.
                            3380 CENTRAL EXPRESSWAY
                         SANTA CLARA, CALIFORNIA 95051
                                 (408) 731-5000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                WITH COPIES TO:

                   NEIL T. ANDERSON, ESQ.                                      MICHAEL E. LYTTON, ESQ.
                    SULLIVAN & CROMWELL                                           PALMER & DODGE LLP
                      125 BROAD STREET                                            ONE BEACON STREET
                  NEW YORK, NEW YORK 10004                                   BOSTON, MASSACHUSETTS 02108
                       (212) 558-4000                                               (617) 573-0100

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and all other conditions to the merger of Genetic MicroSystems, Inc. with and into GMS Acquisition, Inc. pursuant to the Agreement and Plan of Merger described in the enclosed Proxy Statement/Prospectus have been satisfied or waived.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------------

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------------
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                   AMOUNT TO        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
          SECURITIES TO BE REGISTERED            BE REGISTERED(1)       PER SHARE             PRICE(2)       REGISTRATION FEE(3)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share,
together with attached rights to purchase
Series B Junior Participating Preferred
Stock..........................................      1,070,000             N.A.              $8,513.91              $2.37
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to common stock, par value $0.01 per share, together with attached rights to purchase Series B Junior Participating Preferred Stock, of the Registrant, Affymetrix, Inc., estimated to be issuable upon the consummation of the merger of Genetic MicroSystems, Inc., a Massachusetts corporation, with and into GMS Acquisition, Inc., a Massachusetts corporation, pursuant to the Agreement and Plan of Merger, dated as of September 10, 1999, by and among Genetic MicroSystems, Inc., Affymetrix, Inc., GMS Acquisition, Inc., Jean Montagu as Stockholder Representative, and the stockholders of Genetic MicroSystems, Inc. set forth in the signature pages to that document.

(2) Genetic MicroSystems, Inc. is a privately held corporation and there is no market for its securities. Pursuant to Rule 457(f)(2) of the Securities Act of 1933, as amended, the proposed maximum aggregate offering price is based upon the book value of the securities of Genetic MicroSystems, Inc. being acquired in the proposed merger. The book value of the securities of Genetic MicroSystems being acquired in the proposed merger was determined as of October 13, 1999 and is a negative number. Since Genetic MicroSystems has an accumulated capital deficit, pursuant to Rule 457(f)(2) of the Securities Act, one-third of the principal amount, par value or stated capital of Genetic MicroSystems' securities is used. The Genetic MicroSystems' shares of common stock have no par value and no stated capital and the Genetic MicroSystems' shares of convertible preferred stock have a par value of $0.01 per share. The number of Genetic MicroSystems' shares of convertible preferred stock outstanding and subject to warrants as of October 13, 1999, is 2,554,174. The proposed maximum aggregate offering price is equal to: (i) 2,554,174 multiplied by (ii) 0.01 and divided by (iii) 3.

(3) Calculated by multiplying .000278 by the proposed maximum aggregate offering price. This registration fee was previously paid in connection with the Registrant's original filing on October 14, 1999.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       [GENETIC MICROSYSTEMS LETTERHEAD]

                           -------------------------

To the Stockholders of Genetic MicroSystems, Inc.:

    The Boards of Directors of Genetic MicroSystems, Inc. and Affymetrix, Inc. have agreed to a merger in which Genetic MicroSystems will become a wholly owned subsidiary of Affymetrix.

    In the merger, Affymetrix will issue up to 1,070,000 shares of its common stock, representing less than 4% of the outstanding Affymetrix common stock after the merger. For each share of Genetic MicroSystems stock that you own, you will be entitled to receive a fraction of a share of Affymetrix common stock determined by dividing 1,070,000 by the number of outstanding shares of Genetic MicroSystems common stock and convertible preferred stock and the outstanding options and warrants to purchase Genetic MicroSystems common stock and convertible preferred stock immediately before the effective time of the merger. In addition, Affymetrix will place 10% of the shares to be issued at the closing of the merger based on each stockholder's ownership percentage in an escrow fund to satisfy indemnification obligations of Genetic MicroSystems to Affymetrix.

    We have structured the merger with the intent that you will not recognize gain or loss for federal income tax purposes on the receipt of Affymetrix common stock in exchange for your Genetic MicroSystems shares. We have included a more detailed discussion of the material federal income tax consequences of the merger in the accompanying proxy statement/prospectus.


    Your Board of Directors has scheduled a special meeting of stockholders to be held on Wednesday, February 9, 2000 at Genetic MicroSystems headquarters, 34 Commerce Way, Woburn, Massachusetts 01801, commencing at 10:00 a.m. local time to vote for adoption of the merger agreement and the appointment of a stockholder representative.


    YOUR BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED THE TERMS OF THE PROPOSED MERGER, HAS DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE IN THE BEST INTERESTS OF GENETIC MICROSYSTEMS AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR: ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER; THE PROPOSAL TO NOT TREAT THE MERGER AS A LIQUIDATION OR DISSOLUTION OF GENETIC MICROSYSTEMS; AND APPOINTMENT OF JEAN MONTAGU AS STOCKHOLDER REPRESENTATIVE.


    I, together with five other stockholders of Genetic MicroSystems, who together with me beneficially own and have voting control over approximately 68.6% of the outstanding shares of Genetic MicroSystems common stock and approximately 74% of the outstanding shares of Genetic MicroSystems convertible preferred stock, have agreed to vote for adoption of the merger proposals. These shares represent more than the number of votes necessary to adopt the merger agreement and approve the merger.


    Please complete, sign and date the enclosed proxy card and return it in the enclosed self-addressed and stamped envelope, even if you plan to attend the special meeting. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of adopting the merger proposals.

    We appreciate your support in this very important transaction. We are very enthusiastic about the merger with Affymetrix, and are confident that the combined company will grow and prosper in a competitive marketplace. On behalf of the board of directors of Genetic MicroSystems, I urge you to vote "FOR" approval of the merger proposals.

    PLEASE READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS CAREFULLY FOR DETAILED INFORMATION ABOUT THE PROPOSED MERGER CAREFULLY AND TO CONSIDER THE RISK FACTORS RELATING TO THE MERGER BEGINNING ON PAGE 13 OF THE PROXY STATEMENT/PROSPECTUS.

                                          Sincerely,

                                          /s/ Jean Montagu

                                          Jean Montagu
                                          President and Chief Executive Officer

                       [GENETIC MICROSYSTEMS LETTERHEAD]

                           -------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                   TO BE HELD ON WEDNESDAY, FEBRUARY 9, 2000


TO THE STOCKHOLDERS OF GENETIC MICROSYSTEMS, INC.:


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Genetic MicroSystems, Inc. will be held on Wednesday, February 9, 2000, at 10:00 a.m., local time, at the offices of Genetic MicroSystems located at 34 Commerce Way, Woburn, Massachusetts 01801, for the following purposes:


          1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 10, 1999, by and among Affymetrix, Inc., a Delaware corporation, GMS Acquisition, Inc., a Massachusetts corporation wholly owned directly by Affymetrix, Genetic MicroSystems, Inc., a Massachusetts corporation, Jean Montagu as Stockholder Representative and the stockholders of Genetic MicroSystems, Inc. listed in the signature pages of that document, under which, among other things:

        - Each outstanding share of Genetic MicroSystems common stock and convertible preferred stock will convert into the right to receive a fraction of a share of Affymetrix common stock, based on an exchange ratio described in the accompanying proxy statement/prospectus.

        - Genetic MicroSystems will be merged into GMS Acquisition, Inc. as a result of which Genetic MicroSystems will become a wholly owned subsidiary of Affymetrix.

        - Affymetrix will assume each outstanding option and warrant to purchase Genetic MicroSystems common stock or convertible preferred stock, which will convert into an option or warrant to purchase a fraction of a share of Affymetrix common stock.

        - 10% of the shares to be issued at the closing of the merger will be placed into an escrow fund.

          2. To have the holders of shares of Genetic MicroSystems Series A convertible preferred stock vote on the proposal not to treat the merger as a liquidation or dissolution of Genetic MicroSystems.

          3. To appoint Jean Montagu as Stockholder Representative to act on behalf of the current Genetic MicroSystems stockholders in connection with the escrow fund established in accordance with the terms of the merger agreement and the escrow agreement.

          4. To transact such other business as may properly come before the special meeting or any adjournment(s) of the special meeting.

     Stockholders of record at the close of business on January 3, 2000 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. Each record holder of common stock and convertible preferred stock will be entitled to one vote for each share held on each matter that stockholders will act upon at the special meeting, except with respect to Item 2, upon which only holders of Genetic MicroSystems Series A convertible preferred stock will be entitled to vote.


     Please complete, sign, date and promptly return the enclosed proxy card in the enclosed self-addressed and stamped envelope even if you plan to attend the special meeting. If you decide to attend the special meeting you may vote in person even if you have returned a proxy.

     Holders of outstanding shares of Genetic MicroSystems common stock and convertible preferred stock have the right to dissent from the merger and receive payment for their shares. The accompanying proxy statement/prospectus describes these rights in greater detail under the caption "Appraisal Rights" found in Appendix E to the attached document.

     PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY AT THIS TIME.

                                          By Order of the Board of Directors,

                                               /s/ Peter Lewis

                                          Peter Lewis
                                          Corporate Clerk of Genetic
                                          MicroSystems, Inc.

Woburn, Massachusetts

January 11, 2000

[AFFYMETRIX GENECHIP LOGO][GENETIC MICROSYSTEMS, INC. LOGO]

                                PROXY STATEMENT
                     FOR SPECIAL MEETING OF STOCKHOLDERS OF
                           GENETIC MICROSYSTEMS, INC.

                                 PROSPECTUS OF
                                AFFYMETRIX, INC.
                           UP TO 1,070,000 SHARES OF
                                  COMMON STOCK

     Affymetrix, Inc. and Genetic MicroSystems, Inc. have signed a merger agreement. As a result of the proposed merger, Genetic MicroSystems will become a wholly owned subsidiary of Affymetrix.

     We're providing this document to you in connection with the Genetic MicroSystems board of directors' solicitation of proxies for use at a special meeting of the stockholders of Genetic MicroSystems.

     THIS DOCUMENT PROVIDES YOU WITH DETAILED INFORMATION ABOUT THE MERGER AGREEMENT AND THE PROPOSED MERGER. AFFYMETRIX PROVIDED THE INFORMATION CONCERNING AFFYMETRIX. GENETIC MICROSYSTEMS PROVIDED THE INFORMATION CONCERNING GENETIC MICROSYSTEMS. PLEASE SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 73 FOR ADDITIONAL INFORMATION ON AFFYMETRIX.

     Affymetrix is a Delaware corporation and the shares of Affymetrix common stock trade on the NASDAQ National Market under the symbol "AFFX." Genetic MicroSystems is a privately held Massachusetts corporation with fewer than ninety stockholders.

     WE STRONGLY URGE YOU TO READ AND CONSIDER CAREFULLY THIS DOCUMENT IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 13.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


  We are first mailing this proxy statement/prospectus dated January 11, 2000 and the form of proxy on or about January 11, 2000.

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
Questions and Answers About the
  Merger............................    ii
Summary.............................     1
Summary of Selected Historical
  Information of Affymetrix.........     5
Summary of Selected Historical
  Financial Information of Genetic
  MicroSystems......................     6
Pro Forma Combined Financial
  Information of Affymetrix.........     7
Unaudited Selected Pro Forma
  Condensed Combined Financial
  Data..............................     8
Comparative Per Share Information...     9
Market Price and Dividend
  Information.......................    11
Risk Factors........................    13
Cautionary Statement Concerning
  Forward-Looking Statements........    18
The Genetic MicroSystems Special
  Meeting...........................    19
Appraisal Rights....................    21

                                      PAGE
                                      ----
The Merger..........................    23
The Merger Agreement................    31
Stock Option Agreement..............    44
Escrow Agreement....................    46
Stockholder Voting Agreements.......    47
Stock Ownership of Directors,
  Executive Officers and Principal
  Stockholders......................    48
Interests of Various Persons in the
  Merger............................    50
Genetic MicroSystems Management's
  Discussion and Analysis of the
  Financial Condition and Results of
  Operations........................    54
Description of Affymetrix Capital
  Stock.............................    57
Comparison of Stockholder Rights....    63
Validity of Shares..................    73
Experts.............................    73
Where You Can Find More
  Information.......................    73

                               LIST OF APPENDICES

Appendix A -- Agreement and Plan of Merger, dated as of September 10, 1999, by and among Affymetrix, Inc., GMS Acquisition, Inc., Genetic MicroSystems, Inc., Jean Montagu, as Stockholder Representative, and the stockholders of Genetic MicroSystems, Inc. listed in the attached signature pages

Appendix B -- Stock Option Agreement, dated as of September 10, 1999, between
              Affymetrix, Inc. and Genetic MicroSystems, Inc.

Appendix C -- Escrow Agreement, dated as of September 10, 1999, among Genetic
              MicroSystems, Inc., Affymetrix, Inc., GMS Acquisition, Inc., Jean Montagu, as Stockholder Representative, and Bank One Trust Company, N.A., as Escrow Agent

Appendix D -- Form of Stockholder Voting Agreement

Appendix E -- Sections 85 through 98 of the Massachusetts Business Corporation
              Law Regarding Appraisal Rights

Appendix F -- Genetic MicroSystems' Audited Financial Statements for the Year
              Ended December 31, 1998 and the period from August 7, 1997 (date of inception) to December 31, 1997, and Unaudited Condensed Financial Statements for the nine months ended October 2, 1999 and September 30, 1998

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed self-addressed and stamped envelope as soon as possible, so that your shares may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote for adoption of the merger agreement. We'll treat your failure to vote or any abstention from voting as a vote against the merger agreement.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: You can change your vote at any time before someone votes your proxy at the special meeting. You can do this in one of the following three ways:

    - you can send a written notice with your signature stating that you would like to revoke your proxy. If you choose this method, you must submit your notice of revocation to Genetic MicroSystems at 34 Commerce Way, Woburn, Massachusetts 01801, Attention: Peter Lewis, Clerk;

    - you can complete and submit a new proxy card. If you choose this method, you must submit your new proxy card to Genetic MicroSystems at 34 Commerce Way, Woburn, Massachusetts 01801, Attention: Peter Lewis, Clerk; or

    - you can attend the special meeting and vote in person. Simply attending the special meeting, however, won't revoke your proxy; you must vote at the special meeting.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we'll send you written instructions for exchanging your stock certificates.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?


A: We're working towards completing the merger on or soon after February 9, 2000. Genetic MicroSystems must obtain stockholder approval and intends to complete the merger as soon as possible after the special meeting. Either party may terminate the merger agreement if the merger isn't completed by February 15, 1999.

                                    SUMMARY

     This summary highlights what we believe is the most important information about the merger and may not contain all of the information that is important to you. For a complete understanding of the merger and our businesses, you should read carefully this entire document and the documents we refer to in this document. See "Where You Can Find More Information" on page 73. The merger agreement is attached as Appendix A to this document. We encourage you to read it, as well as the documents attached as Appendices B through E as these are important legal documents that govern the merger. We've included page references to other parts of this document in parentheses to direct you to a more complete description of the topics presented in this summary.

                                   WHAT WE DO

AFFYMETRIX, INC.

3380 Central Expressway
Santa Clara, California 95051
(408) 731-5000

     Affymetrix is in the business of developing and selling DNA probe arrays and related products that allow researchers to study genetic information in order to help improve the diagnosis, monitoring and treatment of disease. DNA, which is a common abbreviation for deoxyribonucleic acid, provides the molecular blueprint of every living organism and is made up of individual genes which determine what attributes or characteristics a particular organism will have. DNA probe array refers to a collection of DNA molecules attached to a surface, such as a piece of glass, and designed for viewing under a microscope-type device known as a scanner.

GENETIC MICROSYSTEMS, INC.

34 Commerce Way
Woburn, Massachusetts 01801
(781) 932-9333


     Genetic MicroSystems is a privately held corporation with fewer than ninety-five stockholders primarily engaged in the manufacture of biotechnology research equipment. Genetic MicroSystems was incorporated in Massachusetts in 1997 to develop products for DNA probe array analysis. Genetic MicroSystems advances genetics research and drug discovery by providing systems that enable scientists to make and use DNA probe arrays in their own labs and in experiments of their own design.

GMS ACQUISITION, INC.

3380 Central Expressway
Santa Clara, California 95051
(408) 731-5000

     GMS Acquisition is a wholly owned subsidiary of Affymetrix. The parties organized GMS Acquisition for use in the merger.

                                 EXCHANGE RATIO


     In the merger you will receive approximately 0.2815 of a share of Affymetrix common stock for each share of Genetic MicroSystems common stock or convertible preferred stock that you own. This exchange ratio was determined by dividing 1,070,000, which is the maximum number of shares that Affymetrix could issue in the merger, by 3,801,104, which is the total number of shares of Genetic MicroSystems common stock, convertible preferred stock, options, and warrants outstanding as of January 10, 2000. You should be aware that the exchange ratio would be reduced if Genetic MicroSystems issues or grants additional shares, options or warrants before the merger is completed. The final exchange ratio will be determined at the closing of the merger by dividing 1,070,000 by the total number of shares of Genetic MicroSystems common stock, convertible preferred stock, options and warrants outstanding at that time. You should also be aware that 10% of the shares of Affymetrix common stock that you'll receive in the merger will be deposited in an escrow account. For more detailed information on the escrow arrangement, see "Escrow Agreement" on page 46.


     If the exchange ratio isn't reduced and stays at 0.2815, then you can determine the number of shares of Affymetrix common stock you'll receive in the merger by multiplying the number of shares of Genetic MicroSystems common stock and convertible preferred stock you own by the exchange ratio. For example, if you own 1,000 shares of Genetic MicroSystems stock, using the exchange ratio as of January 10, 2000 for your calculation, you would receive 281 shares of Affymetrix common stock, 10% of which would be deposited in the escrow account, and 0.5 of a share of Affymetrix common stock in cash. We won't send you fractional shares of Affymetrix common stock. Instead, we will send you the cash value, without interest, of any fractional share of Affymetrix common stock you might otherwise have been entitled to receive.



     In the merger each outstanding option or warrant will convert into an option or warrant to purchase shares of Affymetrix common stock. If you hold stock options or warrants to purchase Genetic MicroSystems common stock or convertible preferred stock, the number of shares of Affymetrix common stock for which your option or warrant will be exercisable will equal the number of shares of Affymetrix common stock that you would have received if you had exercised your options or warrants just before the closing of the merger. You can determine the number of and approximate exercise price for the shares of Affymetrix common stock that your option or warrant will be convertible into by multiplying 0.2815 by the number of shares underlying your option or warrant and dividing the current exercise price of your option or warrant by 0.2815.


                           ESCROW AGREEMENT (PAGE 46)

     The escrow agreement provides that 10% of the shares of Affymetrix common stock that you will receive in the merger will be deposited in an escrow account. The shares of Affymetrix common stock in the escrow account will be used to satisfy the indemnification obligations that you and your fellow stockholders owe to Affymetrix. See "Indemnification and Liability Obligations" on page 41. The escrow agent will distribute to you, five business days after the first anniversary of the closing date of the merger, any of your shares of Affymetrix common stock that we don't use to satisfy liability claims.

     We've attached a copy of the escrow agreement to this document as Appendix
C. We encourage you to read the escrow agreement as it is the legal document that governs the escrow account.

                           APPOINTMENT OF STOCKHOLDER
                            REPRESENTATIVE (PAGE 41)

     The merger agreement provides that, if you vote in favor of the merger or if you receive or accept shares of Affymetrix common stock in the merger, you also consent to the appointment of Jean Montagu as stockholder representative.

                            LIABILITY OBLIGATIONS OF
                       GENETIC MICROSYSTEMS STOCKHOLDERS
                            AND AFFYMETRIX (PAGE 41)


     For one year after the completion of the merger, you and your fellow stockholders are required to pay Affymetrix for any damages arising or resulting from:



- any breach of a representation or warranty;



- any breach of a covenant or obligation of Genetic MicroSystems; or



- any breach of, or failure to assign to Affymetrix all of, the rights under any contract to which Genetic MicroSystems is a party.



     For one year after the completion of the merger, Affymetrix will pay you and your fellow stockholders any damages arising from:



- any breach of a representation or warranty made by Affymetrix; or



- any breach of any covenant or obligation of Affymetrix.

     There are limitations on the amount of damages that you and Affymetrix must pay. The indemnification provisions of the merger agreement aren't Affymetrix' only remedy. Affymetrix will have the right to recover damages from you if it wins a judgment from a court.


                           APPRAISAL RIGHTS (PAGE 21)

     Under Massachusetts law, you're entitled to appraisal rights if you don't vote to approve the merger agreement and otherwise comply with Massachusetts law. If you wish to exercise appraisal rights, you must take the steps described in the section entitled "Appraisal Rights" and found in Appendix E. If you don't strictly comply with the statutory requirements, you may lose your appraisal rights.

                          MATERIAL FEDERAL INCOME TAX
                             CONSEQUENCES (PAGE 27)

     We structured the merger with the intent that you will not recognize gain or loss for federal income tax purposes on your receipt of Affymetrix common stock in exchange for your shares of Genetic MicroSystems stock.

                         NASDAQ NATIONAL MARKET TRADING
                                   (PAGE 30)

     As a condition to the merger, we must file the appropriate NASDAQ notification form and pay the applicable fee. Therefore, if we complete the merger, you'll be able to trade the shares of Affymetrix common stock you receive in the merger on the NASDAQ National Market.

                        COMPARISON OF STOCKHOLDER RIGHTS
                                   (PAGE 63)


     Your rights as Genetic MicroSystems' stockholders are currently governed by Genetic MicroSystems' charter and bylaws and Massachusetts law. After the merger, Affymetrix' charter and bylaws and Delaware corporate law will govern your rights as a stockholder of Affymetrix common stock. Your rights as an Affymetrix stockholder will differ in some respects from your rights as a Genetic MicroSystems stockholder.


                              DATE, TIME AND PLACE
                        OF THE SPECIAL MEETING (PAGE 19)

     The special meeting will be held on Wednesday, February 9, 2000, at 10:00 a.m., local time, at Genetic MicroSystems' executive offices, 34 Commerce Way, Woburn, Massachusetts 01801.


                         STOCKHOLDER VOTING AGREEMENTS
                                   (PAGE 47)

     We have entered into stockholder voting agreements with:

- Jean Montagu, the Chairman of the board of directors, Chief Executive Officer and founder of Genetic MicroSystems, who will be Vice President, Advanced Detection Technology after the merger;

- Dominic Montagu, family member of the Chairman of the board of directors, Chief Executive Officer and founder of Genetic MicroSystems, who will not be employed by Affymetrix after the merger;

- Sasha Montagu, family member of the Chairman of the board of directors, Chief Executive Officer and founder of Genetic MicroSystems, who will not be employed by Affymetrix after the merger;

- Stanley Rose, executive officer -- Vice President, Chief Operating Officer and Director of Genetic MicroSystems, who will be Vice President and General Manager of Genetic MicroSystems after the merger;

- Peter Honkanen, executive officer -- Vice President of Engineering and Director of Genetic MicroSystems, who will be Vice President, Instrumentation after the merger; and

- Myles L. Mace, Jr., executive officer -- Vice President of Technology Developments of Genetic MicroSystems, who will be Scientific Liaison, Advanced Detection Technology after the merger.


     These six stockholders, who together beneficially own and have voting control over approximately 68.6% of the shares of Genetic MicroSystems common stock and approximately 74% of the shares of Genetic MicroSystems convertible preferred stock, have agreed to vote for adoption of the merger agreement and all other proposals at the special meeting. Their shares represent more than the number of votes necessary to adopt the merger agreement and approve all other proposals at the special meeting even if you and every other stockholder of Genetic MicroSystems vote against all of the proposals at the special meeting. A form of the stockholder voting agreement is attached to this document as Appendix D.

                         STOCK OWNERSHIP OF DIRECTORS,
                        EXECUTIVE OFFICERS AND PRINCIPAL
                   STOCKHOLDERS/INTERESTS OF VARIOUS PERSONS
                                   (PAGE 48)

     You should be aware that individual directors and executive officers of Genetic MicroSystems have interests in the merger that may be different from your interests. Directors, officers and employees of Genetic MicroSystems who hold stock subject to repurchase rights will receive benefits upon completion of the merger, including elimination of those repurchase rights. Genetic MicroSystems' board of directors was aware of these interests and considered them in approving the merger agreement.

                            CONDITIONS TO THE MERGER
                                   (PAGE 32)

     We'll complete the merger only if we satisfy or waive several conditions. Some of these conditions include:


- we both receive a letter from Ernst & Young LLP regarding pooling-of-interests accounting for the merger;


- we are not in breach of our respective representations and warranties contained in the merger agreement;


- we perform in all material respects all obligations required to be performed by us under the merger agreement;


- we both receive a legal opinion confirming that the merger will qualify as a tax-free reorganization.

                      TERMINATION OF THE MERGER AGREEMENT
                                   (PAGE 39)

     We can agree to terminate the merger agreement without completing the merger. Some of the events that give either of us the right to terminate the merger agreement include:

- the merger is not completed by February 15, 2000;

- any order permanently restraining, enjoining or otherwise prohibiting the merger becomes final and non-appealable.

                          TERMINATION FEE AND EXPENSE
                            REIMBURSEMENT (PAGE 40)


     Genetic MicroSystems must pay Affymetrix a termination fee equal to $2,500,000 and reimburse its expenses up to $1,000,000 if the merger agreement is terminated under the following circumstances:


- Genetic MicroSystems terminates the merger agreement because of a superior proposal.


- Affymetrix terminates the merger agreement because:


     - the Genetic MicroSystems board of directors adversely modifies its approval of the merger agreement;


     - the Genetic MicroSystems board of directors fails to reconfirm its recommendation of the merger agreement within five business days after a written request by Affymetrix to do so; or


     - Genetic MicroSystems breaches its covenant set forth on page 37 under the heading "No Solicitation of Acquisition Proposals."

       SUMMARY OF SELECTED HISTORICAL FINANCIAL INFORMATION OF AFFYMETRIX

     Affymetrix is providing the following information to aid you in your analysis of the financial aspects of the merger. Affymetrix derived this information from audited financial statements for 1994 through 1998 and unaudited financial statements for the nine months ended September 30, 1998 and 1999. In Affymetrix' opinion, this information reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial condition for the nine months ended September 30, 1998 and 1999. Results for interim periods shouldn't be considered indicative of results for any other periods or for the year. This information is only a summary and you should read it in conjunction with Affymetrix' historical financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Affymetrix' annual reports, quarterly reports and other information on file with the SEC and incorporated by reference in this document. See "Where You Can Find More Information" on page 73.

                                                                                       NINE MONTHS ENDED
                                         FISCAL YEARS ENDED DECEMBER 31,                 SEPTEMBER 30,
                               ----------------------------------------------------   -------------------
                                 1994       1995       1996       1997       1998       1998       1999
                               --------   --------   --------   --------   --------   --------   --------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
HISTORICAL STATEMENT OF OPERATIONS DATA:
Total revenue................  $  1,574   $  4,625   $ 11,972   $ 19,765   $ 52,025   $ 35,845   $ 65,715
Loss from operations.........   (10,212)   (11,628)   (16,537)   (27,659)   (28,549)   (20,663)   (21,451)
Net loss.....................    (9,680)   (10,747)   (12,227)   (22,526)   (23,130)   (16,731)   (18,045)
Preferred stock dividends....         -          -          -          -     (2,321)    (1,508)    (2,055)
Net loss attributable to
  common stockholders........    (9,680)   (10,747)   (12,227)   (22,526)   (25,451)   (18,239)   (20,100)
Basic and diluted net loss
  per common share...........  $  (0.55)  $  (0.61)  $  (0.61)  $  (0.99)  $  (1.11)  $  (0.80)  $  (0.83)
Shares used in computing
  basic and diluted net loss
  per common share...........    17,563     17,664     20,131     22,644     22,915     22,889     24,166

                                                        AS OF DECEMBER 31,                        AS OF
                                       ----------------------------------------------------   SEPTEMBER 30,
                                         1994       1995       1996       1997       1998         1999
                                       --------   --------   --------   --------   --------   -------------
                                                                  (IN THOUSANDS)
HISTORICAL BALANCE SHEET DATA:
Cash, cash equivalents and short-term
investments..........................  $ 17,805   $ 38,883   $108,982   $ 71,573   $ 80,568     $229,793
Working capital......................    15,677     36,070    107,668     71,553     80,387      234,919
Total assets.........................    19,945     44,594    118,900    101,170    136,428      308,737
Long-term liabilities, net of current
  portion............................     7,135        948        741        513      5,261      155,069
Convertible redeemable preferred
  stock(1)...........................         -          -          -          -     49,857           --
Total stockholders' equity...........     9,254     38,561    112,533     91,036     66,750      132,739

-------------------------

(1) Convertible redeemable preferred stock was converted into 1,257,229 shares of common stock in August 1999.

  SUMMARY OF SELECTED HISTORICAL FINANCIAL INFORMATION OF GENETIC MICROSYSTEMS

     Genetic MicroSystems is providing the following information to aid you in your analysis of the financial aspects of the merger. Genetic MicroSystems derived this information from audited financial statements for the year ended December 31, 1998 and for the period from August 7, 1997 (date of inception) to December 31, 1997 and unaudited financial statements for the nine months ended September 30, 1998 and October 2, 1999. In the opinion of Genetic MicroSystems, this information reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial condition for the nine months ended September 30, 1998 and October 2, 1999. Results for interim periods shouldn't be considered indicative of results for any other periods or for the year. This information is only a summary and you should read it in conjunction with Genetic MicroSystems' historical financial statements and related notes included elsewhere in this document. See Appendix F to this document.

                                         PERIOD FROM
                                        AUGUST 7, 1997
                                           (DATE OF                          NINE MONTHS ENDED
                                        INCEPTION) TO     YEAR ENDED    ---------------------------
                                         DECEMBER 31,    DECEMBER 31,   SEPTEMBER 30,    OCTOBER 2,
                                             1997            1998           1998          1999(1)
                                        --------------   ------------   -------------    ----------
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
HISTORICAL STATEMENT OF OPERATIONS
  DATA:
Revenue...............................     $    --         $   388         $   125        $ 8,389
Loss from operations..................        (481)         (4,337)         (2,997)        (2,001)
Net loss..............................        (254)         (3,670)         (2,465)        (1,910)
Basic and diluted net loss per
  share...............................     $(25.38)        $ (6.21)        $ (5.50)       $ (1.90)
Shares used in computing basic and
  diluted net loss per share..........          10             591             448          1,004

                                                                   AS OF
                                                                DECEMBER 31,        AS OF
                                                              ----------------    OCTOBER 2,
                                                               1997      1998        1999
                                                              ------    ------    ----------
                                                                      (IN THOUSANDS)
HISTORICAL BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments...........  $1,552    $4,365      $ 1,419
Working capital.............................................     718     4,544        3,110
Total assets................................................   1,658     5,758        6,158
Long-term liabilities.......................................      --     3,050        3,032
Convertible redeemable preferred stock......................      --     2,951        3,672
Total shareholders' equity (deficit)........................     812      (786)      (2,706)

-------------------------

(1) Effective January 1, 1999, for quarterly interim periods, Genetic MicroSystems adopted a fiscal quarter ending on the Saturday nearest the end of the calendar quarter.

             PRO FORMA COMBINED FINANCIAL INFORMATION OF AFFYMETRIX

     The following describes the pro forma effect of the merger on

          - Affymetrix' unaudited statement of operations for the nine months ended September 30, 1998 and 1999 and the years ended December 31, 1997 and 1998; and

          - its unaudited balance sheet as of September 30, 1999, based on the historical financial statements of Affymetrix and Genetic MicroSystems.

     For purposes of the pro forma combined financial information, we've combined Genetic MicroSystems' results of operations for the nine month period ended October 2, 1999 with Affymetrix' results of operations for the nine month period ended September 30, 1999.

     You should read the unaudited pro forma combined financial information and the accompanying notes in conjunction with the historical financial information and related notes of Affymetrix, incorporated by reference in this document, and of Genetic MicroSystems included elsewhere in this document.

     We provide the unaudited pro forma combined financial information for informational purposes only. This financial information does not purport to represent what Affymetrix' financial position and results of operations would actually have been had the merger and other pro forma adjustments in fact occurred at the dates indicated.

     The unaudited pro forma combined statement of operations data and combined balance sheet data of Affymetrix illustrate the estimated effects of the merger as if that transaction had occurred at the beginning of the periods presented and end of the periods presented, respectively.

     We intend to receive a letter, as a condition to closing, from our independent auditors regarding the appropriateness of pooling-of-interests accounting for the merger if closed and completed under the terms of the merger agreement. Under this method of accounting, the recorded historical cost basis of the assets and liabilities of Affymetrix and Genetic MicroSystems will be carried forward to the operations of the combined company at their historical recorded amounts. Results of operations of the combined company will include the results of operations of Affymetrix and Genetic MicroSystems for the entire fiscal period in which the combination occurs, and the historical results of operations of our separate companies for fiscal years prior to the merger will be combined and reported as the results of operations of the combined company. We haven't made any adjustments to our unaudited condensed pro forma financial statement data to conform the accounting policies of the combined company as we do not expect the nature and amounts of any adjustments to be significant.

     We can't fully assess some of the conditions to be met for pooling-of-interests accounting until the passage of specified periods of time after the effective time of the merger. There are conditions for pooling-of-interests accounting that address transactions occurring within these specified periods of time. For example, transactions in Affymetrix or Genetic MicroSystems common stock by our affiliates, respectively, could prevent the merger from qualifying as a pooling-of-interests for accounting purposes.

     Because Genetic MicroSystems is not considered a "significant subsidiary" of Affymetrix for purposes of the Securities and Exchange Commission's accounting rules, we haven't included unaudited pro forma combined financial statements that give effect to the merger using the pooling-of-interests accounting method in this document.

         UNAUDITED SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL DATA


                                                 YEARS ENDED          NINE MONTHS ENDED
                                                 DECEMBER 31,           SEPTEMBER 30,
                                             --------------------    --------------------
                                               1997        1998        1998        1999
                                             --------    --------    --------    --------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRO FORMA CONDENSED COMBINED STATEMENT OF
  OPERATIONS DATA:
Total revenue..............................  $ 19,765    $ 52,413    $ 35,970    $ 74,104
Loss from operations.......................   (28,140)    (32,886)    (23,660)     23,452
Net loss...................................   (22,780)    (26,800)    (19,196)    (19,955)
Preferred Stock dividends..................        --      (2,321)     (1,508)     (2,055)
Net loss attributable to common
  stockholders.............................   (22,780)    (29,121)    (20,704)    (22,010)
Basic and diluted net loss per common
  share....................................  $  (1.01)   $  (1.24)   $  (0.89)   $  (0.88)
Shares used in computing basic and diluted
  net loss per common share................    22,647      23,466      23,339      25,131


                                                              SEPTEMBER 30, 1999
                                           --------------------------------------------------------
                                                          GENETIC
                                           AFFYMETRIX   MICROSYSTEMS   ADJUSTMENTS         COMBINED
                                           ----------   ------------   -----------         --------
                                                                (IN THOUSANDS)
PRO FORMA CONDENSED COMBINED BALANCE
  SHEET DATA:
Cash, cash equivalents and short-term
  investments............................   $229,793      $ 1,419        $    --           $231,212
Working capital..........................    234,919        3,110         (2,500)    (A)    235,529
Total assets.............................    308,737        6,158             --            314,895
Long-term liabilities, net of current
  portion................................    155,069        3,032             --            158,101
Convertible redeemable preferred stock...         --        3,672         (3,672)    (B)         --
Stockholders' equity (deficit)...........    132,739       (2,706)        (2,500)    (A)    127,533

-------------------------

(A) We estimate we'll incur direct transaction costs of approximately $2.5 million associated with the merger for professional fees, financial printing and other related charges. We'll charge these transaction costs to operations in the quarter in which the transaction closes. The pro forma condensed combined balance sheet gives effect to these costs as if they had been incurred as of September 30, 1999. We don't include the costs in the pro forma condensed combined statement of operations data because they are nonrecurring.

    Affymetrix expects to incur additional costs which haven't yet been determined following the completion of the merger associated with integrating the two companies, which costs will be expensed as incurred.

(B) The convertible redeemable preferred stock of Genetic MicroSystems will be exchanged for shares of Affymetrix common stock upon the completion of the merger at the exchange ratio specified in this document.

                       COMPARATIVE PER SHARE INFORMATION

     The following table summarizes historical financial information and unaudited pro forma combined and equivalent pro forma financial information on a per share basis.

     The unaudited pro forma combined financial information assumes that the merger was completed at the beginning of each of the periods presented and gives effect to the merger as a pooling-of-interests for accounting purposes. The basic and diluted unaudited pro forma combined per share information for Affymetrix is based upon the number of outstanding shares of Affymetrix common stock adjusted to include the number of Affymetrix common shares that would be issued in the merger based on the number of shares of Genetic MicroSystems common and preferred stock outstanding on the dates reported.

     Historical book value per share is computed by dividing stockholders' equity (deficit) by the number of shares of common stock outstanding at the end of the period. Affymetrix pro forma combined book value per share is computed by dividing pro forma combined stockholders' equity by the pro forma number of shares of Affymetrix common stock outstanding at the end of the period.


     The unaudited equivalent pro forma per share information for Genetic MicroSystems is based on the unaudited pro forma combined amounts per share for Affymetrix multiplied by the exchange ratio of 0.2815.


     The information set forth on the next page is qualified in its entirety by reference to, and should be read in conjunction with, the historical financial information of Affymetrix incorporated by reference and Genetic MicroSystems included in this document and the pro forma combined financial information included in this document.

                                                                                NINE MONTHS
                                                  YEARS ENDED DECEMBER 31,         ENDED
                                                 --------------------------    SEPTEMBER 30,
                                                  1996      1997      1998         1999
                                                 ------    ------    ------    -------------
HISTORICAL -- AFFYMETRIX:
Basic and diluted net loss per common share....  $(0.61)   $(0.99)   $(1.11)      $(0.83)
Book value per common share....................                                   $ 5.16

                                                  PERIOD FROM
                                                 AUGUST 7, 1997
                                                    (DATE OF                       NINE MONTHS
                                                 INCEPTION) TO      YEAR ENDED        ENDED
                                                  DECEMBER 31,     DECEMBER 31,    OCTOBER 2,
                                                      1997             1998           1999
                                                 --------------    ------------    -----------
HISTORICAL -- GENETIC MICROSYSTEMS:
Basic and diluted net loss per share...........     $(25.38)          $(6.21)        $(1.90)
Book value per common share....................                                      $(2.57)


                                                            YEARS ENDED        NINE MONTHS
                                                            DECEMBER 31,          ENDED
                                                          ----------------    SEPTEMBER 30,
                                                           1997      1998         1999
                                                          ------    ------    -------------
AFFYMETRIX PRO FORMA COMBINED:
Basic and diluted net loss per common share.............  $(1.01)   $(1.23)      $(0.88)
Book value per common share.............................                         $ 4.77
GENETIC MICROSYSTEMS EQUIVALENT PRO FORMA COMBINED:
Basic and diluted net loss per common share.............  $(0.29)   $(0.35)      $(0.25)
Book value per common share.............................                         $ 1.34

                     MARKET PRICE AND DIVIDEND INFORMATION

     Affymetrix common stock has traded on the NASDAQ National Market under the symbol "AFFX" since Affymetrix' initial public offering on June 6, 1996. There is no established trading market for any Genetic MicroSystems securities.

     The following table sets forth, for the calendar quarters indicated, the high and low prices per share of Affymetrix common stock as quoted on the NASDAQ National Market.


                                                           AFFYMETRIX
                                                          COMMON STOCK
                                                        ----------------
                   CALENDAR QUARTER                      HIGH      LOW
                   ----------------                     ------    ------
1996
  Second Quarter (commencing June 6, 1996)............  $17.88    $14.50
  Third Quarter.......................................   19.00      9.00
  Fourth Quarter......................................   22.88     15.88
1997
  First Quarter.......................................   36.38     19.75
  Second Quarter......................................   35.25     20.38
  Third Quarter.......................................   46.75     29.13
  Fourth Quarter......................................   45.00     29.75
1998
  First Quarter.......................................   35.13     24.63
  Second Quarter......................................   34.13     21.13
  Third Quarter.......................................   29.31     16.13
  Fourth Quarter......................................   28.38     19.50
1999
  First Quarter.......................................   41.50     23.75
  Second Quarter......................................   50.25     32.50
  Third Quarter.......................................  127.00     48.00
  Fourth Quarter......................................  195.13     76.50
2000
  First Quarter (through January 10)..................  195.50    136.00


RECENT CLOSING PRICES


     The following table sets forth the closing sales price per share of Affymetrix common stock on the NASDAQ National Market on September 10, 1999, the last trading day before public announcement of the merger, and on January 10, 2000, the last practicable trading day prior to the date of this document. Since there has been no public market for Genetic MicroSystems securities, there is no information as to the market value of shares of Genetic MicroSystems common or convertible preferred stock.



                                                             AFFYMETRIX
                                                            COMMON STOCK
                                                            ------------
September 10, 1999........................................    $101.13
January 10, 2000..........................................     192.88

     The market price of Affymetrix common stock is likely to fluctuate before completion of the merger. You should obtain current market quotations for Affymetrix common stock. The future prices or markets for Affymetrix common stock cannot be predicted.

DIVIDEND INFORMATION

     Neither of us has ever paid or declared cash dividends on the shares of its capital stock. Affymetrix doesn't anticipate paying cash dividends on its common stock for the foreseeable future. Affymetrix' present intention is to retain its earnings, if any, for the future operation and expansion of its business. Any future payment of dividends on Affymetrix common stock will be at the discretion of the board of directors of Affymetrix and will depend upon, among other things, Affymetrix' earnings, financial condition, capital requirements, level of indebtedness and other factors that the Affymetrix board of directors deems relevant.

NUMBER OF STOCKHOLDERS AND NUMBER OF SHARES OUTSTANDING


     As of January 6, 2000, there were approximately 381 stockholders of Affymetrix of record who held an aggregate of approximately 26,200,894 shares of Affymetrix common stock.



     As of January 10, 2000, there were 93 stockholders of Genetic MicroSystems of record who held an aggregate of approximately 1,020,160 shares of Genetic MicroSystems common stock and approximately 2,431,977 shares of Genetic MicroSystems convertible preferred stock.

                                  RISK FACTORS


     Affymetrix stock can be a risky investment and may not be suited to your investment objectives. The following is a summary of the most significant risks to receiving Affymetrix common stock in the merger. For a fuller understanding of Affymetrix and the other risks to investing in its stock, you should also carefully consider the information that we refer to in this document. These documents are identified in the section entitled "Where You Can Find More Information" on page 73. You should be aware that any reference to "we" or "our" in this section refers only to Affymetrix and not Genetic MicroSystems.


                          RISKS RELATING TO THE MERGER


YOU WON'T KNOW THE EXACT NUMBER OF SHARES OF AFFYMETRIX STOCK YOU WILL RECEIVE OR ITS MARKET VALUE AT THE TIME YOU VOTE ON THE MERGER.


     At the time of the merger, we'll exchange an aggregate of up to 1,070,000 shares of our common stock for all of the Genetic MicroSystems common and convertible preferred stock and all of the Genetic MicroSystems options or warrants to acquire common and convertible preferred stock outstanding when the merger occurs. The final exchange ratio will not be determined until the closing date of the merger. If Genetic MicroSystems issues additional shares, options or warrants before the merger, the exchange ratio will be reduced and you will receive fewer of our shares than you expected. The exchange ratio is also not affected by changes in the market price of our common stock. As a result, you will not know the value of the Affymetrix stock you'll receive when you vote on the merger.

                          RISKS RELATING TO AFFYMETRIX
                                AND ITS BUSINESS

THE MARKET PRICE OF OUR COMMON STOCK IS EXTREMELY VOLATILE AND THE VALUE OF YOUR AFFYMETRIX STOCK MAY DECREASE SUDDENLY.


     For a number of reasons, the market price of our common stock is extremely volatile and the value of the common stock you receive may be significantly less than the market value of that stock today. This extreme volatility also puts us at risk for securities class action litigation, which would cause us to divert both financial and managerial resources, which could reduce our profits.



     To demonstrate the volatility of our stock price, during the last twelve months the volume of our common stock traded on any given day has ranged from 29,200 to 1,908,200 shares, a 553% difference. Moreover, during the same twelve months our common stock has traded as low as $27 1/2 per share and as high as $195 1/2 per share, a 611% difference. The market price of our common stock has changed as much $36.25 per share on a single day and our stock price has changed more than $10 in a single day twenty one times in the last six months. By comparison, during the same period the Dow Jones Advanced Medical Devices Index ranged from a low of 2,746.69 to a high of 3,504.38, a 27% difference and NASDAQ Composite Index ranged from a low of 2,193.13 to a high of 4,192.19, an 91% difference.


OUR QUARTERLY RESULTS OF OPERATION HAVE HISTORICALLY FLUCTUATED SIGNIFICANTLY PERIOD-TO-PERIOD, AND OUR STOCK MAY DECREASE IN VALUE SIGNIFICANTLY FOLLOWING AN EARNINGS RELEASE.


     Although we believe that period-to-period comparisons of our results of operations are not a good indication of our future performance, our operating results will likely be below the expectations of public market analysts or investors in future quarters and the market price of our common stock may fall significantly.


WE HAVE A LIMITED OPERATING HISTORY, HAVE NEVER BEEN PROFITABLE AND MAY NEVER DEVELOP A COMMERCIALLY SUCCESSFUL PRODUCT.

     We are a relatively new company and, for the most part, our technologies are still in the early stages of development. We have just begun to incorporate our technologies into commercial products. We need to make significant investments to ensure our products perform correctly and are cost-effective. In addition, we must obtain additional regulatory approvals to sell our product for purposes other than research use. Even if we develop our products for commercial use and obtain all necessary regulatory approval, we may not be able to develop products that:

- are accepted by the research, diagnostic or other market places;

- are accurate and effective;

- meet applicable regulatory standards in a timely manner;

- are protected from competition by others;

- don't infringe the intellectual proprietary rights of others;

- can be manufactured in sufficient quantities or at a reasonable cost; or

- can be marketed successfully.


WE MAY LOSE CUSTOMERS UNLESS WE IMPROVE OUR ABILITY TO MANUFACTURE OUR PRODUCTS AND ENSURE THEIR PROPER PERFORMANCE.



     We produce our GeneChip products in an innovative and complicated manufacturing process. We've experienced and continue to experience significant variability in the manufacturing yield of our GeneChip products which has reduced, and we believe will continue to reduce, our gross margins and business. We have also experienced, and anticipate that we will continue to experience, difficulties in meeting customer, collaborator and internal demand for some of our probe array products. If we can't deliver products in a timely manner, we could lose customers, delay introduction of new products or cause demand for our products to decline. Furthermore, if we can't deliver products to our customers that consistently meet their performance expectations, demand for our products will decline.



     Because we have a limited manufacturing history, we don't fully understand all of the factors that affect our manufacturing processes. As a result, manufacturing and quality control problems have arisen and we expect them to continue to arise as we attempt to increase the production rate at our manufacturing facilities. We may not be able to increase production rates at these facilities in a timely and cost-effective manner or at commercially reasonable cost.



OUR SURVIVAL DEPENDS ON OUR ABILITY TO AVOID INFRINGING THE INTELLECTUAL PROPERTY OF OTHERS AS WELL AS MAINTAINING, ENFORCING AND OBTAINING INTELLECTUAL PROPERTY RIGHTS OF OUR OWN.


     Intellectual property rights are essential to our business. We're engaged in significant litigation with our competitors regarding both our intellectual property rights and their rights which consume, and will continue to consume, substantial portions of our financial and managerial resources. A loss of a significant litigation could prevent us from producing our current products or developing new ones and could also result in the payment of significant penalties and royalties, which could make it too costly to produce some or all of our products. If we can't maintain, enforce or obtain intellectual property rights, competitors can design probe array systems with similar competitive advantages to our GeneChip technology without paying us royalties. In order to continue our current business, we must successfully:

- defend against third parties asserting that we infringe their intellectual property rights;

- enforce our intellectual property rights against third parties infringing our rights;

- obtain licenses to the intellectual property we need to continue or expand our business;

- obtain enforceable patent rights to our product and process innovations; and

- defend the scope of our existing or pending patents in administrative proceedings, such as oppositions or interferences.

     Moreover, even if we defend and enforce our intellectual property rights, others may independently develop similar or alternative technologies, duplicate any of our technologies, or design around or invalidate our patented technologies. These developments would reduce the value of our intellectual property assets.

IF WE CAN'T CONTINUOUSLY DEVELOP AND INTRODUCE NEW PRODUCTS WE WON'T BE ABLE TO COMPETE SUCCESSFULLY IN OUR HIGHLY COMPETITIVE AND RAPIDLY CHANGING MARKET.

     We compete in markets that are new, intensely competitive, highly fragmented and rapidly changing and many of our current and potential competitors have significantly greater financial, technical, marketing and other resources. In addition, many current and potential competitors have greater name recognition, more extensive customer bases and access to proprietary genetic content. We cannot survive if we fail to respond quickly to new or emerging technologies and changes in customer requirements.


     Currently, our principal competition comes from existing DNA probe array and other technologies that are used to perform many of the same functions for which we market our GeneChip products. In order to compete against existing and newly developed technologies and maintain pricing and gross margins, we need to successfully demonstrate to potential customers that our GeneChip products provide improved performance and capabilities. A large number of publicly traded and privately held companies including CuraGen, Gene Logic, General Scanning, Inc., Corning, Genome Solutions, Hewlett Packard, Hitachi, Incyte/Synteni. Lynx and Motorola also are developing or have developed DNA probe based assays or other products and services, some of which may be competitive with Affymetrix'.


WE DEPEND ON A LIMITED NUMBER OF SUPPLIERS AND WE'LL BE UNABLE TO MANUFACTURE OUR PRODUCTS IF SHIPMENTS FROM THESE SUPPLIERS ARE DELAYED OR INTERRUPTED.

     Key parts of our GeneChip product line, as well as various equipment and raw materials used in the synthesis of probe arrays, are currently available only from a single source or a limited number of sources. In addition, components of our manufacturing equipment are available from one of only a few suppliers. In the event that supplies from these vendors were delayed or interrupted for any reason, we wouldn't be able to get manufacturing equipment, scanners or other components for our GeneChip product in a timely fashion or in sufficient quantities or under acceptable terms.

     We rely on Agilent Technologies to manufacture, install and service our scanners and on Enzo to manufacture key reagents used with probe arrays and various labeling kits needed to process samples. Even if alternative sources of supply are available, it could be time consuming and expensive for us to qualify new vendors. In addition, we're dependent on our vendors to provide components of appropriate quality and reliability and to meet applicable regulatory requirements. Consequently, in the event that supplies from these vendors were delayed or interrupted for any reason, we could be delayed in our ability to develop and deliver products to our customers.

IF WE'RE UNABLE TO MAINTAIN OUR RELATIONSHIPS WITH COLLABORATIVE PARTNERS, WE MAY HAVE DIFFICULTY SELLING OUR PRODUCTS AND SERVICES.

     We believe that our success in penetrating our target markets depends in part on our ability to develop and maintain collaborative relationships with key companies as well as with key academic researchers. Our collaborative partners, however, may not be able to perform their obligations as expected or devote sufficient resources to the development, clinical testing, supply or marketing of our potential products developed under these collaborations.

     Currently, our significant collaborative partners include Agilent Technologies, bio Merieux, Amersham Pharmacia Biotech KK and Roche Molecular Systems. Relying on these or other collaborative relationships is risky to our future success because:

- our partners may develop technologies or components competitive with our GeneChip product;

- our existing collaborations may preclude us from entering into additional future arrangements;

- our partners may not obtain regulatory approvals necessary to continue the collaborations in a timely manner;

- some of our agreements may prematurely terminate due to disagreements between us and our partners;

- our partners may not devote sufficient resources to the development and sale of our products;

- our partners may be unable to supply products to us on a timely basis;

- our collaborations may be unsuccessful; or

- we may not be able to negotiate future collaborative arrangements on acceptable terms.

OUR CURRENT SALES, MARKETING AND TECHNICAL SUPPORT ORGANIZATION MAY LIMIT OUR ABILITY TO SELL OUR PRODUCTS.

     We currently have limited sales, marketing and technical support services. To assist our sales and support activities, we entered into a nonexclusive distribution agreement covering Japan with Amersham Pharmacia Biotech KK and a service agreement for our GeneArray scanner with Agilent Technologies. Although we have invested significant other resources to expand our direct sales force and our technical and support staff, we may not be able to establish a sufficiently sized sales, marketing or technical support organization to sell, market or support our products.

     Moreover, we feel that relying on third parties such as Amersham Pharmacia Biotech KK and Agilent Technologies for sales, marketing and technical support is risky because these third parties may decide to sell competitive products or otherwise become our competitors.

THE LOSS OF A KEY CUSTOMER COULD SUBSTANTIALLY REDUCE OUR REVENUES AND BE PERCEIVED AS A LOSS OF MOMENTUM IN OUR BUSINESS.


     Our customers are concentrated in a small number of pharmaceutical and biotechnology companies, academic research centers and clinical reference laboratories. We expect that a small number of customers, such as F. Hoffman-LaRoche, Ltd., Genetics Institute and other key customers, will continue to account for a substantial portion of revenues for the foreseeable future. If we lose a major customer, our revenues may be substantially reduced and investors may perceive this as a loss of momentum in our business. Moreover, if consolidation in the pharmaceutical and biotechnology industries continues, our current and potential customers could decrease or slow aggregate sales of our technology and shrink our target market.


BECAUSE OUR BUSINESS IS HIGHLY DEPENDANT ON KEY EXECUTIVES AND SCIENTISTS, OUR INABILITY TO RECRUIT AND RETAIN THESE PEOPLE COULD HINDER OUR BUSINESS EXPANSION PLANS.

     We are highly dependent on our executive officers and our senior scientists and engineers, including our scientific advisors. Our product development and marketing efforts will be delayed or curtailed if we lose the services of any of these people.


     We rely on our scientific advisors and consultants to assist us in formulating our research, development and commercialization strategy. All of these individuals are engaged by employers other than us and have commitments to other entities that may limit their availability to us. Some of them also consult for companies that may be our competitors. A scientific advisor's other obligations may prevent him from assisting us in developing our technical and business strategies.


     To expand our research, product development and sales efforts we need additional people skilled in areas such as bioinformatics, organic chemistry, information services, regulatory affairs, manufacturing, sales, marketing and technical support. Competition for these people is intense and their turnover rate is high. We won't be able to expand our business if we are unable to hire, train and retain a sufficient number of qualified employees.

WE MAY EXPERIENCE OPERATING DISRUPTIONS IF OUR PRODUCTS OR THE PRODUCTS UPON WHICH WE DEPEND MALFUNCTION OR BECOME UNAVAILABLE BECAUSE OF YEAR 2000 PROBLEMS.


     We've assessed the potential impact of the year 2000 computer problem on our products and operations, the ability of third parties to supply critical materials and services as well as the readiness of our key customers. While we don't anticipate a material business interruption, we may experience a business interruption if our operations, or any key third party supplier, services provider or major customer are not year 2000 ready. We implemented a year 2000 contingency plan that involved purchasing and building inventory over the remainder of 1999 so that we'll be able to continue to operate in the event of a modest and short-term supply shortage resulting from any year 2000 problems experienced by our suppliers.



BECAUSE GLAXO WELLCOME OWNS A SUBSTANTIAL PORTION OF OUR OUTSTANDING CAPITAL STOCK, IT MAY BE ABLE TO INFLUENCE THE OUTCOME OF STOCKHOLDER VOTES OR THE MARKET PRICE OF OUR STOCK.



     Glaxo Wellcome, plc and its affiliates currently beneficially own approximately 31% of our outstanding common stock. Although we've executed a governance agreement with Glaxo, Glaxo nevertheless may be able to influence the outcome of stockholder votes, including votes concerning the election of directors, adoption of amendments to our certificate of incorporation and bylaws and approval of mergers and other significant corporate transactions. Moreover our stock price may drop if Glaxo sells a significant amount of our stock or if investors interpret any sale of our stock by Glaxo as a sign of weakness in our business.

                        CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

     In addition to historical information, this document and, in the case of Affymetrix, the documents incorporated by reference in this document, contain forward-looking statements concerning our companies. These statements relate to future events or to our future financial performance. In some cases, you can identify forward-looking statements by language such as "may," "will," "should," "expects," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors" that may cause our or our industry's actual results, levels of activity, performance or achievements to differ from results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should carefully consider the risks described in the "Risk Factors" section, in addition to the other information contained in this document and the documents incorporated by reference in this document.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, none of Affymetrix, Genetic MicroSystems or any other person assumes responsibility for the accuracy and completeness of those statements. We are under no duty to update any of the forward-looking statements after the date of this document to conform these statements to actual results. Affymetrix claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                    THE GENETIC MICROSYSTEMS SPECIAL MEETING

GENERAL; DATE, TIME AND PLACE


     We're providing this document to you in connection with the solicitation of proxies by the Genetic MicroSystems board of directors for use at the special meeting to be held on Wednesday, February 9, 2000, at 10:00 a.m. local time, at the offices of Genetic MicroSystems located at 34 Commerce Way, Woburn, Massachusetts 01801, and at any adjournment or postponement of the meeting.


MATTERS TO BE CONSIDERED

     At the special meeting, Genetic MicroSystems will ask you to consider and vote upon the following:

     - a proposal to adopt the merger agreement;

     - the appointment of Jean Montagu as Stockholder Representative under the merger agreement and the escrow agreement; and

     - other matters as may properly be brought before the special meeting or any adjournment or postponement of the meeting.


     In addition, at the special meeting, holders of Series A convertible preferred stock will vote on a proposal to not treat the merger as a liquidation or dissolution of Genetic MicroSystems.


RECORD DATE


     Your board of directors fixed the close of business on January 3, 2000 as the record date for the special meeting. Accordingly, only holders of capital stock of record at the close of business on January 3, 2000, will be entitled to notice of, and to vote at, the special meeting.


STOCKHOLDERS ENTITLED TO VOTE


     As of the close of business on the record date, there were 1,020,160 shares of common stock, 2,000,000 shares of Series A convertible preferred stock and 431,977 shares of Series B convertible preferred stock outstanding and entitled to vote. The holders of common stock are entitled to cast one vote for each share of common stock they hold on each matter submitted to the common stockholders for a vote at the special meeting. The holders of Series A convertible preferred stock and Series B convertible preferred stock are entitled to cast one vote for each share of common stock into which their Series A convertible preferred stock or Series B convertible preferred stock, as the case may be, could then be converted on each matter submitted to a vote at the special meeting. However, at the special meeting, only holders of Series A convertible preferred stock will be entitled to vote on the proposal to not treat the merger as a liquidation or dissolution. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote is necessary to constitute a quorum for the transaction of business at the special meeting.


     Genetic MicroSystems will count shares of its capital stock represented in person or by proxy for the purpose of determining whether a quorum is present at the special meeting. Genetic MicroSystems will also treat shares that abstain from voting as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists. If you abstain from voting, that abstention will have the practical effect of voting against the adoption of the merger agreement.

REQUIRED VOTE

     Approval of the merger agreement under Genetic MicroSystems' restated articles of organization requires the affirmative vote of the holders of:

     - at least two-thirds of the outstanding shares of common stock;

     - a majority of the outstanding shares of Series A convertible preferred stock, voting as a separate class; and

     - at least two-thirds of the outstanding shares of Series A convertible preferred stock and Series B convertible preferred stock voting, together as a single class.

     A majority of the holders of Series A convertible preferred stock, voting as a separate class, must elect not to treat the merger as a liquidation or dissolution of Genetic MicroSystems.


     Lastly, holders of a majority of the shares of common stock and convertible preferred stock, voting together as a single class, must appoint Jean Montagu as stockholder representative.


PROXIES


     This document is accompanied by a form of proxy to be used at the special meeting. All shares of stock entitled to vote and represented at the special meeting by properly executed proxies received before or at the meeting, and not revoked, will be voted at the meeting according to the instructions indicated on the proxies. If a proxy is properly executed but no vote is specified, the proxy will be voted for adoption of the merger agreement and approval of the merger.



     If any other matters are properly presented for consideration at the special meeting, the persons named in the enclosed form of proxy will have the discretion to vote on those matters using their best judgment. Additional matters which may come before the meeting include consideration of a motion to adjourn the meeting to another time and/or place, which may be necessary for the purpose of soliciting additional proxies from you. The proxy holders won't adjourn the meeting if there are insufficient votes to approve the proposals at the date of the meeting.


REVOCABILITY OF PROXIES

     Any proxy you give with this solicitation may be revoked at any time before it is voted. To revoke a proxy, you must:

     - submit a later dated proxy with respect to the same shares at any time before the vote on the adoption of the merger agreement,


     - deliver written notice of revocation to the Corporate Clerk at any time before the vote, or


     - attend the special meeting and vote in person.

     Your attendance at the special meeting alone isn't sufficient to revoke a proxy.

     Any written notice of revocation or new proxy must be delivered at or before the taking of the vote at the special meeting to Genetic MicroSystems, Inc., 34 Commerce Way, Woburn, Massachusetts 01801, Attention: Peter Lewis, Corporate Clerk.

SOLICITATION OF PROXIES

     Affymetrix will pay the expenses of the solicitation of proxies for the special meeting including the cost of printing and mailing this document. In addition to solicitation by mail, directors, officers and employees of Genetic MicroSystems may solicit proxies in person or by telephone, fax or other means of communication. These directors, officers and employees won't receive additional compensation.

YOU SHOULDN'T SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARDS AT THIS TIME.

                                APPRAISAL RIGHTS

     If the merger is completed and you object to the merger, you are entitled to appraisal rights under Massachusetts law. In order to exercise appraisal rights, you must strictly adhere to the provisions of Massachusetts law governing appraisal rights. The following is a summary of the relevant provisions of Massachusetts law. The description below is only a summary and you should refer to the relevant provisions of Massachusetts law, a copy of which is attached to this document as Appendix E.

     In order to exercise your appraisal rights, you must take the following steps:


     - send a written objection to the merger to Genetic MicroSystems before the special meeting stating your intention to demand payment for your shares of capital stock if the merger is approved and the merger occurs;


     - DO NOT vote in favor of the merger; and


     - send a written demand to Genetic MicroSystems for payment for your shares within twenty days after you receive notice from Genetic MicroSystems that the merger has occurred. Genetic MicroSystems will send the notice within 10 days after the merger is completed.


     The written objection and written demand should be delivered to Genetic MicroSystems, Inc., 34 Commerce Way, Woburn, Massachusetts 01801, Attention:
Peter Lewis, Corporate Clerk. We recommend that you send the objection and demand by registered or certified mail, return receipt requested.

     Please note that, if you file a written objection with Genetic MicroSystems before the special meeting, you don't need to vote against the merger. However, if you file a written objection with Genetic MicroSystems before the special meeting and vote in favor of the merger, you will waive your right to exercise appraisal rights.


     If you have followed the procedures set forth above and the merger is completed, Genetic MicroSystems will contact you within 10 days after the effective time of the merger in order to determine the fair value of your capital stock. The "fair value" of your capital stock will be determined as of the day before the merger is approved by your fellow stockholders and will exclude any value arising from the expectation of the merger. If Genetic MicroSystems and you haven't agreed as to the fair value of your stock within 30 days after you receive notice from Genetic MicroSystems that the merger has occurred, both you and Genetic MicroSystems will have the right to have the court determine the fair value by filing a bill in equity in the Superior Court Department of Middlesex County, Massachusetts no later than four months after the expiration of the negotiation period.

     After filing the bill in equity, the court or a special master will hold a hearing and enter a decree determining the fair value of your capital stock and ordering Genetic MicroSystems to make payment to you of that value. You will also be paid interest from the date of the special meeting to the time that you surrender your certificates representing your shares of capital stock to the exchange agent. The determination of fair value made by the court or special master will be binding on and enforceable by you and your fellow stockholders who have properly executed their appraisal rights.



     The fair value of your capital stock could be worth more than, the same as or less than the value of the Affymetrix common stock you would otherwise have received by exchanging your shares of capital stock for shares of Affymetrix common stock.


     Your appraisal rights are your only remedy if you object to the merger, unless the merger is determined to have been illegal, fraudulent or in breach of the fiduciary duties of the Genetic MicroSystems board of directors.


     If you exercise your appraisal rights, after the merger is completed you won't have any rights as a stockholder, including the right to receive notices of meetings, vote at meetings or receive dividends, if any.

                                   THE MERGER

GENERAL

     If the holders of two-thirds of the outstanding shares of Genetic MicroSystems common stock and convertible preferred stock entitled to vote at the special meeting adopt the merger agreement and the other conditions to closing are satisfied or waived, Genetic MicroSystems will merge into GMS Acquisition, a wholly owned subsidiary of Affymetrix. As a result of the merger, Genetic MicroSystems will become a wholly owned subsidiary of Affymetrix. In the merger you will be entitled to receive from Affymetrix, in exchange for each share of Genetic MicroSystems stock that you own, an amount of Affymetrix common stock equal to an exchange ratio calculated as described below.

MERGER CONSIDERATION

     Affymetrix will exchange an aggregate of up to 1,070,000 shares of Affymetrix common stock for all the Genetic MicroSystems common and convertible preferred shares:

     - outstanding immediately before the effective time of the merger; and

     - subject to options or warrants immediately before the effective time of the merger, whether vested or unvested or currently exercisable or unexercisable.


     The number of Affymetrix shares you are entitled to receive will be calculated immediately before the effective time of the merger by dividing 1,070,000 by the aggregate number of Genetic MicroSystems shares outstanding and shares subject to Genetic MicroSystems options or warrants. Based on the number of shares, options and warrants outstanding as of January 10, 2000, you will receive approximately 0.2815 of a share of Affymetrix common stock for each share of Genetic MicroSystems common stock or convertible preferred stock. This exchange ratio, however, is subject to reduction if Genetic MicroSystems issues or grants additional shares, options or warrants in the ordinary course of business before the effective time of the merger. In addition, 10% of the shares of Affymetrix common stock that you'll receive in the merger will be placed in an escrow fund to satisfy indemnification obligations of Genetic MicroSystems. See "Indemnification and Liability Obligations" on page 41 and "Escrow Agreement" on page 46.


     Each outstanding option or warrant to purchase Genetic MicroSystems common stock or convertible preferred stock, will be converted into an option or warrant to acquire the number of shares of Affymetrix common stock that the holder would have received in the merger if the holder had exercised the option or warrant immediately prior to the closing of the merger and the exercise price will be adjusted appropriately.

     You won't receive fractional shares of Affymetrix common stock. Instead, you will receive the cash value, without interest, of any fractional share of Affymetrix common stock that you might otherwise have been entitled to receive. This payment represents your proportionate interest in the net proceeds from the sale by the exchange agent of the aggregate fractional shares of Affymetrix common stock.

SCHEDULE OF IMPORTANT DAYS

     The following schedule shows important dates and events in connection with the special meeting and the merger:


DATES                                                    EVENTS
-----                                                    ------
January 3, 2000........................  Record date for the Genetic
                                         MicroSystems special meeting
February 9, 2000.......................  Genetic MicroSystems special meeting and target date for completion of the
                                         merger


BACKGROUND OF THE MERGER

     In September 1998 our representatives met informally at an industry conference in Miami, Florida. At this meeting, the parties discussed the possibility of a license to Genetic MicroSystems of Affymetrix intellectual property.

     By spring of 1999, the parties had entered into a confidentiality agreement and discussions moved to a possible collaborative relationship between the companies, ranging from collaboration on instrument development to the possibility of Affymetrix' acquiring Genetic MicroSystems.

     At various times between June and July of 1999, Affymetrix made proposals to Genetic MicroSystems for a stock-for-stock merger. Genetic MicroSystems rejected these proposals and made counteroffers, concluding that in each case the Affymetrix proposal was inadequate in light of the circumstances existing at the time the proposal was made.

     On July 6, 1999, we discussed an acquisition price valued at $85 million in Affymetrix common stock, pending additional financial and legal due diligence. On July 8, 1999, at a telephonic meeting of Affymetrix' board, Stephen Fodor, the Chief Executive Officer of Affymetrix, updated Affymetrix' directors on the state of negotiations with Genetic MicroSystems.

     During the months of July and August, we engaged in financial and legal due diligence. During this time, Genetic MicroSystems engaged Palmer & Dodge LLP as its legal advisor and Affymetrix engaged Sullivan & Cromwell as its legal advisor. Neither of us engaged any investment bankers or financial advisors in connection with the Merger.

     On August 18, 1999, Affymetrix management provided a summary document of the acquisition proposals, due diligence progress and outstanding negotiation points to Affymetrix' board of directors.

     On August 19, 1999, Sue Siegel, the then Senior Vice President of Marketing and Sales and currently the President of Affymetrix, provided a revised proposal for a stock-for-stock merger to Jean Montagu, President and Chief Executive Officer of Genetic MicroSystems. Based on the average closing price of Affymetrix common stock for the 40 consecutive trading days prior to the date of the proposal, the proposal had a value of $70 million in Affymetrix common stock. Mr. Montagu agreed to consider the new proposal and to discuss it with Genetic MicroSystems' senior management and board.

     Mr. Montagu met with Genetic MicroSystems' senior managers, as well as its legal advisor. After extensive discussions regarding the strategic benefits of the merger, technology leveraging, synergies and other financial and operating benefits that could be obtained through a merger between the two companies, Genetic MicroSystems decided to meet again with Affymetrix to discuss its proposal.

     On August 24, 1999, in a conference call between our respective senior managers and legal advisors, we agreed to proceed based upon an acquisition price of up to 1,070,000 shares of Affymetrix common stock for all the outstanding Genetic MicroSystems stock and all of the shares of Genetic MicroSystems stock subject to stock options and warrants. Shortly thereafter, the parties executed an exclusivity agreement and began negotiating the terms of the proposed merger.

     On August 25, 1999, at an Affymetrix telephonic board meeting, various members of Affymetrix' management team provided information to the board of directors of Affymetrix regarding results of the due diligence review, technical parameters of Genetic MicroSystems' product line and its performance, the potential structure of an acquisition, the business risks involved with an acquisition of Genetic MicroSystems and other issues relating to the merger.

     On September 8, 1999 and September 9, 1999, our respective senior managers and legal advisors met at the offices of Sullivan & Cromwell in New York City to discuss and negotiate the terms of the proposed merger.

     On September 9, 1999, Affymetrix' board held a telephonic board meeting to consider approval of the merger agreement, the stock option agreement and stockholder voting agreements and the transactions contemplated by those agreements. After questions by and discussion among Affymetrix' board, the Affymetrix board, by a unanimous vote of directors present and voting, adopted the merger agreement and approved entering into the merger agreement, stock option agreement, stockholder voting agreements and the transactions contemplated by those agreements.

     Also on September 9, 1999, the board of Genetic MicroSystems held a telephonic board meeting to consider the merger agreement and the stock option agreement and the transactions contemplated by those agreements. After hearing presentations from its legal advisors and discussing the matter, Genetic MicroSystems' board unanimously approved entering into the merger agreement and the stock option agreement and the transactions contemplated by those agreements.

     On September 10, 1999, we entered into the merger agreement, the stock option agreement and a letter of intent to negotiate the terms of an escrow agreement. Also on that date, six stockholders of Genetic MicroSystems executed voting agreements granting Affymetrix sufficient voting power to effect the merger. The transaction was publicly announced on September 13, 1999.

     Shortly after the execution of the merger agreement and the stock option agreement and as contemplated by the merger agreement, Genetic MicroSystems, Affymetrix, Mr. Montagu and Bank One, as escrow agent, entered into an escrow agreement dated as of September 10, 1999.

GENETIC MICROSYSTEMS' REASONS FOR THE MERGER; RECOMMENDATION OF THE GENETIC MICROSYSTEMS BOARD

     In reaching its decision to approve the merger agreement and to recommend approval of the merger agreement by you, the Genetic MicroSystems board of directors consulted with its management team and legal advisors. Genetic MicroSystems did not employ the services of any investment bankers or financial advisors in connection with the merger. Genetic MicroSystems' board of directors also independently considered the proposed merger agreement and the transactions contemplated by the merger agreement. The Genetic MicroSystems board of directors considered the following factors:

     Genetic MicroSystems' board believes the following are reasons that the merger will be beneficial to you and Genetic MicroSystems:

     - the markets that we serve are complementary and the merger will have beneficial effects for customers;

     - synergies exist between us with regard to instrumentation development as well as expansion of the sales, service and customer support network;

     - Affymetrix owns and has rights to considerable intellectual property that Genetic MicroSystems could obtain rights to, thus enabling a greater freedom to serve its customers efficiently;

     - the merger would provide access to capital resources needed to compete in this rapidly expanding marketplace; and

     - the opportunity to own stock of the combined entity would provide stockholders with greater liquidity and a possibility of a better return on stockholder investment.

     In the course of its deliberations, the Genetic MicroSystems board of directors and senior managers reviewed a number of other factors relevant to the merger. In particular, the Genetic MicroSystems board of directors considered, among other things:

     - information relating to the business, assets, management, competitive position, operating performance, trading performance and prospects of each of Genetic MicroSystems and Affymetrix, including the prospects of Genetic MicroSystems if it were to continue as an independent company;

     - the current and historical market prices of the Affymetrix common stock and the risks associated with ownership of Affrymetrix common stock;

     - the possibility of other alternatives to the merger to increase stockholder value;

     - the impact of the merger on both of our customers, suppliers and employees;

     - the likelihood that the merger would be completed;

     - the terms of the merger agreement, including representations and warranties, conditions to closing and rights of termination, and provisions permitting the Genetic MicroSystems board of directors to terminate the merger agreement in response to a third party proposal which the Genetic MicroSystems board of directors determines in its good faith judgment to be more favorable to you than the merger; and

     - the expected qualification of the merger as a reorganization under
       Section 368(a) of the Internal Revenue Code.

     The Genetic MicroSystems board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including:

     - the risk that our operations might not be successfully integrated;

     - the risk that, despite our efforts after the merger, key personnel might leave the combined company;

     - the difficulty of managing operations in the different geographic locations in which we operate and will continue to operate; and

     - the risk that the potential benefits of the merger might not be fully realized.

     The Genetic MicroSystems board of directors believes that some of these risks are unlikely to occur, that Genetic MicroSystems can avoid or mitigate others, and that, overall, these risks are outweighed by the potential benefits of the merger.

     In view of the variety of factors considered in connection with its evaluation of the merger agreement and the merger, Genetic MicroSystems' board of directors didn't find it practicable to and didn't quantify or otherwise assign relative weight to the specific factors considered in making its determination. In addition, individual members of Genetic MicroSystems' board of directors may have given different weight to different factors.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated U.S. federal income tax consequences of the merger. This summary is:

     - limited to U.S. holders, who are United States persons who hold their Genetic MicroSystems stock as a "capital asset" and whose "functional currency" is the U.S. dollar;

     - based on the Internal Revenue Code of 1986, treasury regulations, administrative rulings and court decisions, all as in effect as of the date of this document and all of which are subject to change at any time, possibly with retroactive effect, or different interpretation;

     - not a complete description of all of the considerations that may be relevant to a decision whether to approve the merger and, in particular, may not address U.S. federal income tax considerations applicable to stockholders subject to special treatment under U.S. federal income tax law, which would include, for example:

        - non-U.S. persons;

        - financial institutions;

        - regulated investment companies;

        - real estate investment trusts;

        - real estate mortgage investment conduits;

        - financial asset securitization investment trusts;

        - dealers in securities or currencies;

        - traders in securities that elect to mark to market;

        - insurance companies, tax-exempt entities;

        - holders owning Genetic MicroSystems stock as part of a hedge, straddle, short sale or conversion transaction; and

        - holders who acquired their Genetic MicroSystems stock as a result of the exercise of an employee option or otherwise as compensation.

     In addition, no information is provided in this document about the tax consequences of the merger under applicable foreign, state or local laws. WE URGE YOU TO CONSULT WITH YOUR OWN TAX ADVISORS REGARDING THE FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE EFFECTS OF STATE, LOCAL AND FOREIGN TAX LAWS.

     United States person means:

     - a citizen or resident of the United States;

     - a corporation created or organized in or under the laws of the United States or any state within the U.S.;

     - an estate whose income is subject to United States federal income tax regardless of its source; or

     - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or a trust that has elected to be taxed as a domestic trust for United States federal income tax purposes.

     We haven't requested and don't plan to request any rulings from the IRS concerning the tax treatment of the merger. The statements in this document and the opinions of counsel referred to in this document aren't binding on the IRS or a court. You should be aware that the IRS or a court might disagree with our conclusion.


     This section, as it relates to matters of United States federal income tax law, constitutes the opinions of Sullivan & Cromwell, counsel to Affymetrix, and Palmer & Dodge LLP, counsel to Genetic MicroSystems. These opinions are based upon a number of facts, assumptions and representations, including the assumption that the merger will be completed as described in this document and that the representations contained in certificates of officers of Affymetrix, GMS Acquisition and Genetic MicroSystems delivered in connection with the tax opinions will be accurate through the closing of the merger. Based on the above, the merger will constitute a "reorganization" which is granted special treatment under the Internal Revenue Code. As a "reorganization," the merger will have the following principal U.S. federal income tax consequences:


     - no gain or loss will be recognized by Affymetrix, GMS Acquisition, or Genetic MicroSystems by reason of the merger;

     - no gain or loss will be recognized by U.S. holders of Genetic MicroSystems stock who exchange their Genetic MicroSystems stock for Affymetrix common stock in accordance with the merger, except with respect to any cash received instead of a fractional share of Affymetrix common stock (as discussed below);

     - the aggregate tax basis of the Affymetrix common stock received in the merger by each U.S. holder of Genetic MicroSystems stock will be the same as the aggregate tax basis of the Genetic MicroSystems stock surrendered in exchange, reduced by any amount of tax basis allocable to a fractional share interest in Affymetrix common stock for which cash is received; and

     - the holding period of Affymetrix common stock received in the merger will include the holding period for the Genetic MicroSystems stock surrendered in exchange.

     Cash received by a U.S. holder of Genetic MicroSystems stock in exchange for a fractional share of Affymetrix common stock will be treated as received in place of the fractional share. These types of holders will generally recognize capital gain or loss measured by the difference between the amount of cash received and the portion of the tax basis of the holder's Genetic MicroSystems stock allocable to the fractional share interest. In addition, a U.S. holder of Genetic MicroSystems stock who exercises appraisal rights and receives solely cash in exchange for that holder's Genetic MicroSystems stock will generally recognize capital gain or loss measured by the difference between the amount of cash received and the tax basis of that holder's Genetic MicroSystems stock surrendered. However, dissenters that also own Affymetrix stock could possibly be subject to dividend treatment on this cash payment. Any capital gain or loss, in either case, will be long-term capital gain or loss if that holder has held its Genetic MicroSystems stock for more than one year. In the case of individuals, the maximum federal income tax rate applicable to long-term capital gains is generally 20%.


     In addition to the opinions referred to above, it is a condition to the merger that at the closing of the merger Affymetrix receive an opinion from Sullivan & Cromwell, and Genetic MicroSystems receive an opinion from Palmer & Dodge LLP, in each case based upon a number of facts, assumptions and representations, that the merger will constitute a "reorganization" as described above, and that Affymetrix, Genetic MicroSystems and GMS Acquisition will be "parties to the reorganization".


     BACKUP WITHHOLDING. Unless a holder of Genetic MicroSystems stock complies with reporting and/or certification procedures or establishes that it is exempt, cash payments in exchange for that holder's Genetic MicroSystems stock in the merger may be subject to "backup withholding" at a rate of 31% for federal income tax purposes. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's federal income tax liability, provided the required information is furnished to the IRS.

THE ABOVE SUMMARY ISN'T INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. THIS SUMMARY MAY NOT APPLY TO A PARTICULAR STOCKHOLDER IN LIGHT OF THE STOCKHOLDER'S PARTICULAR CIRCUMSTANCES.

ACCOUNTING TREATMENT

     Completion of the merger is conditioned on our receipt of a letter from Ernst & Young LLP, our respective independent auditors, regarding the appropriateness of "pooling-of-interests" accounting for the merger if completed in accordance with the merger agreement. Under this method of accounting, Affymetrix will retroactively restate its consolidated financial statements at the effective time of the merger to include the assets, liabilities, stockholders' equity and results of operations of Genetic MicroSystems as if the companies had always been combined. See "The Merger Agreement -- Conditions to the Merger" on page 32 and "The Merger Agreement -- Additional Covenants -- Pooling-of-Interests" on page 38. The unaudited pro forma financial information contained in this document has been prepared using the "pooling-of-interests" method of accounting.

REGULATORY APPROVALS

HART-SCOTT-RODINO

     The Federal Trade Commission and the Antitrust Division of the Department of Justice frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the DOJ or the FTC could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of our companies or our subsidiaries. Private parties and state attorneys general may also bring an action under the antitrust laws. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if that kind of challenge is made, of the result.

     On October 6, 1999, we filed our respective Pre-Merger Notification and Report Forms with the FTC and the DOJ under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The HSR Act, and the rules and regulations under the HSR Act, provide that some merger transactions, including the merger, may not be completed until required information and materials have been furnished to the DOJ and the FTC and applicable waiting periods have expired or been terminated. On November 5, 1999 the 30-day HSR waiting period expired.

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

OTHER REGULATORY APPROVALS

     The merger is conditioned on our making or obtaining all required filings and all required consents, approvals and authorizations before the closing of the merger from any governmental entity.

FEDERAL SECURITIES LAWS CONSEQUENCES

     If you are not an affiliate of Genetic MicroSystems before the merger, all shares of Affymetrix common stock you receive in the merger will be freely transferable. However, shares of Affymetrix common stock received by persons who are affiliates of Genetic MicroSystems before the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act of 1933, or Rule 144 promulgated under the Securities Act in the case of those persons who become affiliates of Affymetrix, or as otherwise permitted under the Securities Act. Affiliates of Genetic MicroSystems are those individuals or entities that control, are controlled by, or are under common control with, Genetic MicroSystems. Affiliates generally include executive officers and directors of Genetic MicroSystems as well as principal stockholders of Genetic MicroSystems. This document does not cover any resales of Affymetrix common stock received by affiliates of Genetic MicroSystems in the merger.

NASDAQ NATIONAL MARKET TRADING

     Affymetrix must file the appropriate notification form for quotation of Affymetrix common stock to be issued in the merger with the NASDAQ and pay the applicable fee. Therefore, the shares of Affymetrix common stock to be issued in connection with the merger will be approved for quotation on the NASDAQ National Market. If we complete the merger, stockholders will be able to trade the shares of Affymetrix common stock they receive in the merger on the NASDAQ National Market. Genetic MicroSystems is a privately held company with fewer than ninety stockholders and is not listed on any exchange, quoted on any trading market or subject to reporting requirements under the Securities Exchange Act. Consequently, Genetic MicroSystems doesn't need to make any filings under the Securities Exchange Act or any stock exchange with respect to the merger.

                              THE MERGER AGREEMENT

     This section of this document describes the material terms of the merger agreement. The merger agreement is incorporated in this document by reference. The following description of the merger agreement isn't complete and you should read the merger agreement, and the other information that is incorporated by reference in this document, carefully and in its entirety for a more complete understanding of the merger.

INTRODUCTION

     The merger agreement provides for the merger of Genetic MicroSystems into GMS Acquisition, a wholly owned subsidiary of Affymetrix. We intend for the transaction to qualify as a "pooling-of-interests" for accounting and financial reporting purposes and to qualify as a tax-free "reorganization" as that term is understood in the Internal Revenue Code for federal income tax purposes.

CLOSING AND EFFECTIVE TIME OF THE MERGER

CLOSING

     The closing of the merger will take place on the later of:

     - January 14, 2000 or an earlier date which Affymetrix may select; or

     - the first business day on which all closing conditions have been satisfied or waived.

Alternatively, the merger may take place at any other time as we agree in writing. The closing is expected to take place shortly after the approval of the merger by you and your fellow stockholders.

EFFECTIVE TIME

     The merger will be effective upon the filing articles of merger with the Secretary of State of the Commonwealth of Massachusetts, unless the articles of merger specify a later effective date, in which case the merger will be effective on the later date. We anticipate that the filing of articles of merger will be made simultaneously with, or as soon as practicable after the closing of the merger.

EXCHANGE OF STOCK CERTIFICATES

     YOU SHOULDN'T SEND STOCK CERTIFICATES WITH YOUR PROXY CARD AND SHOULD NOT SURRENDER STOCK CERTIFICATES BEFORE THE ADOPTION OF THE MERGER AGREEMENT AND THE RECEIPT OF A TRANSMITTAL FORM.

FRACTIONAL SHARES

     Affymetrix won't issue any fractional shares of its common stock to you in connection with the merger. Each of you who is entitled to receive a fraction of a share of Affymetrix common stock will receive cash, without interest, in an amount equal to your proportionate interest in the net proceeds from the sale of all of the aggregate fractional shares of Affymetrix common stock.

EXCHANGE PROCEDURES

     Promptly after the effective time, Affymetrix' exchange agent will mail transmittal forms and exchange instructions to each holder of record of Genetic MicroSystems common or convertible preferred stock. Each holder of Genetic MicroSystems common or convertible preferred stock certificates will be able to surrender stock certificates to the exchange agent. Each certificate surrendered will be canceled, and each holder will receive in exchange certificates evidencing the number of whole shares of Affymetrix common stock to which the holder is entitled, any cash which may be payable instead of a fractional share of Affymetrix common stock and any dividends or other distributions on Affymetrix common stock with a record date at or after the effective time of the merger.

DIVIDENDS AND DISTRIBUTIONS

     All shares of Affymetrix common stock that Affymetrix issues in the merger will be treated as outstanding as of the effective time of the merger. Whenever a dividend or other distribution is declared on Affymetrix common stock, and the record date for the dividend or distribution is at or after the effective time of the merger, that declaration will include dividends or other distributions on all shares of Affymetrix common stock which may be issued under the merger agreement. No dividends or other distributions on the Affymetrix common stock will be paid to any holder of Genetic MicroSystems common or convertible preferred stock until the stockholder surrenders the certificate for exchange.

EXCHANGE AND CANCELLATION OF GENETIC MICROSYSTEMS STOCK OPTIONS

     At the effective time, each outstanding Genetic MicroSystems stock option, whether vested or unvested, will become an option to acquire, on substantially the same terms and conditions as were applicable under the Genetic MicroSystems stock option, the same number of shares of Affymetrix common stock as the holder of the Genetic MicroSystems stock option would have received in connection with the merger had the holder exercised the option in full immediately before the effective time of the merger. The new option will have an exercise price per share equal to the aggregate exercise price for the common stock otherwise purchasable under the Genetic MicroSystems stock option divided by the number of full shares of Affymetrix common stock purchasable under the Genetic MicroSystems stock option.

EXCHANGE OF GENETIC MICROSYSTEMS WARRANTS

     At the effective time, outstanding warrants to purchase Genetic MicroSystems convertible preferred stock will become warrants to acquire, on substantially the same terms and conditions as were applicable under the Genetic MicroSystems warrants, the same number of shares of Affymetrix common stock the holder of that Genetic MicroSystems warrant would have been entitled to receive under the merger agreement had that holder exercised that warrant in full immediately before the effective time of the merger.

CONDITIONS TO THE MERGER

CONDITIONS TO EACH PARTY'S OBLIGATIONS

     The obligations of Genetic MicroSystems, Affymetrix and GMS Acquisition to effect the merger are subject to the satisfaction or waiver, at or before the effective time of the merger, of each of the following conditions:

     - STOCKHOLDER APPROVAL.  The merger agreement must be approved by vote:

        - of the holders of two-thirds of the shares of Genetic MicroSystems common stock outstanding and entitled to vote as of the record date for the special meeting;

        - of the holders of two-thirds of the shares of Genetic MicroSystems convertible preferred stock outstanding and entitled to vote as of the record date for the special meeting;

        - of the holders of a majority of the shares of Genetic MicroSystems Series A convertible preferred stock outstanding and entitled to vote as of the record date for the special meeting; and

        - of Affymetrix as sole stockholder of GMS Acquisition;

    A majority of the shares of Genetic MicroSystems Series A convertible preferred stock outstanding and entitled to vote as of the record date for the special meeting must also affirmatively vote not to treat the merger as a liquidation or dissolution of Genetic MicroSystems;

     - NASDAQ QUOTATION. Affymetrix must file with the NASDAQ National Market the appropriate notification form for quotation of Affymetrix common stock to be issued in the merger and must pay the applicable fee;

     - HART-SCOTT-RODINO ACT. The applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act must expire or be terminated. Other than the filing of the articles of merger, each party must make or obtain all notices, other filings, consents, permits and authorizations required to be made or obtained before the effective time from any governmental entity in connection with the execution and delivery of the merger agreement and the completion of the merger;

     - LITIGATION. No court or governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order that is in effect and restrains, enjoins or otherwise prohibits completion of the merger or the other transactions contemplated by the merger agreement, and no governmental entity or any other person has instituted any proceeding or threatened to institute any proceeding seeking an order;

     - ACCOUNTANT LETTER. We must receive a letter, dated as of the closing date, from Ernst & Young LLP regarding the appropriateness of pooling-of-interests accounting for the merger under Accounting Principles Board Opinion No. 16 if the merger is completed under the merger agreement;

     - S-4 REGISTRATION STATEMENT. The registration statement of which this document is a part must become effective under the Securities Act. No stop order suspending the effectiveness of the registration statement has been issued, and no proceedings for that purpose has been initiated or threatened, by the Securities and Exchange Commission; and

     - TAX OPINIONS. Affymetrix and Genetic MicroSystems must receive substantially identical written opinions from their counsel, Sullivan & Cromwell and Palmer & Dodge LLP, respectively, dated the closing date, stating that the merger will be treated for federal income tax purposes as a reorganization as that term is understood in the Internal Revenue Code, and that each of Affymetrix, GMS Acquisition, Inc. and Genetic MicroSystems will be a party to that reorganization as that term is understood in the Internal Revenue Code.

ADDITIONAL CONDITIONS TO AFFYMETRIX' OBLIGATIONS

     The obligations of Affymetrix and GMS Acquisition, Inc. to complete the merger are also subject to the satisfaction or waiver by Affymetrix at or before the effective time of the merger of the following additional conditions:

     - REPRESENTATIONS AND WARRANTIES. The representations and warranties of Genetic MicroSystems, the stockholders set forth on the signature pages of the merger agreement, and the Stockholder Representative on behalf of the stockholders of Genetic MicroSystems must be true and correct in all respects as of the date of the merger agreement and as of the closing date as though made on and as of the closing date, except for any representation or warranty that speaks as of an earlier date; unless the fact that a representation or warranty is not true and correct, has not had or is not reasonably likely to have, a material adverse effect on the financial condition, properties, prospects, business or results of operations of Genetic MicroSystems. Affymetrix must receive a certificate signed on behalf of Genetic MicroSystems to that effect.

     - PERFORMANCE OF OBLIGATIONS OF GENETIC MICROSYSTEMS. Genetic MicroSystems must perform in all material respects all the obligations required it must perform under the merger agreement at or before the closing date. Affymetrix must receive a certificate signed on behalf of Genetic MicroSystems to that effect.

     - CONSENTS UNDER AGREEMENTS. Genetic MicroSystems must obtain the consent or approval of each person whose consent or approval is required under any material contract to which Genetic MicroSystems is a party.

     - LEGAL OPINION. Affymetrix must receive an opinion of Palmer & Dodge LLP, counsel to Genetic MicroSystems, dated the closing date, addressing transaction-related matters.

     - RESIGNATIONS. Affymetrix must receive the resignations of each director of Genetic MicroSystems.

     - NONCOMPETITION AGREEMENTS. Affymetrix and/or GMS Acquisition, Inc. must enter into a noncompetition agreement with specified employees of Genetic MicroSystems.

     - AFFILIATES LETTERS. Affymetrix must receive an affiliates letter from each person identified as an affiliate of Genetic MicroSystems.

ADDITIONAL CONDITIONS TO GENETIC MICROSYSTEMS' OBLIGATIONS

     The obligation of Genetic MicroSystems to complete the merger is also subject to the satisfaction or waiver by Genetic MicroSystems at or before the effective time of the merger of the following additional conditions:

     - REPRESENTATIONS AND WARRANTIES. The representations and warranties of Affymetrix and GMS Acquisition, Inc. must be true and correct in all respects as of the date of the merger agreement and as of the closing date as though made on and as of the closing date, except to the extent any representation or warranty speaks as of an earlier date; unless the fact that a representation or warranty is not true and correct, has not had or is not likely to have, a material adverse effect on the financial condition, properties, prospects, business or results of operations of Affymetrix. Genetic MicroSystems must receive a certificate signed on behalf of Affymetrix to that effect.

     - PERFORMANCE OF OBLIGATIONS OF AFFYMETRIX AND GMS ACQUISITION,
       INC. Affymetrix, as well as GMS Acquisition, Inc., must perform in all material respects all the obligations they are required to perform under the merger agreement at or before the closing date. Genetic MicroSystems must receive a certificate signed on behalf of Affymetrix and GMS Acquisition to that effect.

     - CONSENTS UNDER AGREEMENTS. Affymetrix must obtain the consent or approval of each person whose consent or approval is required under any material contract to which Affymetrix or any of its subsidiaries is a party.

     - LEGAL OPINION. Genetic MicroSystems must receive an opinion of the General Counsel of Affymetrix, dated the closing date, addressing transaction-related matters.

REPRESENTATIONS AND WARRANTIES OF AFFYMETRIX, GMS ACQUISITION, GENETIC MICROSYSTEMS, THE STOCKHOLDER REPRESENTATIVE AND STOCKHOLDERS OF GENETIC MICROSYSTEMS

     The merger agreement contains various customary representations and warranties of Affymetrix, GMS Acquisition, Inc., Genetic MicroSystems and the Stockholder Representative on behalf of the stockholders of Genetic MicroSystems relating to, among other things:

     - corporate organization, good standing and qualification;

     - capital structure;

     - corporate power and authority to execute, deliver and perform their obligations, and to complete the merger;

     - governmental consents and regulatory approvals necessary to compete the merger;

     - the fact that the transactions contemplated by the merger agreement will not violate Affymetrix' or Genetic MicroSystems' organizational documents, the contracts to which Affymetrix or Genetic MicroSystems is a party or any law, rule or regulation;

     - the absence of material adverse changes or events;

     - financial statements;

     - accounting and tax matters, including qualification of the merger as a "pooling-of-interests" transaction; and

     - brokers and finders.

     In addition, the merger agreement contains additional representations and warranties of Genetic MicroSystems and the Stockholder Representative on behalf of the stockholders of Genetic MicroSystems relating to, among other things:

     - litigation;

     - employee benefit plans;

     - compliance with applicable laws and required licenses and permits;

     - antitakeover statutes;

     - environmental matters;

     - tax matters;

     - labor matters;

     - insurance;

     - intellectual property matters;

     - year 2000 compliance;

     - title to property and leases;

     - contracts;

     - disclosure of material facts; and

     - books and records.

CONDUCT OF THE BUSINESS OF GENETIC MICROSYSTEMS PRIOR TO THE MERGER

     Genetic MicroSystems agreed that, before the effective time of the merger, unless Affymetrix otherwise consents in writing and except as otherwise expressly contemplated in the merger agreement:

     - it will carry out its business in the ordinary and usual course, and will use its commercially reasonable best efforts to preserve its business organization substantially intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

     - it won't amend its organizational documents;

     - it won't split, combine or reclassify its outstanding shares of capital stock;

     - it won't declare, set aside or pay any dividend payable in cash, stock or other property in respect of any capital stock;

     - it won't repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock;

     - it won't issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any voting debt or any other property or assets;

     - it won't, other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets or incur or modify any material indebtedness or other liability;

     - it won't make or authorize or commit for any capital expenditures or, by any means, make any acquisition of, or investment in, assets or stock of any other person or entity;

     - it won't terminate, establish, adopt, enter into, make any new grants or awards under (except under normal advancement and promotion procedure consistent with past practice), amend or otherwise modify, any compensation and benefit plans or increase or accelerate the salary, wage, bonus or other compensation of any employees;

     - it won't settle or compromise any material claims or litigation or, except in the ordinary and usual course of business, modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims;

     - it won't make any material tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

     - it won't, except as may be required as a result of a change in generally accepted accounting principles and in accordance with the written advice of its accountants, change any of the accounting practices or principles used by it;

     - it won't adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of it;

     - it won't take any action or omit to take any action that would cause any of its representations and warranties to become untrue in any material respect; and

     - it won't authorize or enter into an agreement to do any of the foregoing.

NO SOLICITATION OF ACQUISITION PROPOSALS

     The merger agreement provides that Genetic MicroSystems and its officers and directors will not, and that Genetic MicroSystems will direct and use its best efforts to cause its employees and representatives and agents of Genetic MicroSystems, including any investment banker, attorney or accountant retained by Genetic MicroSystems, not to, directly or indirectly:

     - initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving Genetic MicroSystems, or any purchase of 10% or more of the assets or any equity securities of Genetic MicroSystems; this type of proposal is referred to in this document as an "acquisition proposal"; and

     - engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an acquisition proposal, or otherwise facilitate any effort or attempt to make or implement an acquisition proposal.

However, Genetic MicroSystems may:

     - provide information in response to a request by a person who has made an unsolicited bona fide written acquisition proposal if Genetic MicroSystems receives from the requesting person an executed confidentiality agreement, if and only to the extent that, Genetic MicroSystems determines in good faith after consultation with outside legal counsel that the action is necessary in order for its directors to comply with their fiduciary duties under applicable law;

     - engage in any negotiations or discussions with any person who has made an unsolicited bona fide written acquisition proposal, if and only to the extent that, Genetic MicroSystems determines in good faith after consultation with outside legal counsel that the action is necessary in order for its directors to comply with their fiduciary duties under applicable law and Genetic MicroSystems determines in good faith, after consultation with its financial advisor, that the acquisition proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if completed, result in a transaction more favorable to Genetic MicroSystems' stockholders from a financial point of view than the transaction contemplated by the merger agreement; any more favorable acquisition proposal is referred to in this document as a "superior proposal"; and

     - recommend the acquisition proposal to you, if and only to the extent that, Genetic MicroSystems determines in good faith after consultation with outside legal counsel that the action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and Genetic MicroSystems determines in good faith, after consultation with its financial advisor, that the acquisition proposal is a superior proposal.

The merger agreement also requires that Genetic MicroSystems:

     - notify Affymetrix immediately if any inquiries, proposals or offers are received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with Genetic MicroSystems; and

     - indicate to Affymetrix the identity of the offeror and the terms and conditions of any acquisition proposal and thereafter keep Affymetrix informed of the status and terms of any proposals and the status of any negotiations or discussions.

ADDITIONAL COVENANTS

INFORMATION SUPPLIED

     We agreed that none of the information we supply for inclusion in the registration statement on Form S-4 filed with the SEC to register the common shares of Affymetrix to be issued in the merger will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make those statements not misleading.

POOLING-OF-INTERESTS

     The merger agreement provides that neither of us will take or cause to be taken any action, whether before or after the effective time of the merger that would disqualify the merger as a "pooling-of-interests" for accounting purposes. For more detailed information, see "Accounting Treatment" on page 29.

OTHER AGREEMENTS

     The merger agreement contains additional covenants relating to the conduct of the parties before the effective time of the merger, including among other things:

     - in the case of Genetic MicroSystems, to take all action necessary to convene a meeting of Genetic MicroSystems stockholders as promptly as practicable after the registration statement is declared effective by the SEC, in order to approve the merger agreement;

     - to use commercially reasonable best efforts to cause to be delivered to the other party "comfort letters" from that party's independent accountants;

     - to use commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things necessary to consummate and make effective the merger, including promptly making filings with applicable governmental entities and obtaining all necessary regulatory approvals and consents;

     - not to take or cause to be taken, whether before or after the effective time of the merger, any action that would disqualify the merger as a "reorganization" as that term is understood in the Internal Revenue Code;

     - in the case of Genetic MicroSystems, to afford Affymetrix reasonable access to information pertaining to Genetic MicroSystems and its business;

     - to deliver to the other party a list of all individuals that the party believes to be "affiliates" of that party and to use commercially reasonable best efforts to cause those persons to deliver "affiliates" letters' to the other party;

     - in the case of Affymetrix, to file with the NASDAQ National Market the appropriate notification form for the quotation of additional shares and to pay the applicable fee covering Affymetrix common stock to be issued in the merger;

     - in the case of Affymetrix, at the effective time of the merger, assume the Genetic MicroSystems stock option plan and reserve a sufficient number of shares of Affymetrix common stock for issuance under these options;

     - in the case of Affymetrix, for one year after the effective time of the merger, provide continuing Genetic MicroSystems employees benefits under employee benefit plans that are no less favorable in the aggregate than those currently provided by Genetic MicroSystems to those employees; and

     - in the case of Genetic MicroSystems, at the effective time of the merger, assign those noncompetition and nonsolicitation contracts that Genetic MicroSystems has entered into with its employees, as Affymetrix may request.

TERMINATION, AMENDMENT OR WAIVER

TERMINATION

     The merger agreement may be terminated at any time before the closing date:

     - whether before or after the approval by the stockholders of Genetic MicroSystems, by the mutual written consent of Genetic MicroSystems and Affymetrix, by action of their boards of directors;

     - by either of us if:

       - the merger is not completed by February 15, 2000, provided that the right to terminate after that date won't be available to any party that has breached in any material respect its obligations under the merger agreement in any manner that contributed to the occurrence of the failure of the merger to be consummated;

       - the Genetic MicroSystems stockholders haven't approved the merger agreement at a meeting duly convened for that purpose; or

       - any order permanently restraining, enjoining or otherwise prohibiting the merger will become final and non-appealable.

     - by Genetic MicroSystems under the following circumstances:

       - Genetic MicroSystems isn't in breach of any of the terms of the merger agreement; and

       - the board of directors of Genetic MicroSystems authorizes, subject to the terms of the merger agreement, Genetic MicroSystems to enter into a binding written agreement concerning a superior proposal, and Genetic MicroSystems notifies Affymetrix in writing that it intends to enter into that agreement, attaching the most current version of the agreement to the notice; and

       - Affymetrix doesn't make, within five business days of receipt of Genetic MicroSystems' written notification of its intention to enter into the agreement, an offer that the Genetic MicroSystems board of directors determines is at least as favorable, from a financial point of view, to the stockholders of Genetic MicroSystems as the proposal as to which Genetic MicroSystems gave notice; and

       - Genetic MicroSystems pays to Affymetrix, prior to the termination, in immediately available funds the termination and expense fees that are discussed below under the heading "Termination Fee and Expense Reimbursement."

     - if there has been a material breach by Affymetrix or GMS Acquisition of any representation, warranty, covenant or agreement of Affymetrix or GMS Acquisition contained in the merger agreement that isn't curable or, if curable, isn't cured within 30 days after written notice.

- by Affymetrix if:

     - the Genetic MicroSystems board of directors withdraws or adversely modifies its approval or recommendation of the merger agreement or fails to reconfirm its recommendation of the merger agreement within five business days after a written request by Affymetrix to do so;

     - there has been a material breach by Genetic MicroSystems of any representation, warranty, covenant or agreement of Genetic MicroSystems contained in the merger agreement that isn't curable or, if curable, isn't cured within 30 days after written notice; or

     - Genetic MicroSystems or any of the other persons described under the heading "No Solicitation of Acquisition Proposals" on page 37 takes any of the actions that are proscribed by the covenant described under that heading.

Neither of us may terminate the merger agreement or elect not to complete the merger solely because of changes in the price of shares of Affymetrix common stock.

TERMINATION FEE AND EXPENSE REIMBURSEMENT

     Genetic MicroSystems has agreed to pay to Affymetrix a termination fee equal to $2,500,000 and to reimburse Affymetrix' expenses up to $1,000,000 if the merger agreement is terminated under the following circumstances:

     - Genetic MicroSystems terminates the merger agreement because:

       - Genetic MicroSystems isn't in breach of any of the terms of the merger agreement; and

       - the board of directors of Genetic MicroSystems authorizes, subject to the terms of the merger agreement, Genetic MicroSystems to enter into a binding written agreement concerning a superior proposal, and Genetic MicroSystems notifies Affymetrix in writing that it intends to enter into that agreement, attaching the most current version of the agreement to the notice; and

       - Affymetrix does not make, within five business days of receipt of Genetic MicroSystems' written notification of its intention to enter into the agreement, an offer that the Genetic MicroSystems board of directors determines is at least as favorable, from a financial point of view, to the stockholders of Genetic MicroSystems as the proposal as to which Genetic MicroSystems gave notice.

     - Affymetrix terminates the merger agreement because:

       - the Genetic MicroSystems board of directors withdraws or adversely modifies its approval or recommendation of the merger agreement or fails to reconfirm its recommendation of the merger agreement within five business days after a written request by Affymetrix to do so; or

       - Genetic MicroSystems or any of the other persons described under the heading "No Solicitation of Acquisition Proposals" on page 37 takes any of the actions that are proscribed by the covenant described under that heading.

APPOINTMENT OF STOCKHOLDER REPRESENTATIVE

     Under the merger agreement, each holder of shares of Genetic MicroSystems capital stock who votes in favor of the merger or who receives or accepts shares of Affymetrix common stock as the merger consideration consents to the appointment of Jean Montagu as stockholder representative and consents to the performance by the stockholder representative of all rights and obligations conferred on the stockholder representative under the merger agreement and the escrow agreement. The stockholder representative is indemnified by you and your fellow stockholders for losses and liabilities incurred without gross negligence or bad faith on the part of the stockholder representive. For more detailed information on the escrow arrangements, see "Escrow Agreement" on page 46.

INDEMNIFICATION AND LIABILITY OBLIGATIONS

GENERAL

     Under the merger agreement and the escrow agreement, 10% of the aggregate number of shares of Affymetrix common stock to be delivered by Affymetrix at the closing of the merger will be deposited with an escrow agent, based on each stockholder's ownership percentage in Genetic MicroSystems, for a period not to exceed one year, for purposes of indemnifying Affymetrix. For more detailed information on the escrow arrangements, see "Escrow Agreement" on page 46. For one year after the effective time of the merger, you and your fellow stockholders will individually or as a group, indemnify and hold harmless Affymetrix and its affiliates, for, and will pay to Affymetrix and its affiliates the amount of, any damages directly or indirectly arising or resulting from or in connection with:

     - any breach of any representation or warranty made by Genetic MicroSystems, the stockholders of Genetic MicroSystems set forth on the signature pages of the merger agreement or the stockholder representative in the merger agreement or in any certificate delivered by Genetic MicroSystems in accordance with the merger agreement;

     - any breach by Genetic MicroSystems of any covenant or obligation of Genetic MicroSystems in the merger agreement; or

     - any breach of, or failure to assign to Affymetrix all of the rights under and terms of, any contract to which Genetic MicroSystems is a party.

     For a period of one year after the effective time of the merger, Affymetrix will indemnify you and hold you harmless and will pay to you and your fellow stockholders the amount of any damages arising, directly or indirectly, from or in connection with:

     - any breach of any representation or warranty made by Affymetrix in the merger agreement or in any certificate delivered by Affymetrix in accordance with the merger agreement; or

     - any breach by Affymetrix of any covenant or obligation of Affymetrix in the merger agreement.

LIMITATIONS ON INDEMNIFICATION

     You and your fellow stockholders won't have liability for indemnification as provided by the indemnification procedures in the merger agreement:

     - unless and until the total amount of all damages, taken together, exceeds $500,000, in which case Affymetrix will be entitled to indemnification for the entire amount its damages; and

     - for any damages in the aggregate in excess of the 10% escrowed shares of Affymetrix common stock, except in connection with a court ruling.

     These limitations won't apply to any breach of Genetic MicroSystems' representations and warranties of which Genetic MicroSystems had knowledge at any time before the date on which the representation and warranty was made or any intentional breach by Genetic MicroSystems of any covenant or obligation.

     Affymetrix won't have liability for indemnification or otherwise:

     - unless and until the total amount of all damages, taken together, exceeds $500,000, in which case you will be entitled to indemnification for the entire amount of your damages; and

     - for any damages in the aggregate in excess of an amount equal to 535,000 multiplied by the closing price on the NASDAQ of the shares of Affymetrix common stock on the closing date.

     These limitations won't apply to any breach of Affymetrix' representations and warranties of which Affymetrix had knowledge at any time before the date on which the representation and warranty was made or any intentional breach by Affymetrix of any covenant or obligation.

NON-EXCLUSIVE REMEDY

     The indemnification provisions in the merger agreement aren't the exclusive remedy for Affymetrix. Affymetrix will have the right to recover damages from you in accordance with a judgment from any court of competent jurisdiction for damages directly or indirectly arising or resulting from or in connection with:

     - any breach of any representation or warranty made by Genetic MicroSystems, the stockholders of Genetic MicroSystems who signed the merger agreement or the stockholder representative or in any certificate delivered by Genetic MicroSystems in accordance with the merger agreement;

     - any breach by Genetic MicroSystems of any covenant or obligation of Genetic MicroSystems in the merger agreement; or

     - any breach of, or failure to assign to Affymetrix all of the rights under and terms of, any contract to which Genetic MicroSystems is a party.

However, you and your fellow stockholders won't have liability for any damages in the aggregate in excess of the amount equal to 535,000 multiplied by the closing price on the NASDAQ of the shares of Affymetrix common stock on the closing date.

AMENDMENT

     Subject to the provisions of applicable law, at any time before the effective time of the merger, the parties to the merger agreement may modify or amend the merger agreement, by written agreement executed and delivered by their duly authorized officers.

WAIVER

     At any time before the effective time of the merger, any party to the merger agreement may extend in writing the time for the performance of any of the obligations or other acts of any other party to the merger agreement or waive in writing compliance with any of the agreements of any other party or any conditions to its own obligations, to the extent those obligations, agreements and conditions are intended for its benefit and to the extent permitted by law.

                             STOCK OPTION AGREEMENT


     This section summarizes the material terms of the stock option agreement, which is attached as Appendix B and incorporated in this document by reference. You should read the entire agreement for a more complete understanding of its terms.


TERMS OF THE OPTION

NUMBER OF SHARES AND EXERCISE PRICE

     Under the stock option agreement, Genetic MicroSystems granted to Affymetrix an option to purchase shares of its common stock up to 19.9% of the outstanding capital stock of Genetic MicroSystems at an exercise price per share equal to $21.50.

     If there is any change in the number of issued and outstanding shares of capital stock of Genetic MicroSystems, the number of shares subject to the stock option and the purchase price per share will be appropriately adjusted to preserve fully the economic benefits provided under the stock option agreement.

EXERCISE RIGHTS

     Affymetrix may exercise the stock option if:

     - any of the three triggering events described in the first paragraph under "Termination Fee and Expense Reimbursement" occurs; or

     - Genetic MicroSystems notifies Affymetrix that it received a superior proposal and Affymetrix notifies Genetic MicroSystems that it doesn't intend to match that acquisition proposal.

CANCELLATION OF OPTION FOR CASH

     The stock option agreement further provides that at any time the option is exercisable, Affymetrix may elect to exercise its right to require Genetic MicroSystems to pay to Affymetrix an amount in cash in exchange for the cancellation of the option with respect to the number of shares Affymetrix specifies. This cash amount is equal to the number of shares multiplied by the difference between the highest price per share of Genetic MicroSystems common stock paid or proposed to be paid by any person pursuant to an acquisition proposal and $21.50.

EXPIRATION

     If the stock option has not been exercised, the stock option agreement will expire upon the earliest of:

     - the effective time of the merger;

     - twelve months after the date of termination of the merger agreement in accordance with a superior proposal which is not met by Affymetrix or if the Genetic MicroSystems board of directors withdraws or adversely modifies its recommendation of the merger; and

     - thirty days following the termination or the merger agreement for any reason other than those described above.

REPURCHASE AT THE OPTION OF GENETIC MICROSYSTEMS

     Under the stock option agreement, Genetic MicroSystems has the right to repurchase any shares of Genetic MicroSystems common stock purchased by Affymetrix in accordance with the stock option for a period of 180 days after each date on which the stock option is exercised. The price per share Genetic MicroSystems will pay upon a repurchase event is equal to the purchase price paid by Affymetrix.

LIMITATION OF PROFIT

     Affymetrix' total profit under the stock option agreement together with the amount of any termination and expense fee paid by Genetic MicroSystems to Affymetrix under the merger agreement will not exceed $5,000,000.

EFFECT OF STOCK OPTION AGREEMENT

     The stock option agreement increases the likelihood that the merger will be completed under the terms of the merger agreement. The stock option agreement could make an acquisition or other combination of Genetic MicroSystems by or with a third party more costly because of the need in any transaction to acquire, account for or pay the price of the stock option shares that would be issued under the stock option agreement. We also believe that the exercise of the stock option could prohibit any other acquiror of Genetic MicroSystems during the next two years from accounting for the acquisition by using the pooling-of-interests accounting method. Accordingly, the stock option agreement may discourage a third party who might be interested in making this type of an acquisition or combination from considering or proposing the transaction or may cause a third party to offer to pay a lower price than the third party would have proposed if pooling-of-interest accounting were available. In addition, Affymetrix would have a significant stake in Genetic MicroSystems if it exercised the stock option and held the stock.

                                ESCROW AGREEMENT


     This section summarizes the material terms of the escrow agreement, which is attached as Appendix C and incorporated in this document by reference. You should read the entire agreement for a more complete understanding of its terms.


     Under the terms of the escrow agreement, Affymetrix will deposit 10% of the aggregate merger consideration based on each stockholder's ownership percentage in Genetic MicroSystems, for a period not to exceed one year, with Bank One Trust Company, NA, as escrow agent. The shares of Affymetrix common stock are reserved to satisfy the indemnification obligations owed to Affymetrix by Jean Montagu, who will serve as stockholder representative under the escrow agreement, and the other stockholders of Genetic MicroSystems. Five business days after the one-year anniversary of the effective date of the merger, shares of Affymetrix common stock that haven't been used to satisfy claims will be will be distributed by the escrow agent to you based on your ownership percentage in Genetic MicroSystems. The escrow agreement also provides that Affymetrix can instruct the escrow agent not to distribute the escrowed shares until any unsatisfied indemnification claim has been resolved.

     Affymetrix must pay to the escrow agent any cash or stock dividends and other distributions with respect to the shares of Affymetrix common stock held in the escrow account. The escrow agent will only retain in the escrow account any dividends and distributions declared by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of Affymetrix common stock. The escrow agent will distribute all other cash or stock dividends on the shares of Affymetrix common stock to you based on your relative ownership percentage.

     If Affymetrix believes it is entitled to payment for an indemnification claim, it must file a certificate signed by its president or any of its vice-presidents stating that claim. Unless the stockholder representative objects within fifteen business days after the escrow agent and stockholder representative receive that certificate, the escrow agent will pay Affymetrix' claim on the fifteenth business day after its receipt of Affymetrix' certificate. On that day, the escrow agent will deliver to Affymetrix that number of shares of its stock equal to the amount obtained by dividing the amount sought under the indemnity by the closing price on the NASDAQ National Market of Affymetrix stock on the closing date of the merger.

     If the stockholder representative objects to any Affymetrix claim in a timely manner as detailed in the escrow agreement, the parties will endeavor in good faith to agree on the amount that Affymetrix is entitled to recover from the escrow account or have that amount determined by a court of competent jurisdiction.

     Jean Montagu, as stockholder representative, won't receive a fee for his services. He may resign on thirty days written notice to the parties to the escrow agreement, or he may be removed by the stockholders of Genetic MicroSystems. You and your fellow stockholders are indemnifying the stockholder representative for losses and liabilities incurred without gross negligence or bad faith on the part of the stockholder representative.

     Under the escrow agreement, no action may be taken or omitted to the extent that the action or omission would result in the merger not qualifying for pooling-of-interests accounting treatment.

                         STOCKHOLDER VOTING AGREEMENTS

     As a condition and inducement to Affymetrix' entering into the merger agreement, Affymetrix entered into stockholder voting agreements with the following six stockholders of Genetic MicroSystems:

     - Jean Montagu, the Chairman of the board of directors, Chief Executive Officer and founder of Genetic MicroSystems;

     - Dominic Montagu, family member of the Chairman of the board of directors, Chief Executive Officer and founder of Genetic MicroSystems;

     - Sasha Montagu, family member of the Chairman of the board of directors, Chief Executive Officer and founder of Genetic MicroSystems;

     - Stanley Rose, executive officer -- Vice President, Chief Operating Officer and Director of Genetic MicroSystems;

     - Peter Honkanen, executive officer -- Vice President of Engineering and Director of Genetic MicroSystems; and

     - Myles L. Mace, Jr., executive officer -- Vice President of Technology Developments of Genetic MicroSystems.


     This section summarizes the material terms of the stockholder voting agreements, a form of which is attached as Appendix D and incorporated in this document by reference. You should read the entire form of agreement for a more complete understanding of its terms.


GENERAL

     On September 10, 1999, contemporaneously with the execution and delivery of the merger agreement, Affymetrix and the six stockholders listed above entered into stockholder voting agreements under which each stockholder agreed, among other things:

     - to vote all of the shares of Genetic MicroSystems over which the stockholder has voting power in favor of the merger agreement and the merger and any other transaction contemplated by the merger agreement; and

     - to vote all of the shares of Genetic MicroSystems over which the stockholder has voting power against:

        - any proposal that would constitute an acquisition proposal,

        - any amendment to the organizational documents of Genetic MicroSystems and

        - any other amendment, proposal or transaction involving Genetic MicroSystems, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the merger or which is reasonably likely to result in any of the conditions to Genetic MicroSystems' obligations under the merger agreement not being fulfilled; and

     - to grant to Affymetrix, an irrevocable proxy, or, if applicable, a power of attorney, and to irrevocably appoint Affymetrix, its attorney and proxy to vote all of the shares of Genetic

MicroSystems over which the stockholder has voting power with respect to approval of the merger agreement at any meeting of the stockholders of Genetic MicroSystems.


     Massachusetts law requires that the merger agreement be approved by the affirmative vote of two-thirds of the shares of each class of stock of Genetic MicroSystems. Together, the six stockholders listed above beneficially own and have voting control over approximately 68.6% of the shares of Genetic MicroSystems common stock and approximately 74% of the shares of Genetic MicroSystems convertible preferred stock. Therefore, their shares represent more than the number of votes necessary to adopt the merger agreement and approve the merger.


TERMINATION

     The stockholder voting agreements provide that they will terminate upon the earlier of:

     - the effective time of the merger; or

     - the termination of the merger agreement.

                    STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE
                      OFFICERS AND PRINCIPAL STOCKHOLDERS

     Information concerning current directors and officers of Affymetrix, executive compensation and ownership of Affymetrix common stock by management and principal stockholders is contained in Affymetrix' proxy statement, dated May 5, 1999, and is incorporated in this document by reference. See "Where You Can Find More Information" on page 73.


     Genetic MicroSystems is a privately held corporation with fewer than ninety-five stockholders and has no reporting obligation under the Securities Exchange Act of 1934 or the rules and regulations of any exchange.



     The table on the following page sets forth beneficial ownership of Genetic MicroSystems' capital stock as of January 10, 2000 by:


     - each person or entity known to Genetic MicroSystems to beneficially own 5% or more of the outstanding shares of each class of Genetic MicroSystems' capital stock;

     - each of Genetic MicroSystems' directors;


     - Genetic MicroSystems' Chief Executive Officer and each of the other four most highly compensated executive officers of Genetic MicroSystems whose salary and bonus was greater than $100,000 in 1999; and


     - all directors and executive officers of Genetic MicroSystems as a group.

                                                         SHARES OF SERIES A       SHARES OF SERIES B      PERCENT OF
                                 SHARES OF COMMON      CONVERTIBLE PREFERRED    CONVERTIBLE PREFERRED    OUTSTANDING
                                STOCK BENEFICIALLY       STOCK BENEFICIALLY       STOCK BENEFICIALLY       CAPITAL
                                    OWNED (1)                 OWNED(1)                 OWNED(1)            STOCK(2)
                              ----------------------   ----------------------   ----------------------   ------------
                              NUMBER OF   PERCENT OF   NUMBER OF   PERCENT OF   NUMBER OF   PERCENT OF    PERCENT OF
BENEFICIAL OWNER               SHARES       CLASS       SHARES       CLASS       SHARES       CLASS      TOTAL SHARES
----------------              ---------   ----------   ---------   ----------   ---------   ----------   ------------
Jean Montagu................        --         --      1,500,000     75.00%       36,400(3)    8.43%        44.51%
Stanley D. Rose.............   300,000      29.41%       50,000(4)    2.44%       43,197(4)    9.09%        11.09%
Peter Honkanen..............   300,000      29.41%           --         --        25,000(4)    5.47%         9.35%
Myles L. Mace, Jr...........   100,000       9.80%       50,000       2.50%           --         --          4.35%
Michael Ryan................    13,333(8)    1.30%           --         --            --         --             *
Gregory McGuinness..........    11,250(9)    1.09%           --         --            --         --             *
Dominic D. Montagu..........        --         --       100,000(5)    5.00%       14,260(6)    3.30%         3.32%
  823 Mendecino Ave.
  Berkeley, CA 94707
John N. Williams............        --         --       100,000       5.00%           --         --          2.90%
  84 Commonwealth Ave #4
  Boston, MA 02118
Sasha Montagu...............        --         --       100,000       5.00%           --         --          2.90%
  P.O. Box 962
  Whitefish, MT 59939
L. Robert Johnson...........    50,000       4.90%       50,000(7)    2.50%           --         --          2.90%
Stewart H. Greenfield.......        --         --       100,000       5.00%           --         --          2.90%
  274 Sturges Hwy.
  Westport, CT 06880
Gottlieb Knoch..............        --         --            --         --        35,294       8.17%         1.02%
  Taegerhalde 3
  Ch-8700
  Unsnacht, Switzerland
Jane L. Glassco.............        --         --            --         --        29,411       6.81%            *
  754 Euclid Avenue
  Toronto, Ontario
  Canada MGG 2V4
Andre Citroen...............        --         --            --         --        24,000       5.56%            *
  10 Green Street
  London, WIY 3RF
  United Kingdom
All current executive
  officers and directors as
  a group (9 persons).......   827,083(10)   78.75%    1,650,000(11)   80.49%    104,597(12)   20.91%       71.71%


-------------------------

  * Indicates less than 1%


 (1) Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares listed in the table. The applicable percentage ownership for each stockholder of each class of capital stock of Genetic MicroSystems, as shown in this column, is based on (1) 1,020,160 shares of common stock, (2) 2,000,000 shares of Series A convertible preferred stock, and (3) 431,977 shares of Series B convertible preferred stock of Genetic MicroSystems outstanding as of January 10, 2000, plus any shares subject to options or warrants held by the stockholder in question that are currently exercisable or exercisable within 60 days after January 10, 2000. Although the Series A convertible preferred stock and Series B convertible preferred stock is convertible into common stock, it isn't reflected on an as-converted basis in the common stock column because, as a voting security, it is reflected in its own column.



 (2) The applicable percentage ownership for each stockholder, as shown in this column, is based on an aggregate amount of 3,452,137 shares of Genetic MicroSystems capital stock outstanding as of January 10, 2000, plus any shares subject to options or warrants held by the stockholder in question that are currently exercisable or exercisable within 60 days after January 10, 2000. The common stock, Series A convertible preferred stock and Series B convertible preferred stock vote together as a single class except as required by law or under Genetic MicroSystems' restated articles of organization. The merger is treated as a liquidation unless the holders of a majority of Series A convertible preferred stock, voting as a single class, elect not to treat it as a liquidation.


 (3) Jean Montagu shares voting and investment power with his wife with respect to the shares of Series B preferred stock held by Jean Montagu.


 (4) Represents shares that may be acquired within 60 days after January 10, 2000 upon the exercise of outstanding warrants.


 (5) Consists of shares owned by Dominic Montagu and his wife in a trust for the benefit of their children, as to which Dominic Montagu disclaims beneficial ownership.

 (6) Includes 14,260 shares of Series B convertible preferred stock owned by or in trust for members of the immediate family of one stockholder, who disclaims beneficial ownership thereof.

 (7) L. Robert Johnson shares voting and investment power with his wife with respect to the shares of Series A convertible preferred stock held by L. Robert Johnson.


 (8) Includes 6,333 shares that may be acquired within 60 days of January 10, 2000 upon the exercise of outstanding stock options.



 (9) Includes 1,250 shares that may be acquired within 60 days of January 10, 2000 upon the exercise of outstanding stock options.



(10) Includes 30,083 shares issuable upon exercise of outstanding stock options exercisable within 60 days after January 10, 2000.



(11) Includes 50,000 shares issuable upon exercise of outstanding warrants exercisable within 60 days after January 10, 2000.



(12) Includes 68,197 shares issuable upon exercise of outstanding warrants exercisable within 60 days after January 10, 2000.


                   INTERESTS OF VARIOUS PERSONS IN THE MERGER


     In considering the recommendation of the Genetic MicroSystems board with respect to the merger agreement and the transactions contemplated by the merger agreement, you should be aware that members of the management and board of directors of Genetic MicroSystems may have interests in the merger that are different from, or in addition to, your interests generally. All these interests are described below, to the extent material, and Genetic MicroSystems believes that, except as described below, these persons do not have any material interest in the merger that is different from your interests generally. The Genetic MicroSystems board was aware of, and considered the interests of, its directors and officers when it approved the merger agreement and the merger.


STOCK OWNERSHIP


     As of January 10, 2000, the directors and executive officers of Genetic MicroSystems beneficially owned approximately 827,083 shares of common stock, including 30,083 shares issuable upon exercise of outstanding stock options exercisable within 60 days after January 10, 2000, 1,650,000 shares of Series A convertible preferred stock, including 50,000 shares issuable upon exercise of outstanding warrants exercisable within 60 days after January 10, 2000, and 104,597 shares of Series B convertible preferred stock, including 68,197 shares issuable upon exercise of outstanding warrants exercisable within 60 days after January 10, 2000. The directors and executive officers of Genetic MicroSystems will receive the same consideration in connection with the merger as other holders of Genetic

MicroSystems common stock and options, Series A convertible preferred stock and warrants, and Series B convertible preferred stock and warrants, respectively.

NON-COMPETITION AGREEMENTS

     Affymetrix may, at its option, require that the following four senior Genetic MicroSystems executives sign non-competition agreements as a condition to the completion of the merger:

     - Jean Montagu

     - Stanley D. Rose

     - Peter Honkanen

     - Michael Ryan

     The terms of these agreements have not yet been agreed to, but these agreements will likely contain provisions in which these individuals agree that:

     - for a period of time after the end of their employment by Affymetrix they won't directly or indirectly participate in a business or activity that competes with the business of Affymetrix or Genetic MicroSystems;

     - they will keep confidential commercially valuable information of Affymetrix; and

     - during the time they are employed by Affymetrix and for a period of time thereafter they won't directly or indirectly solicit employees of Affymetrix to leave the employ of Affymetrix, hire any former employee of Affymetrix within twelve months of the end of their employment with Affymetrix, solicit business from customers of Affymetrix, interfere with Affymetrix' relationship with any other person or disparage Affymetrix, its affiliates or employees.

     These individuals will not receive any consideration for entering into the non-competition agreements other than the Affymetrix stock issued to them in the merger.

1998 STOCK PLAN


     As of January 10, 2000, the directors and executive officers of Genetic MicroSystems held stock options or warrants exercisable within 60 days after January 10, 2000, to purchase 30,083 shares of common stock, 50,000 shares of Series A convertible preferred stock, and 68,197 shares of Series B convertible preferred stock. At the effective time of the merger, each option and warrant, including the stock options and warrants held by Genetic MicroSystems' executive officers and directors, will convert into an option or warrant to purchase the number of shares of Affymetrix common stock that the holder would have received in the merger if the holder had exercised the option or warrant in full immediately before the closing of the merger and the exercise price will be adjusted appropriately. The number of shares of Affymetrix common stock that the new Affymetrix option or warrant will be exercisable for and the exercise price of the new Affymetrix option or warrant will reflect the exchange ratio. Affymetrix has agreed to file with the SEC, not later than 60 days after the closing of the merger, a registration statement on Form S-8 or other appropriate form under the Securities Act of 1933 to register the shares of Affymetrix common stock issuable upon exercise of the options of Affymetrix exchanged for Genetic MicroSystems options.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     On May 19, 1998, Genetic MicroSystems entered into an executive severance agreement with Peter Lewis, Chief Financial Officer of Genetic MicroSystems. The severance agreement provides that if within one year of a "change of control," Mr. Lewis' employment is terminated without "cause," as defined in the severance agreement, or if Mr. Lewis terminates his employment for "good reason," as defined in the severance agreement, Mr. Lewis will become entitled to:

     - receive severance compensation equal to the amount of his base salary at the time of termination, and

     - will be eligible to continue to participate in all benefit plans he was entitled to receive before his termination.

     The merger constitutes a "change of control" under Mr. Lewis' severance agreement.

RESTRICTED STOCK AGREEMENTS

     Genetic MicroSystems has entered into restricted stock agreements with the following directors and officers of Genetic MicroSystems:

     - Peter Honkanen

     - Peter Lewis

     - L. Robert Johnson


     Under the terms of the restricted stock purchase agreements, some or all of the shares of Genetic MicroSystems common stock held by these individuals are subject to repurchase by Genetic MicroSystems if the individual's employment or involvement with Genetic MicroSystems is terminated. The restricted stock purchase agreements provide that upon an "acquisition event," the number of shares of Genetic MicroSystems common stock then subject to repurchase by Genetic MicroSystems will become fully vested and released from any repurchase right. We believe that the merger constitutes an acquisition event of Genetic MicroSystems for purposes of the restricted stock agreements. Upon approval of the merger, the vesting will be accelerated to the extent provided for in the restricted stock agreements. On January 10, 2000, the above listed persons held a total of 380,000 shares of Genetic MicroSystems common stock.


OWNERSHIP AND VOTING OF STOCK


     As of January 10, 2000, directors and executive officers of Genetic MicroSystems and their affiliates may be deemed to have beneficial ownership of approximately 78.75% of the outstanding shares of common stock including outstanding stock options exercisable within 60 days after January 10, 2000, approximately 80.49% of the shares of outstanding Series A convertible preferred stock including outstanding warrants exercisable within 60 days after January 10, 2000, and approximately 20.91% of the outstanding shares of Series B convertible preferred stock including outstanding warrants exercisable within 60 days after January 10, 2000. These directors and executive officers may be deemed to have beneficial ownership either by themselves or with others. The following directors and executive officers of Genetic MicroSystems have agreed in stockholder voting agreements with Affymetrix to vote all of the outstanding shares of

Genetic MicroSystems stock, over which they have voting control, to be voted in favor of adoption of the merger agreement:

     - Jean Montagu

     - Stanley Rose

     - Peter Honkanen

     - Myles L. Mace, Jr.

     For more detailed information concerning the stockholder voting agreements, see "Stockholder Voting Agreements" on page 47.

          GENETIC MICROSYSTEMS MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     Genetic MicroSystems was incorporated on August 7, 1997 to develop, manufacture and sell a new generation of enabling products for genomics research and drug discovery. Genetic MicroSystems was a development-stage company until the commencement of substantial operations in 1998.

IMPACT OF YEAR 2000

     Genetic MicroSystems is assessing the potential impact of the year 2000 computer issues with regards to its systems and other aspects of its operations dependent upon automation or computerized operation. Genetic MicroSystems has initiated the assessment process and is expected to complete the project by year end. The assessment will also include an analysis of various third party suppliers. Expenditures to date have not been material and are not expected to be material based upon the information gathered to date. While Genetic MicroSystems believes that the year 2000 issue won't pose significant operational problems for its computer systems or other critically dependent equipment, contingency plans may be developed in an attempt to minimize the potential disruption on business, should an issue be identified.

RESULTS OF OPERATIONS

NINE MONTHS ENDED OCTOBER 2, 1999 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30,
1998

     Revenues for the first nine months of 1999 were $8,389,478 as compared to $124,980 in the previous year's comparable period. The increase in revenue was due to the continued increase in demand for arrayer and array scanner products.

     Genetic MicroSystems' gross margin for the period was $3,353,422 or 40.0% of revenues. This percentage was negatively impacted by inefficiencies associated with the start-up of manufacturing and market seeding efforts early in the year. The gross profit was $(20,795) in the comparable 1998 period.

     Total selling, general and administrative expenses were $3,217,614 for the first nine months of 1999 versus $1,138,117 in the previous period. The growth in expense is a function of building out of the infrastructure of Genetic MicroSystems and the hiring of a direct sales force. Direct sales headcount was 8 as of October 2, 1999 as compared to zero in the previous period.

     Research and development expenses, for the first nine months of 1999 were $2,136,942, a growth of 16% over the $1,838,572 of spending in 1998. The increase was primarily due to a continued expansion of the research and development staff.

     During the period Genetic MicroSystems recorded $91,136 of net interest income compared with $36,886 in the previous period. The growth in interest income was a function of the larger cash equivalents position in 1999 as a result of a Series B preferred stock equity offering in December of 1998 and January of 1999. A loss on the sale of securities of $664,505 was recorded in the nine months ended September 30, 1998.

     Genetic MicroSystems didn't record any income tax benefit related to its losses in 1999, given the uncertainty regarding its ability to generate taxable income in future years. The income tax benefit of $1,160,266 recorded during the nine months ended September 30, 1998, represents the elimination of deferred tax liabilities recognized in connection with the capital contributions described in Note 10 of the audited financial statements, which are no longer payable due to operating losses, incurred by the Company in 1998.

     The net loss and comprehensive net loss for the nine months ended October 2, 1999 was $(1,909,998) or $(1.90) per basic and diluted share. This compares with a ($2,464,837) net loss and a ($1,823,060) comprehensive net loss in the comparable period of 1998. The difference between the net loss and comprehensive net loss in 1998 was due to the unrealized gains on available for sale securities during the nine months ended September 30, 1998. During 1998 Genetic MicroSystems sold all of its securities. The net loss per basic and diluted share was $(5.50) and the comprehensive net loss per basic and diluted share was $ (4.07) for the nine months ended September 30, 1998.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO PERIOD FROM INCEPTION (AUGUST 7, 1997) TO DECEMBER 31, 1997

     Revenues for 1998 were $387,605 versus no revenue in the previous year's comparable period. The increase in revenue was due to the initial demand for arrayer and array scanner products which Genetic MicroSystems began to ship in the fourth quarter of 1998.

     Genetic MicroSystems' gross margin for the period was $20,000 or 5.2% of revenues. This percentage was negatively impacted by inefficiencies associated with the start-up of manufacturing.

     Total selling general and administrative expenses were $1,877,541 for 1998 versus $59,159 in the previous period. The growth in expense is a function of building out of the infrastructure of Genetic MicroSystems.

     Research and development expenses for 1998 were $2,479,915 compared to $421,694 of spending in 1997. The increase was primarily due to a continued expansion of the research and development staff as well as a full year of operations.

     During the period Genetic MicroSystems recorded $63,172 of net interest income compared with none in the previous period. The growth in interest income was a function of the larger cash equivalents position in 1998 as a result of Genetic MicroSystems' sale of available for sale securities and proceeds from the sale of Series A preferred stock.

     A loss on the sale of securities of $(664,505) was recorded in the year ended December 31, 1998. The income tax benefit of $1,268,616 recorded during 1998, represents the elimination of deferred tax liabilities recognized in connection with the capital contributions described in Note 10 of the audited financial statements, which are no longer payable due to operating losses incurred by the Company in 1998.

     The net loss for the year ended December 31, 1998 was $(3,670,173) and the comprehensive net loss was $(3,028,396). This compares with a $(253,771) net loss and a $(895,548) comprehensive net loss in the comparable period of 1998. For the year ended December 31, 1998, the net loss per basic and diluted share was $(6.21) and the comprehensive net loss per basic and diluted share was $(5.12). This compares to a net loss per basic and diluted share of $(25.38) and the comprehensive net loss per basic and diluted share of $(89.55) for the 1997 period.

FINANCIAL CONDITION

     Since inception Genetic MicroSystems has financed its operations and growth through the contributions of the founder in the form of equity securities, the sale of Series A and Series B preferred stock and the sale of common stock purchase rights to Takara Shuzo, a strategic partner.

     In the first nine months of 1999, Genetic MicroSystems used $3,216,545 of cash in operating activities due primarily to the loss from operations as well as a large increase in accounts receivable and inventories as shipments commenced. The completion of the Series B preferred stock offering in January 1999 generated $709,184 of cash, more than offsetting the capital expenditures of $440,543 in 1999.

     At October 2, 1999, Genetic MicroSystems had $1,419,104 of cash and cash equivalents. Genetic MicroSystems believes that these capital resources are sufficient to finance operations and capital expenditures through the end of the year. Genetic MicroSystems also believes that it has the potential to access sufficient additional capital resources to finance operations and capital expenditures for the next 12 months. A deterioration in the business prospects of Genetic MicroSystems or the financial markets, among other things, could adversely affect the ability of Genetic MicroSystems to access additional capital.

                    DESCRIPTION OF AFFYMETRIX CAPITAL STOCK

     The following summary is a description of the material terms of Affymetrix capital stock, does not purport to be complete and is subject in all respects to the applicable provisions of the Delaware General Corporation Law, Affymetrix' certificate of incorporation and Affymetrix' bylaws, all of which are on file with the SEC.

AUTHORIZED CAPITAL STOCK

     Affymetrix' authorized capital stock consists of 75,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which 1,634,522 are designated Series AA preferred stock.

PREFERRED STOCK


     As of January 10, 2000, no shares of Series AA preferred stock were outstanding. Under the Affymetrix rights agreement referred to below, Affymetrix may designate a series of preferred securities entitled "Series B Junior Participating Preferred Stock" for issuance upon the exercise of the rights distributed to holders of Affymetrix stock under the Affymetrix rights agreement. See "Description of the Capital Stock -- Rights Agreement" on page 60.


SERIES AA PREFERRED STOCK

     DESIGNATION AND AMOUNT. The authorized number of shares of Series AA preferred stock, par value $0.01 per share, is 1,634,522. No shares of Series AA preferred stock are currently outstanding.

     RANK. With respect to dividend rights and rights on liquidation or dissolution, the Series AA preferred stock ranks senior to Affymetrix common stock and is subject to the rights of any series of preferred stock that may from time to time come into existence.

     DIVIDENDS. The holders of Series AA preferred stock are entitled to receive cumulative dividends payable in cash prior and in preference to any dividends paid to holders of common stock at the rate of $1.99 per share payable in two equal installments on June 30 and December 31 of each year. These dividends accrue on each share of Series AA preferred stock whether or not earned or declared from the date on which the Series AA preferred stock was first issued. Holders of Series AA preferred stock are also entitled to receive an amount equal to any cash dividend paid to holders of common stock.

     LIQUIDATION RIGHTS. If there is a liquidation or dissolution of Affymetrix, each holder of Series AA preferred stock is entitled to receive a liquidation preference prior and in preference to any payments made to holders of common stock. This preference is an amount per share equal to the sum of:

     - $30.59 for each outstanding share of Series AA preferred stock;

     - accrued but unpaid dividends on each share of Series AA preferred stock; and

     - a per share amount equal to the difference obtained by subtracting:

       - the product of ten percent of the annual per share dividend multiplied by a fraction, the numerator of which is the number of days elapsed since the date on which the first share of Series AA preferred stock was first issued and the denominator of which is 365, from

       - the annual per share dividend.

     After the payment, holders of Affymetrix common stock are entitled to receive an amount per share equal to the quotient obtained by dividing:

     - the per share Series AA preferred stock liquidation preference by

     - the number of shares of common stock into which one share of Series AA preferred stock could then be converted.

     Any remaining assets would be distributed ratably to the holder of Affymetrix common stock and holders of Series AA preferred stock.

     REDEMPTION. Series AA preferred stock can be redeemed at the election of Affymetrix or at the election of the holders of the Series AA preferred stock.

     Redemption at the Option of Affymetrix

     Subject to the rights of series of preferred stock that may from time to time come into existence:

     - On or prior to March 9, 2001, Affymetrix may, at the option of the board of directors, redeem in whole or in part the Series AA preferred stock by paying in cash a sum equal to:

       - $30.59, as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like, plus

       - accrued but unpaid dividends on that share;

     provided that the closing sale price of this Affymetrix' common stock on the NASDAQ National Market, or any other national securities exchange on which the common stock is then listed, has been at or above $52.00, as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like, for twenty of thirty consecutive trading days prior to the applicable redemption date.

     - After March 9, 2001, Affymetrix may, at the option of the board of directors, redeem in whole or in part the Series AA preferred stock by paying in cash a sum equal to the Series AA liquidation preference described above.

     These redemptions will be made on a pro rata basis among the holders of the Series AA preferred stock in proportion to the number of shares of Series AA preferred stock then held, and each holder of Series AA preferred stock may, at any time after notice by the corporation of its intention to redeem shares and up to two trading days prior to the redemption, convert shares of Series AA preferred stock into shares of Affymetrix common stock under the conversion procedures described below. If Affymetrix has insufficient funds to redeem all outstanding Series AA preferred stock, it must immediately redeem the remaining shares of Series AA preferred stock as soon as funds become legally available to effect the redemption.

     Redemption At the Option of the Stockholders

     Subject to the rights of series of preferred stock that may from time to time come into existence, at any time on or after March 9, 2005, the holders of not less than a majority of the then outstanding Series AA preferred stock can request that a specified percentage of the holders' shares of Series AA preferred stock be redeemed. Concurrently with surrender by the holders of the certificates representing the shares, Affymetrix will, to the extent it may lawfully do so, redeem the number of shares specified in the request on a pro rata basis among the holders of the Series AA preferred stock in proportion to the number of shares of Series AA preferred stock proposed to be redeemed. Affymetrix will pay in cash a redemption price equal to:

     - $30.59 per share of Series AA preferred stock, as adjusted for any stock splits, stock dividends, recapitalizations or the like, plus

     - accrued but unpaid dividends on that share.

Affymetrix, however, isn't required to redeem more than 817,261 shares of Series AA preferred stock, as adjusted for any stock splits, stock dividends, recapitalizations or the like, during any twelve-month period. If Affymetrix has insufficient funds to redeem all outstanding Series AA preferred stock, it must immediately redeem the remaining shares of Series AA preferred stock as soon as funds become legally available to effect the redemption.

     CONVERSION RIGHTS. Each share of Series AA preferred stock is convertible into Affymetrix common stock at the option of the holder of the shares from the time of issuance up to two days prior to an announced redemption date. Upon an election to convert, that holder's shares of Series AA preferred stock will be converted into that number of shares of Affymetrix common stock equal to:

     - $30.59, as ratably adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to Series AA preferred stock, divided by

     - $39.77, as ratably adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to Affymetrix common stock.

     OTHER DISTRIBUTIONS. If Affymetrix declares a distribution payable in securities of another company, evidences of indebtedness, assets excluding cash, or other options or rights, the holders of Series AA preferred stock are entitled to a proportionate share of that distribution as though they were holders of the number of shares of Affymetrix common stock into which their Series AA preferred stock is convertible.

     RECAPITALIZATION. If the Affymetrix common stock is recapitalized, the holders of Series AA preferred stock are entitled to receive, upon conversion of their Series AA preferred stock to Affymetrix common stock, a number of shares of Affymetrix common stock or other securities or property to which they would have been entitled had they converted prior to the recapitalization.

     VOTING RIGHTS. The holder of each share of Series AA preferred stock has the right to one vote for each share of common stock into which the Series AA preferred stock could then be converted at the record date for determination of the stockholders entitled to vote. With respect to that vote, the holder will have full voting rights and powers equal to the voting rights and powers of the holders of common stock, and are entitled, regardless of any provision in Affymetrix' charter, to notice of any stockholders' meeting in accordance with Affymetrix' bylaws, and will be entitled to vote, together with holders of common stock, with respect to any question upon which holders of common stock have the right to vote and otherwise as required by law. Fractional votes won't, however, be permitted and any fractional voting rights available on an as-converted basis, after aggregating all shares into which shares of Series AA preferred stock held by each holder could be converted, will be rounded to the nearest whole number, with one-half being rounded upward.

OTHER SERIES OF PREFERRED STOCK

     Affymetrix' board is authorized to issue shares of preferred stock, in one or more series, and to fix for each series the rights, privileges, preferences and restrictions, including dividend rights, conversion rights, voting terms, terms of redemption, liquidation preferences, and the number of shares constituting any series or the designation of series, as are permitted by the Delaware General Corporation Law.

     As of the date of this document, no shares of any other series of Affymetrix preferred stock are outstanding. Under the Affymetrix rights agreement referred to below, Affymetrix may designate a series of preferred securities entitled "Series B Junior Participating Preferred Stock" for issuance upon the exercise of the rights distributed to holders of Affymetrix stock in accordance with the Affymetrix rights agreement. See "Description of the Capital Stock -- Rights Agreement" on this page.

COMMON STOCK


     As of January 6, 2000, approximately 26,200,894 shares of Affymetrix common stock were outstanding. In addition, no shares of Affymetrix common stock were held in the treasury of Affymetrix and 3,061,485 shares of Affymetrix were reserved for issuance in accordance with Affymetrix' employee benefit plans.


     The holders of Affymetrix common stock are entitled to receive ratably, from funds legally available for the payment, dividends when and as declared by resolution of the Affymetrix board, subject to any preferential dividend rights which may be granted to holders of any preferred stock authorized and issued by the Affymetrix board. Affymetrix will not be able to pay any dividend or make any distribution of assets on shares of common stock until dividends on shares of Affymetrix Series AA preferred stock and on any other shares of Affymetrix preferred stock then outstanding with dividend or distribution rights senior to the common stock have been paid. If there is a liquidation or dissolution of Affymetrix, each share of Affymetrix common stock is entitled to receive, after payment of liabilities and, after payment of a liquidation preference to the holders of Series AA preferred stock, an amount per share equal to the quotient obtained by dividing the per share Series AA preferred stock liquidation preference by the number of shares of common stock into which one share of Series AA preferred stock could then be converted. After this payment, any remaining assets would be distributed ratably to the holders of Affymetrix common stock and holders of Affymetrix Series AA preferred stock.

     Each holder of Affymetrix common stock is entitled to one vote for each share of Affymetrix common stock held of record on the applicable record date on all matters submitted to a vote of stockholders, including the election of directors. Holders of Affymetrix common stock have no preemptive or conversion rights or other subscription rights. No redemption or sinking fund provisions apply to Affymetrix common stock. The outstanding shares of Affymetrix common stock are, and the shares of Affymetrix common stock issued in connection with the merger will be, duly authorized, validly issued, fully paid and nonassessable.

     American Stock Transfer & Trust Company is the transfer agent and registrar for Affymetrix common stock.

RIGHTS AGREEMENT

     On October 15, 1998, the board of directors of Affymetrix declared a dividend of one right to purchase Series B Junior Participating Preferred Stock of Affymetrix, par value $0.01 per share, for each outstanding share of common stock of Affymetrix and a number of rights for each share of Series AA preferred stock of Affymetrix equal to the number of shares of common stock of Affymetrix into which that share of Series AA preferred stock was convertible on October 27, 1998.

Each right entitles the holder to purchase from Affymetrix one-thousandth of a share of Series B Junior Participating Preferred Stock, at an exercise price of $125.00 per one one-thousandth of a share of Series B Junior Participating Preferred Stock, subject to adjustment. The description and terms of the rights are set forth in a rights agreement, dated as of October 15, 1998, between Affymetrix and American Stock Transfer & Trust Company, as rights agent. The rights are initially represented only by the underlying certificates of Affymetrix common stock or Series AA preferred stock, as the case may be, and don't trade separately from the common stock or the Series AA preferred stock unless and until the earlier of:

     - ten days following a public announcement that a person or group of affiliated or associated persons, otherwise known as acquiring persons, has acquired beneficial ownership of 15% or more in aggregate voting power of the outstanding shares of Affymetrix common stock and Series AA preferred stock; or

     - ten business days, or a later date as the board of directors of Affymetrix may fix by resolution, after the date a person or group commences, or announces an intention to make, a tender or exchange offer that would result in that person or group becoming the beneficial owners of 15% or more of the aggregate voting power of the outstanding shares of Affymetrix common stock and Series AA preferred stock.

     The purchase price payable, and the number of shares of Series B Junior Participating Preferred Stock issuable upon exercise of the rights is subject to adjustment from time to time to prevent dilution. Because of the nature of the Series B Junior Participating Preferred Stock's dividend, liquidation and voting rights, the value of each 1/1000 of a share of Series B Junior Participating Preferred Stock would have economic and voting terms equivalent to one share of Affymetrix common stock.

     If any person or group either acquires or may acquire 15% of the aggregate voting power of the Affymetrix common stock and Series AA preferred stock, the rights attached to this person or group's shares and the rights attached to shares they beneficially own become void. Each other holder of a right will have the right to receive upon exercise of a right that number of shares of Affymetrix common stock having a market value of two times the exercise price of the right.

     If, after a person or group has become an acquiring person of 15% or more of the voting power of Affymetrix, Affymetrix is acquired in a merger or similar form of business combination or the acquisition by an acquiring person of 50% or more in aggregate voting power of the outstanding shares of Affymetrix common stock and Series AA preferred stock, each holder of a right, other than rights beneficially owned by an acquiring person which have become void, will thereafter have the ability to exercise each right for that number of shares of common stock of that acquiring person equal to two times the market value of the exercise price.

     At any time after any person or group becomes an acquiring person and prior to a merger or similar form of business combination or the acquisition by an acquiring person of 50% or more in aggregate voting power of the outstanding shares of Affymetrix common stock and Series AA preferred stock, the Affymetrix board may exchange the rights, other than rights owned by an acquiring person which have become void, in whole or in part, for shares of Affymetrix common stock, Series B Junior Participating Preferred Stock, or a series of Affymetrix' preferred stock having equivalent rights, preferences and privileges, at an exchange ratio of one share of Affymetrix common stock, or a fractional share of Series B Junior Participating Preferred Stock or other preferred stock, of equivalent value, per right.

     Shares of Series B Junior Participating Preferred Stock purchasable upon exercise of the rights won't be redeemable. Each share of Series B Junior Participating Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of:

     - $10 per share, and

     - an amount equal to one-thousandth of the dividend declared per share of Affymetrix common stock.

     If there is a liquidation, dissolution or winding up of Affymetrix, the holders of the Series B Junior Participating Preferred Stock will be entitled to a minimum preferential payment of the greater of:

     - $10 per share (plus any accrued but unpaid dividends); or

     - an amount equal to one thousandth of the liquidation payment made per share of Affymetrix common stock.

     Each share of Series B Junior Participating Preferred Stock will have one-thousand votes, voting together with the Affymetrix common stock. Finally, if there is any merger, consolidation or other transaction in which outstanding shares of Affymetrix common stock are converted or exchanged, each share of Series B Junior Participating Preferred Stock will be entitled to receive one-thousand times the amount received per share of Affymetrix common stock.

     The rights expire on October 15, 2008, unless this expiration date is advanced or extended or unless the rights are earlier redeemed or exchanged by Affymetrix. Prior to the time that a person becomes an acquiring person, Affymetrix may redeem the rights in whole, but not in part, for $0.01 per right, or it may amend the rights agreement in any manner without the consent of the holders of the rights. After the rights are no longer redeemable, however, Affymetrix may, except with respect to the redemption price, amend the rights agreement in any manner that does not adversely affect the interests of holders of the rights.

     The rights won't prevent a takeover of Affymetrix. The rights, however, may cause substantial dilution to a person or group that acquires 15% or more of the common stock unless the rights are first redeemed by the Affymetrix board of directors. Until a right is exercised or exchanged, that holder will have no rights as an Affymetrix stockholder, including, without limitation, the right to vote or to receive dividends.

     A copy of the rights agreement has been filed with the SEC as an Exhibit to a Registration Statement on Form 8-A, dated October 16, 1998. A description of the rights is available free of charge from Affymetrix, see "Where You Can Get More Information" on page 73. This summary description of the rights doesn't purport to be complete and is qualified in its entirety by reference to the description of the rights contained in the Registration Statement on Form 8-A, dated October 16, 1998, which is incorporated into this document by reference.

                        COMPARISON OF STOCKHOLDER RIGHTS

     As a result of the merger, you will become a holder of Affymetrix common stock. The following is a summary of the material differences between the rights of holders of Genetic MicroSystems convertible preferred stock and common stock and the rights of holders of Affymetrix common stock.

     Your rights as a Genetic MicroSystems stockholder are currently governed by Genetic MicroSystems' articles of organization and bylaws and applicable provisions of the Massachusetts Business Corporation Law. Affymetrix' stockholders' rights are currently governed by Affymetrix' certificate of incorporation and bylaws and applicable provisions of the Delaware General Corporation Law.

     The following summary highlights important similarities and differences between the rights of current holders of Affymetrix common stock and current holders of Genetic MicroSystems stock. This summary doesn't purport to be a complete discussion of the charters and bylaws of Genetic MicroSystems and Affymetrix or the corporation laws of Massachusetts or Delaware. The discussion of the Affymetrix charter and bylaws is qualified in its entirety by reference to the Affymetrix charter and bylaws, copies of which are on file with the SEC. The articles of Genetic MicroSystems are publicly available from the Secretary of State of the Commonwealth of Massachusetts.

                            AUTHORIZED CAPITAL STOCK

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
Affymetrix' charter authorizes Affymetrix     Genetic MicroSystems' articles authorize
to issue 80,000,000 shares of capital         Genetic MicroSystems to issue 7,636,353
stock, of which:                              shares of capital stock, of which:

- 75,000,000 shares are designated common     - 5,000,000 shares are designated common
  stock, $0.01 par value per share; and         stock, no par value; and

- 5,000,000 shares are designated             - 2,636,353 shares are designated
  preferred stock, $0.01 par value per        preferred stock, $0.01 par value per
  share; including 1,634,522 shares of          share; consisting of 2,054,000 shares of
  Series AA preferred stock, $0.01 par          Series A convertible preferred stock,
  value per share. Under the Affymetrix         $0.01 par value per share, and 582,353
  rights agreement referred to above,           shares of Series B convertible preferred
  Affymetrix may designate a series of          stock, $0.01 par value per share.
  preferred securities entitled "Series B
  Junior Participating Preferred Stock"
  for issuance upon the exercise of the
  rights distributed to holders of
  Affymetrix stock under the Affymetrix
  rights agreement. See "Description of
  the Capital Stock -- Rights Agreement"
  on page 60.

                                PREFERRED STOCK

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
Affymetrix' board of directors is             Genetic MicroSystems preferred stock may
authorized to issue shares of preferred       be issued from time to time in one or more
stock in one or more series, and to fix       series. The board may determine and fix
for each series the designations              voting

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
and relative powers, preferences,             powers, full, limited or no voting powers,
conversion or other rights,                   and any designations, preferences and
voting powers, restrictions,                  relative participating, optional or other
limitations as to dividends,                  special rights, and qualifications,
qualifications, or terms or conditions of     limitations or restrictions thereof,
redemption, as are permitted by the           including without limitation, dividend
Delaware General Corporation Law. To date,    rights, special voting rights, conversion
no shares of any series of Affymetrix         rights, redemption privileges and
preferred stock other than Series AA          liquidation preferences. These rights must
preferred stock are authorized. Under the     be stated and expressed in resolutions of
Affymetrix rights agreement referred to       the Board all to the full extent permitted
below, Affymetrix may designate a series      by the Massachusetts Business Corporation
of preferred securities entitled "Series B    Law. The resolutions providing for
Participating Preferred Stock" for            issuance of any series of preferred stock
issuance upon the exercise of the rights      may provide that a new series is superior
distributed to holders of Affymetrix stock    or rank equally or be junior to the
under the Affymetrix rights agreement. See    preferred stock of any other series to the
"Description of Affymetrix Capital Stock"     extent permitted by the Massachusetts
beginning on page 57.                         Business Corporation Law. Except as
                                              otherwise provided by Genetic
                                              MicroSystems, no vote of the holders of
                                              the Genetic MicroSystems preferred stock
                                              or Genetic MicroSystems common stock is a
                                              prerequisite to the issuance of any shares
                                              of any series of the preferred stock.

                                   DIVIDENDS

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
Delaware Law: Corporations generally are      Massachusetts Law: Corporations generally
permitted to declare and pay dividends out    are permitted to pay dividends if the
of surplus or out of net profits for the      action is not taken when the corporation
current and/or immediately preceding          is insolvent, doesn't render the
fiscal year, provided that dividends won't    corporation insolvent, and doesn't violate
reduce capital below the amount of capital    the corporation's articles of
represented by all classes of stock having    organization. The directors of a
a preference upon the distribution of         Massachusetts corporation may be jointly
assets. A corporation may generally redeem    and severally liable to the corporation to
or repurchase shares of its stock if the      the extent that the directors authorize a
redemption or repurchase won't impair the     dividend when the corporation is insolvent
capital of a corporation. The directors of    or where the amount of the dividend
a Delaware corporation may be jointly and     exceeds the permissible amounts and the
severally liable to the corporation for a     excess amount not repaid to the
willful or negligent violation of these       corporation.
provisions of Delaware law.

     Affymetrix common stock: Subject to      Genetic MicroSystems common stock: Genetic
all the rights of the preferred stock,        MicroSystems' articles provide that
except as may be expressly provided with      dividends may be declared and paid on the
respect to the preferred stock, by law or     Genetic MicroSystems common stock from
by the board under Paragraph 5(1)(a) of       funds lawfully available as determined by
Article FIFTH of the charter, dividends       the board of directors. Dividends paid to
may be declared and paid or set apart for     holders of Genetic MicroSystems common
payment upon the Affymetrix                   stock are

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
common stock only out of any assets           subject to any preferential dividend
or funds of Affymetrix legally available      rights of any then outstanding Genetic
for the payment of dividends.                 MicroSystems preferred stock.

                                              Genetic MicroSystems preferred stock:
                                              During any fiscal year, no dividends or
                                              distributions, other than dividends
                                              payable solely in shares of Genetic
                                              MicroSystems common stock, will be paid or
                                              declared with respect to the Genetic
                                              MicroSystems common stock. Unless and
                                              until a dividend on each share of Series A
                                              convertible preferred stock has been paid,
                                              declared and set aside for payment in an
                                              amount equivalent to the dividend amount
                                              to be paid on each share of Genetic
                                              MicroSystems common stock. The equivalent
                                              amount payable in respect of each share of
                                              Series A convertible preferred stock will
                                              be determined by multiplying the dividend
                                              amount to be paid on each share of common
                                              stock by the number of shares of common
                                              stock into which each share of Series A
                                              convertible preferred stock is convertible
                                              at the record date for the determination
                                              of stockholders entitled to the payment of
                                              a dividend.

                                 VOTING RIGHTS

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
Affymetrix common stock: Holders are          Genetic MicroSystems common stock: Holders
entitled to one vote for each share held      are entitled to one vote for each share
at all meetings of stockholders and           held at all meetings of stockholders and
written actions in lieu of meetings. There    written actions in lieu of meetings. There
is no cumulative voting.                      is no cumulative voting.

                                              Genetic MicroSystems preferred stock: On
                                              all matters submitted to a vote of holders
                                              of Genetic MicroSystems common stock
                                              generally, each share of Series A
                                              convertible preferred stock or Series B
                                              convertible preferred stock will have the
                                              right to exercise the number of votes
                                              equal to the number of shares of common
                                              stock into which each share of Series A
                                              convertible preferred stock or Series B
                                              convertible preferred stock could be
                                              converted on the record date for
                                              determining stockholders having a right to
                                              vote on those matters, and, except as
                                              required by law, the Series A convertible
                                              preferred stock, the Series B convertible
                                              preferred stock and the

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
                                              Genetic MicroSystems common stock together
                                              vote as a single class.

                            MEETINGS OF STOCKHOLDERS

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
Affymetrix' charter and bylaws provide        Genetic MicroSystems' bylaws provide that
that special meetings of stockholders,        special meetings may be called at any time
other than those required by statute, may     by the President or a majority of the
be called only by the Chairman of the         directors. Special meetings will be called
Board or the President or by the board of     by the Clerk, or in the case of his death,
directors acting under a resolution           absence, incapacity or refusal, by any
adopted by a majority of the total number     other officer, upon written application of
of authorized directors whether or not        one or more stockholders who hold at least
there exist any vacancies in previously       one-tenth part in interest of the capital
authorized directorships.                     stock entitled to vote at the meeting,
                                              stating the time, place and purpose of the
                                              meeting.

     Affymetrix' bylaws provide that an       The annual meeting of stockholders must be
annual meeting of the stockholders, for       held within six months after the end of
the election of directors to succeed those    Genetic MicroSystems' fiscal year
whose terms expire and for the transaction    specified in the bylaws, at the date, hour
of any other business as may properly come    and place as are fixed by the board of
before the meeting, will be held at 11        directors or the president. At the annual
a.m. on the first Tuesday of the fifth        meeting the stockholders will elect
calendar month following the end of the       directors, hear the report of the
corporation's fiscal year or at the time      treasurer, and transact any other business
as the board of directors fix each year,      as may properly come before the meeting.
which date will be within 13 months of the    If no date for the annual meeting is
last annual meeting of the stockholders.      established or if no annual meeting is
                                              held according to these procedures, a
                                              special meeting of the stockholders may be
                                              held instead of and for the purposes of
                                              the annual meeting with all the force and
                                              effect of an annual meeting and for any
                                              other purposes as may be specified in the
                                              notice of that special meeting.

                    ACTION BY STOCKHOLDERS WITHOUT A MEETING

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
Unless otherwise provided in the              Under Massachusetts law, any action to be
certificate of incorporation, Delaware law    taken by stockholders may be taken without
permits stockholders to take action           a meeting only by unanimous written
without a meeting, without prior notice       consent.
and without a vote, upon the written
consent of stockholders having not less
than the minimum number of votes that
would be necessary to authorize the
proposed action at a meeting at which all
shares entitled to vote were present and
voted.

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
     Affymetrix' charter provides that any    Under the Genetic MicroSystems bylaws, any
action required or permitted to be taken      action required or permitted to be taken
by the stockholders of the corporation        by stockholders at a meeting may be taken
must be effected at a duly called annual      without a meeting if all stockholders
or special meeting of stockholders of the     entitled to vote on the matter consent to
corporation and may not be effected by any    the action in writing and the written
consent in writing by the stockholders.       consents are filed with the records of the
                                              meetings of stockholders.

                               BOARD OF DIRECTORS

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
Affymetrix currently has nine directors.      Genetic MicroSystems currently has four
                                              directors.

     The authorized number of directors       The Genetic MicroSystems board of
cannot be less than six nor more than         directors must consist of not less than
eleven. Within these limits, the exact        three nor more than fifteen directors.
number of directors is set at nine. An        Whenever there are only two stockholders,
indefinite number of directors may be         the Genetic MicroSystems board of
fixed, or the definite number of directors    directors may consist of at least, but not
may be changed, by a duly adopted             be less than two directors. If there is
amendment to the charter or by an             only one stockholder or before the
amendment to the bylaws duly adopted by       issuance of any stock, the board may
the stockholders or Affymetrix board of       consist of at least, but not less than,
directors.                                    one director.
Whenever the authorized number of             The directors generally hold office until
directors is increased between annual         the next annual meeting of stockholders or
meetings of the stockholders, a majority      directors at which they are regularly
of the directors then in office have the      elected and until their successors are
power to elect new directors for the          chosen and qualified.
balance of a term and until their
successors are elected and qualified. Any
decrease in the authorized number of
directors does not become effective until
the expiration of the term of the
directors then in office unless, at the
time of that decrease, there are vacancies
on the board of directors which are being
eliminated by the decrease.

     Subject to applicable law and to the     When there is a vacancy in the Genetic
rights of holders of any series of            MicroSystems board of directors, including
preferred stock with respect to that          a vacancy resulting from the enlargement
series of preferred stock, and unless the     of the board, the Genetic MicroSystems
Affymetrix board of directors otherwise       board of directors may fill that vacancy
determines, vacancies on the board of         by the affirmative vote of a majority of
directors (including without limitation       the directors then in office. Any vacancy
vacancies resulting from death,               in the Genetic MicroSystems board of
resignation, retirement, disqualification     directors may also be filled by the
from office or other cause) are filled        stockholders at any regular or special
only by a majority vote of the directors      meeting unless that vacancy has been
then in office, though less than a quorum,    previously filled by the Genetic
and directors so chosen will hold office      MicroSystems board of directors. Any
for the unexpired term and until his or       director so elected by the Genetic
her successor is

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
duly elected or qualified. No                 MicroSystems board of directors or stockholders
decrease in the number of authorized          to fill the vacancy will hold office only
directors constituting the entire             until the next meeting of the stockholders
Affymetrix board of directors shortens        or directors at which the office would
the term of any incumbent director.           regularly be filled and until a successor
                                              is chosen and qualified.

     The board of directors is elected at     The Genetic MicroSystems board of
each annual meeting of the Stockholders.      directors is elected at each annual
                                              meeting of the stockholders. Except as
                                              summarized above, the exact number of
                                              directors constituting the board is fixed
                                              at each annual meeting by the
                                              stockholders, provided that by vote of the
                                              stockholders at a special meeting called
                                              for the purpose the number of directors
                                              may be increased or decreased and provided
                                              further that by vote of a majority of the
                                              directors then in office, the number of
                                              directors may be increased. No vacancy
                                              will be deemed to exist in the board
                                              unless and until the number of directors
                                              in office falls below the number so fixed.
At any meeting of the board of directors,     At any meeting of the Genetic MicroSystems
a majority of the total number of the         board of directors, a majority, or if the
whole Affymetrix board of directors           number of directors is an even number,
constitutes a quorum for all purposes. If     then one-half, of the directors then in
there is not a quorum at the meeting, a       office constitutes a quorum.
majority of those present may adjourn the
meeting to another place, date, or time,
without further notice or waiver.

     The Affymetrix charter gives the         The Genetic MicroSystems articles and
Affymetrix board of directors broad           bylaws give the Genetic MicroSystems
authority, including authority to fix the     directors broad powers, including the
compensation of the directors. The            power to fix any fees or other
directors may be paid their expenses, if      compensation paid to directors and members
any, of attendance at each meeting of the     of the Genetic MicroSystems executive
board of directors or paid a stated salary    committee and any other committees, if
or paid other compensation as director. No    any, for their services to Genetic
payment precludes any director from           MicroSystems as the board may deem
serving the corporation in any other          reasonable.
capacity and receiving compensation.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
Under Delaware law, a director is not         Under Massachusetts law, a director is
exculpated from liability under provisions    generally not exculpated from liability
of the Delaware General Corporation Law       under provisions of the Massachusetts
relating to unlawful payments of dividends    Business Corporation Law relating to
and unlawful stock purchases or               unauthorized distributions and loans to
redemptions.                                  insiders.

     Delaware General Corporation Law         The Massachusetts Business Corporation Law
generally permits indemnification, or         provides that no indemnification may be
reimbursement, of directors and officers      provided with respect to any matter in
for expenses, judgments, fines and amounts    which the director or officer will have
paid in settlement of claims incurred by      been adjudicated not to have acted in good
them by reason of their position with the     faith in the reasonable belief that his
corporation.                                  action was:

     The Delaware General Corporation Law     - in the best interest of the corporation,
permits indemnification only where there        or
has been a determination by a majority
vote of disinterested directors,              - to the extent that the such matter
independent legal counsel, or the               relates to service with respect to any
stockholders that the person seeking            employee benefit plan, in the best
indemnification acted in good faith and in      interests of the participants or
a manner he or she reasonably believed to       beneficiaries of the employee benefit
be in, or not opposed to, the best              plan.
interests of the corporation.

     The Delaware General Corporation Law     The Massachusetts Business Corporation Law
expressly does not permit a corporation to    does not explicitly address indemnifying
indemnify persons against judgments in        persons against judgments in actions
actions brought by or in the right of the     brought by or in the right of the
corporation, although it does permit          corporation. The previously discussed
indemnification in those situations if        standard applies to those cases.
approved by the Delaware Court of Chancery
and for expenses of those actions.

     Affymetrix' charter provides that, to    Genetic MicroSystems' articles provide
the fullest extent permitted by Delaware      that no director of the corporation will
General Corporation Law, a director of the    be personally liable to the corporation or
corporation will not be personally liable     its stockholders for monetary damages for
to the corporation or its stockholders for    breach of fiduciary duty as a director
monetary damages for breach of fiduciary      despite any provision of law imposing
duty as a director, except for liability:     liability; provided, however, that this
                                              provision will not eliminate or limit the
- for any breach of the director's duty of    liability of a director, to the extent
  loyalty to the corporation or its           that liability is imposed by applicable
  stockholders;                               law:
- for acts or omissions not in good faith     - for any breach of the director's duty of
  or which involve intentional misconduct       loyalty to the corporation or its
  or a knowing violation of law;                stockholders;
- under Section 174 of the Delaware           - for acts or omissions not in good faith
  General Corporation Law; or                   or which involve intentional misconduct or
                                                a knowing violation of law;

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
                                              - under Section 61 or 62 or successor
- for any transaction from which the            provisions of the Massachusetts Business
  director derived an improper personal         Corporation Law; or
  benefit.
                                              - for any transaction from which the
                                                director derived an improper personal
                                                benefit.

     If the Delaware General Corporation      No amendment to or repeal of this provi-
Law is amended to authorize corporate         sion of the Genetic MicroSystems articles
action further eliminating or limiting the    will apply to or have any effect on the
personal liability of directors, then the     liability or alleged liability of any
liability of a director of the corporation    director for or with respect to any acts
will be eliminated or limited to the          or omissions of the director occurring
fullest extent permitted by the Delaware      prior to amendment or repeal.
General Corporation Law.

                        AMENDMENT OF CHARTER AND BYLAWS

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
Affymetrix' charter provides that the         Genetic MicroSystems' articles authorize
Affymetrix board of directors is expressly    the Genetic MicroSystems board of
empowered to adopt, alter, amend or repeal    directors to make, amend or repeal the
bylaws of the corporation. Any adoption,      bylaws to the extent permitted by law.
alteration, amendment or repeal of the        Genetic MicroSystems' bylaws provide that
bylaws of the corporation by the              they may be amended or repealed and new
Affymetrix board of directors requires the    bylaws made either:
approval of a majority of the entire board
of directors. The stockholders also have      - by the stockholders at any meeting of
power to adopt, amend or repeal the bylaws      the stockholders by the affirmative vote
of the corporation; provided, however,          of the holders of at least a majority in
that in addition to any vote of the             interest of the capital stock then
holders of any class or series of stock of      outstanding and then entitled to vote,
the corporation required by law or by the       provided that notice of the proposed
charter, the affirmative vote of at least       alteration, addition, amendment or
a majority of the voting power of all the       repeal stating the change or the
then-outstanding shares of the capital          substance which will have been given in
stock of the corporation entitled to vote       the notice of the meeting or in the
generally in the election of directors,         waiver of notice with respect to the
voting together as a single class, will be      meeting, or
required to adopt, alter, amend or repeal
any provision of the corporation's bylaws.    - by vote of a majority of the Genetic
                                                MicroSystems board of directors then in
                                                office, except with respect to any
                                                provision as to which stockholder action
                                                is required by law, the articles, or the
                                                bylaws; provided that not later than the
                                                time of giving notice of the meeting of
                                                stockholders next following any change
                                                in the bylaws by the directors, notice
                                                thereof will be given to all
                                                stockholders entitled to vote on
                                                amending the bylaws.

     Under Delaware law, the charter of       Massachusetts law requires a majority vote
Affymetrix may be amended by a majority       to amend the articles for events, such as
vote of the stockholders.                     an increase in the authorized capital
                                              stock or a

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
                                              change in corporate name, but requires a
                                              two-thirds vote for other amendments such
                                              as a change in the nature of its corporate
                                              business, or to authorize the sale,
                                              mortgage, pledge, lease or exchange of all
                                              its property or assets unless the articles
                                              of organization provide for a lesser vote,
                                              not to be less than a majority of the
                                              shares entitled to vote.

                                  TAKEOVER LAW

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
Section 203 of the Delaware General           The Massachusetts Business Combination
Corporation Law prohibits a corporation       statute provides that, if a person
which has securities traded on a national     acquires 5% or more of the outstanding
securities exchange, designated on the        voting stock of a Massachusetts
NASDAQ National Market or held of record      corporation without the approval of its
by more than 2,000 stockholders from          board of directors, that person will
engaging in various business combinations,    become an "interested stockholder" and he
including a merger, sale of substantial       or she may not engage in transactions with
assets, loan or substantial issuance of       the corporation for three years unless
stock, with an interested stockholder,        the:
defined generally as a person beneficially
owning 15% or more of the corporation's       - board of directors approves the
outstanding voting stock, or an interested      acquisition of stock or the transaction
stockholder's affiliates or associates,         prior to the time that the person became
for a three-year period beginning on the        an interested stockholder;
date the interested stockholder acquires
15% or more of the outstanding voting         - interested stockholder acquires 90% of
stock of the corporation. The restrictions      the outstanding voting stock of the
on business combinations do not apply if:       company, excluding voting stock owned by
                                                directors who are also officers and some
                                                employee stock plans, in one
                                                transaction; or
                                              - transaction is approved by the board and
                                                by two-thirds of the outstanding voting
                                                stock not owned by the interested
                                                stockholder.
                                              This Massachusetts statute is inapplicable
                                              to this transaction, however, because
                                              Genetic MicroSystems has fewer than two
                                              hundred stockholders of record.
- the board of directors gives prior
  approval to the transaction in which the
  15% ownership level is exceeded,

- the interested stockholder acquires 85% or more of the corporation's outstanding stock in the same transaction in which the stockholder's ownership first exceeds 15%, excluding those shares owned by persons who are directors and also officers as well as by employee stock plans in which employees do

                AFFYMETRIX                               GENETIC MICROSYSTEMS
                ----------                               --------------------
  not have the right to determine
  confidentially  whether shares held
  subject to the plan will be tendered
  in a tender or exchange offer, or

- on or following the date on which the
  stockholder became an interested
  stockholder, the board of directors
  approves the business combination and
  the holders of at least two-thirds of
  the outstanding voting stock, excluding
  shares owned by the interested
  stockholder, authorize the business
  combination at a meeting of
  stockholders.

     Although a Delaware corporation may
elect, under its certificate or bylaws,
not to be governed by this provision, the charter and the Affymetrix bylaws don't contain these elections.

     The Delaware General Corporation Law     The Massachusetts Business Corporation Law
generally requires that mergers and           provides that a merger agreement must be
consolidations, and sales, leases or          approved by a vote of two-thirds of the
exchanges of all or substantially all of a    shares of each class of stock unless the
corporation's property and assets be          articles of organization of the
approved by the directors and by a vote of    corporation provide for a vote of a lesser
the holders of a majority of the              proportion but not less than a majority of
outstanding stock entitled to vote, though    shares outstanding and entitled to vote.
a corporation's certificate of                See "The Genetic MicroSystems Special
incorporation may require a                   Meeting -- Required Vote" on page 20 for a
greater-than-majority vote. Under the         discussion on the voting provisions in the
Delaware General Corporation Law, a           Genetic MicroSystems articles with respect
surviving corporation need not have           to the merger.
stockholder approval for a merger if:
- each share of the surviving
  corporation's stock outstanding prior to
  the merger remains outstanding in
  identical form after the merger;

- there is no amendment to its certificate of incorporation; and

- the consideration going to stockholders of the non-surviving corporation is not common stock (or securities convertible into common stock) of the surviving corporation or, if it is stock or securities convertible into that stock, the aggregate number of common shares actually issued or delivered, or initially issuable upon conversion does not exceed 20% of the shares of the survivor's common stock outstanding immediately prior to the effective date of the merger.

                               VALIDITY OF SHARES

     The validity of the Affymetrix common stock to be issued in connection with the merger will be passed upon by the General Counsel of Affymetrix. Various tax matters relating to the merger will be passed upon by Sullivan & Cromwell, New York, New York, and Palmer & Dodge LLP, Boston, Massachusetts. See "The
Merger -- Material Federal Income Tax Consequences" on p. 27.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited Affymetrix's financial statements and schedule included in its Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this document. These financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent auditors, have audited Genetic Microsystems' financial statements for the year ended December 31, 1998 and for the period from August 7, 1997 (date of inception) to December 31, 1997, as set forth in their report. We've included these financial statements in this document in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     Affymetrix is subject to the informational requirements of the Exchange Act and, in accordance with that Act, must file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by Affymetrix with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at 7 World Trade Center, 13th floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material also can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, Washington, D.C. 20549. Information regarding the Public Reference Room may be obtained by calling the SEC at (800) 732-0330. In addition, Affymetrix is required to file electronic versions of this material with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The SEC maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Affymetrix common stock is listed on the NASDAQ National Market and reports and other information concerning Affymetrix can also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20001-1500.

     Affymetrix has filed with the SEC a Registration Statement on Form S-4 under the Exchange Act with respect to the shares of Affymetrix common stock to be issued in accordance with the merger agreement.

     The SEC allows Affymetrix to "incorporate by reference" information into this document, which means that Affymetrix can disclose important information to you by referring you to another document filed separately with the SEC. Statements contained in this document or in any document incorporated by reference in this document as to the contents of any contract or other document referred to in this document or those incorporated by reference are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement on Form S-4 or any other document, each statement being qualified in all respects by the reference. The information incorporated by reference is deemed to be part of this document. This document incorporates by reference the documents set forth below that Affymetrix have previously filed with the SEC. These documents contain important information about Affymetrix and its finances.

          AFFYMETRIX SEC FILINGS
            (FILE NO. 0-28218)                           PERIOD OR DATE FILED
          ----------------------                         --------------------
Annual Report on Form 10-K                    Year ended December 31, 1998
Quarterly Reports on Form 10-Q                Quarters ended March 31, 1999, June 30,
                                              1999 and September 30, 1999
1999 Proxy Statement                          For annual meeting of stockholders held on
                                              June 9, 1999
Current Reports on Form 8-K                   Filed on April 1, 1999 and September 28,
                                              1999
Description of rights to purchase Series B    Filed on October 16, 1999
  Junior Participating Preferred Stock
  from Registration Statement on Form 8-A

     We are also incorporating by reference additional documents that we filed with the SEC between the date of this document and the date of the special meeting.

     Affymetrix has supplied all information contained or incorporated by reference in this document relating to Affymetrix and Genetic MicroSystems has supplied all information relating to Genetic MicroSystems.

     Documents incorporated by reference are available from Affymetrix without charge, excluding all exhibits unless Affymetrix has specifically incorporated by reference an exhibit in this document. Stockholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate party at the following addresses:

                                AFFYMETRIX, INC.
                              CORPORATE SECRETARY
                            3380 CENTRAL EXPRESSWAY
                         SANTA CLARA, CALIFORNIA 95051
                                 (408) 731-5000

     Genetic MicroSystems is a privately held corporation that isn't subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and therefore does not incorporate information in this document by reference unless this information appears in an Appendix to this document.


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO VOTE ON THE MERGER AGREEMENT. AFFYMETRIX AND GENETIC MICROSYSTEMS HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED JANUARY 11, 2000. YOU SHOULDN'T ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THIS DATE, AND NEITHER THE MAILING OF THIS DOCUMENT TO STOCKHOLDERS OF GENETIC MICROSYSTEMS NOR THE ISSUANCE OF AFFYMETRIX COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                      APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                               AFFYMETRIX, INC.,
                             GMS ACQUISITION, INC.,
                          GENETIC MICROSYSTEMS, INC.,
                                  JEAN MONTAGU
                        (AS STOCKHOLDER REPRESENTATIVE)

                                      AND
               THE STOCKHOLDERS SET FORTH ON THE SIGNATURE PAGES
                               TO THIS AGREEMENT

                         DATED AS OF SEPTEMBER 10, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                                   RECITALS
                                   ARTICLE I
                                  DEFINITIONS

                                  ARTICLE II
                      THE MERGER; CLOSING; EFFECTIVE TIME
  2.1.  The Merger.......................................................  A-11
  2.2.  Closing..........................................................  A-11
  2.3.  Effective Time...................................................  A-11

                                  ARTICLE III
                     ARTICLES OF ORGANIZATION AND BY-LAWS
                         OF THE SURVIVING CORPORATION

  3.1.  The Articles of Organization.....................................  A-11
  3.2.  The By-Laws......................................................  A-11

                                  ARTICLE IV
                            OFFICERS AND DIRECTORS
                         OF THE SURVIVING CORPORATION

  4.1.  Directors........................................................  A-12
  4.2.  Officers.........................................................  A-12

                                   ARTICLE V
                    EFFECT OF THE MERGER ON CAPITAL STOCK;
                           EXCHANGE OF CERTIFICATES

  5.1.  Effect on Capital Stock..........................................  A-12
        (a)  Merger Consideration........................................  A-12
        (b)  Cancellation of Shares......................................  A-12
  5.2.  Exchange of Certificates for Shares..............................  A-12
        (a)  Exchange Agent..............................................  A-12
        (b)  Exchange Procedures.........................................  A-13
        (c)  Distributions with Respect to Unexchanged Shares............  A-13
        (d)  Transfers...................................................  A-14
        (e)  Fractional Shares...........................................  A-14
        (f)  Termination of Exchange Fund................................  A-14
        (g)  Lost, Stolen or Destroyed Certificates......................  A-14
        (h)  Affiliates..................................................  A-14
  5.3.  Appraisal Rights.................................................  A-14
  5.4.  Adjustments to Prevent Dilution..................................  A-15
  5.5.  Treatment of Warrants and Company Options........................  A-15
  5.6.  Appointment of Stockholder Representative........................  A-15

                                                                           PAGE
                                                                           ----
                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES

  6.1.  Representations and Warranties of the Company....................  A-15
        (a)  Organization, Good Standing and Qualification...............  A-15
        (b)  Capital Structure...........................................  A-16
        (c)  Corporate Authority; Approval and Fairness..................  A-16
        (d)  Governmental Filings; No Violations.........................  A-16
        (e)  Financial Statements........................................  A-17
        (f)  Absence of Certain Changes..................................  A-17
        (g)  Litigation and Liabilities..................................  A-17
        (h)  Employee Benefits...........................................  A-18
        (i)  Compliance; Permits.........................................  A-19
        (j)  Takeover Statutes...........................................  A-19
        (k)  Environmental Matters.......................................  A-19
        (l)  Accounting and Tax Matters..................................  A-20
        (m)  Taxes.......................................................  A-20
        (n)  Labor Matters...............................................  A-20
        (o)  Insurance...................................................  A-21
        (p)  Intellectual Property.......................................  A-21
        (q)  Year 2000 Compliance........................................  A-23
        (r)  Title to Properties; Encumbrances...........................  A-23
        (s)  Contracts...................................................  A-23
        (t)  Condition and Sufficiency of Assets.........................  A-24
        (u)  Certain Payments............................................  A-24
        (v)  Disclosure..................................................  A-24
        (w)  Books and Records...........................................  A-24
        (x)  Brokers and Finders.........................................  A-25
  6.2.  Representations and Warranties of Parent and Merger Sub..........  A-25
        (a)  Capitalization of Parent and Merger Sub.....................  A-25
        (b)  Organization, Good Standing and Qualification...............  A-25
        (c)  Corporate Authority.........................................  A-25
        (d)  Governmental Filings; No Violations.........................  A-26
        (e)  Parent Reports; Financial Statements........................  A-26
        (f)  Accounting and Tax Matters..................................  A-26
        (g)  No Parent Material Adverse Effect...........................  A-27
        (h)  Brokers and Finders.........................................  A-27

                                  ARTICLE VII
                                   COVENANTS

  7.1.  Interim Operations of the Company................................  A-27
  7.2.  Acquisition Proposals............................................  S-28
  7.3.  Information Supplied.............................................  A-29
  7.4.  Stockholders Meeting.............................................  A-29
  7.5.  Filings; Other Actions...........................................  A-29
  7.6.  Taxation and Accounting..........................................  A-31
  7.7.  Access...........................................................  A-31
  7.8.  Affiliates.......................................................  A-31

                                                                           PAGE
                                                                           ----
  7.9.  Quotation of Parent Common Stock.................................  A-32
  7.10. Publicity........................................................  A-32
  7.11. Benefits.........................................................  A-32
        (a)  Stock Options...............................................  A-32
        (b)  Employee Benefits...........................................  A-32
  7.12. Expenses; Cash Paid to Dissenting Stockholders...................  A-33
  7.13. Takeover Statutes................................................  A-33
  7.14. Warrants.........................................................  A-33
  7.15. Assignment of Contracts..........................................  A-33

                                 ARTICLE VIII
                                  CONDITIONS

  8.1.  Conditions to Each Party's Obligation to Effect the Merger.......  A-33
        (a)  Stockholder Approval........................................  A-33
        (b)  NASDAQ Quotation............................................  A-33
        (c)  Regulatory Consents.........................................  A-33
        (d)  Litigation..................................................  A-34
        (e)  Accountant Letter...........................................  A-34
        (f)  S-4 Registration Statement..................................  A-34
        (g)  Tax Opinions................................................  A-34
  8.2.  Conditions to Obligations of Parent and Merger Sub...............  A-34
        (a)  Representations and Warranties..............................  A-34
        (b)  Performance of Obligations of the Company...................  A-34
        (c)  Consents Under Agreements...................................  A-34
        (d)  Legal Opinion...............................................  A-35
        (e)  Resignations................................................  A-35
        (f)  Non-competition Agreements..................................  A-35
        (g)  Affiliates Letters..........................................  A-35
  8.3.  Conditions to Obligation of the Company..........................  A-35
        (a)  Representations and Warranties..............................  A-35
        (b)  Performance of Obligations of Parent and Merger Sub.........  A-35
        (c)  Consents Under Agreements...................................  A-35
        (d)  Legal Opinion...............................................  A-35

                                  ARTICLE IX
                                  TERMINATION

  9.1.  Termination by Mutual Consent....................................  A-35
  9.2.  Termination by Either Parent or the Company......................  A-35
  9.3.  Termination by the Company.......................................  A-36
  9.4.  Termination by Parent............................................  A-36
  9.5.  Effect of Termination and Abandonment............................  A-36

                                                                           PAGE
                                                                           ----
                                   ARTICLE X
                                INDEMNIFICATION

 10.1.  Survival; Right to Indemnification Not Affected by Knowledge;
        Representations and Warranties Made as of the Closing Date.......  A-37
 10.2.  Indemnification and Payment of Damages by Holders of Shares......  A-38
 10.3.  Indemnification and Payment of Damages by Parent.................  A-38
 10.4.  Limitations on Amount -- Holder of Shares........................  A-38
 10.5.  Limitations on Amount -- Parent..................................  A-38
 10.6.  Payments to Parent...............................................  A-39
 10.7.  Procedures for Indemnification...................................  A-39
 10.8.  Non-Exclusive Remedy.............................................  A-39
 10.9.  Tax Treatment....................................................  A-40
 10.10. Pooling..........................................................  A-40

                                  ARTICLE XI
                           MISCELLANEOUS AND GENERAL

 11.1.  Modification or Amendment........................................  A-40
 11.2.  Waiver of Conditions.............................................  A-40
 11.3.  Counterparts.....................................................  A-40
 11.4.  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL....................  A-40
 11.5.  Notices..........................................................  A-41
 11.6.  Entire Agreement.................................................  A-42
 11.7.  No Third Party Beneficiaries.....................................  A-42
 11.8.  Obligations of Parent............................................  A-42
 11.9.  Transfer Taxes...................................................  A-42
 11.10. Severability.....................................................  A-42
 11.11. Interpretation...................................................  A-42
 11.12. Assignment.......................................................  A-42
 11.13. Specific Performance.............................................  A-43

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement") is made as of September 10, 1999, by and among Genetic MicroSystems, Inc., a Massachusetts corporation (the "Company"), Affymetrix, Inc., a Delaware corporation ("Parent"), GMS Acquisition, Inc., a Massachusetts corporation and a wholly-owned subsidiary of Parent ("Merger Sub," the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations") and Jean Montagu (the "Stockholder Representative") and the stockholders of the Company set forth on the signature pages to this Agreement.

                                    RECITALS

     WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved the merger of the Company with and into Merger Sub (the "Merger") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement and have determined that the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, their respective stockholders;

     WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code") and the parties intend, by executing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368 of the Code;

     WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests;"

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, the Company is entering into a stock option agreement with Parent (the "Stock Option Agreement"), pursuant to which the Company has granted to Parent an option to purchase Common Shares (as defined below) under the terms and conditions set forth in the Stock Option Agreement;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, certain stockholders of the Company have entered into Stockholder Voting Agreements, dated as of the date of this Agreement (collectively, the "Stockholder Voting Agreements"), pursuant to which such stockholders have agreed to, among other things, vote their shares of capital stock of the Company in favor of this Agreement and the Merger; and

     WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

     "Acquisition Proposal" shall have the meaning set forth in Section 7.2.

     "Affiliate" means with respect to any Person, any director or executive officer of such Person and any other Person which would constitute an "affiliate" of such Person within the meaning of Rule 12b-2 under the Exchange Act.

     "Affiliates Letter" shall have the meaning set forth in Section 7.8.

     "Agreement" shall have the meaning set forth in the paragraph before the Recitals.

     "Appraisal Rights Provisions" shall have the meaning set forth in Section 5.1(a).

     "Balance Sheet Date" shall have the meaning set forth in Section 6.1(e).

     "Bankruptcy and Equity Exception" shall have the meaning set forth in
Section 6.1(c).

     "By-laws" shall have the meaning set forth in Section 3.2.

     "Certificate" shall have the meaning set forth in Section 5.1(a).

     "Charter" shall have the meaning set forth in Section 3.1.

     "Closing" shall have the meaning set forth in Section 2.2.

     "Closing Date" shall have the meaning set forth in Section 2.2.

     "Code" shall have the meaning set forth in the Recitals.

     "Commercial Software Licenses" shall have the meaning set forth in Section 6.1(p).

     "Company" shall have the meaning set forth in the paragraph before the Recitals.

     "Company Disclosure Schedule" means the disclosure schedule delivered by the Company to Parent prior to the execution and delivery of this Agreement.

     "Company Intellectual Property Rights" shall have the meaning set forth in
Section 6.1(p).

     "Company Material Adverse Effect" shall mean any change, event or effect that, individually or in the aggregate, is or is reasonably likely to have a material adverse effect on the financial condition, properties, prospects, business or results of operations of the Company or on the Company's ability to perform its obligations, if any, as contemplated in the Transaction Agreements.

     "Company Option" shall have the meaning set forth in Section 6.1(b).

     "Company Requisite Vote" shall have the meaning set forth in Section
6.1(c).

     "Compensation and Benefit Plans" shall have the meaning set forth in
Section 6.1(h).

     "Common Share" shall have the meaning set forth in Section 5.1(a).

     "Constituent Corporations" shall have the meaning set forth in the paragraph before the Recitals.

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     "Contract" means any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation.

     "Damages" shall have the meaning set forth in Section 10.2.

     "Dissenting Shares" shall have the meaning set forth in Section 5.1(a).

     "Dissenting Stockholders" shall have the meaning set forth in Section
5.1(a).

     "Effective Time" shall have the meaning set forth in Section 2.3.

     "Encumbrance" means any mortgage, easement, right of way, charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction or adverse claim of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, or any other encumbrance or exception to title of any kind.

     "Environmental Health and Safety Law" means any federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization, common law or binding agency requirement relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

     "ERISA" shall have the meaning set forth in Section 6.1(h).

     "ERISA Affiliate" shall have the meaning set forth in Section 6.1(h).

     "Escrow Agreement" means the Escrow Agreement dated as of the date of this Agreement among Parent, the Stockholder Representative and the Escrow Agent (as defined in the Escrow Agreement).

     "Excluded Shares" shall have the meaning set forth in Section 5.1(a).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall have the meaning set forth in Section 5.2(a).

     "Exchange Fund" shall have the meaning set forth in Section 5.2(a).

     "Financial Statements" shall have the meaning set forth in Section 6.1(e).

     "GAAP" means United States generally accepted accounting principles.

     "Governmental Entity" means any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature (including any self-regulatory organization).

     "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Health and Safety Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint, polychlorinated biphenyls, radioactive material or radon; or (C) any other substance which may be the subject of regulatory action by any Government Entity in connection with any Environmental Health and Safety Law.

     "Holdback" means 10% (or the maximum percentage permitted that is consistent with pooling of interests accounting treatment) of the aggregate number of shares of Parent Common Stock to be delivered by Parent at Closing, rounded down to the nearest whole share.

     "Holdback Account" means the account maintained by the Escrow Agent pursuant to the terms of the Escrow Agreement in respect of the Holdback.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Party" shall have the meaning set forth in Section 10.7.

     "Indemnifying Parties" shall have the meaning set forth in Section 10.7.

     "Intellectual Property Rights" shall have the meaning set forth in Section 6.1(p).

     "knowledge" with respect to the Company shall mean the actual knowledge of Jean Montagu, Stanley Rose, Peter Honkanen or Peter Lewis or to the knowledge that such individuals would reasonably be expected to have after reasonable inquiry arising after the conduct by such individuals of a reasonable investigation with respect to the facts or matters specified.

     "Law" means any federal, state, local, foreign or international law, statute, ordinance, rule, regulation, treaty, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.

     "Massachusetts Articles of Merger" shall have the meaning set forth in
Section 2.3.

     "MBCL" shall have the meaning set forth in Section 2.1.

     "Merger" shall have the meaning set forth in the Recitals.

     "Merger Consideration" shall have the meaning set forth in Section 5.1(a).

     "Merger Sub" shall have the meaning set forth in the paragraph before the Recitals.

     "NASDAQ" shall mean the NASDAQ Stock Market.

     "New Parent Option" shall have the meaning set forth in Section 7.11(a).

     "Order" shall have the meaning set forth in Section 8.1(d).

     "Organizational Documents" shall have the meaning set forth in Section 6.1(a).

     "Parent" shall have the meaning set forth in the paragraph before the Recitals.

     "Parent Common Stock" shall have the meaning set forth in Section 5.1(a).

     "Parent Companies" shall have the meaning set forth in Section 5.1(a).

     "Parent Disclosure Schedule" means the disclosure schedule delivered by Parent to the Company prior to the execution and delivery of this Agreement.

     "Parent Indemnified Parties" shall have the meaning set forth in Section 10.2.

     "Parent Material Adverse Effect" shall mean any change, event or effect that, individually or in the aggregate, is or is reasonably likely to have a material adverse effect on the financial condition, properties, prospects, business or results of operations of Parent and its Subsidiaries, taken as a whole, or on Parent's ability to perform its obligations, if any, as contemplated in the Transaction Agreements.

     "Parent Reports" shall have the meaning set forth in Section 6.2(e).

     "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

     "Pooling Affiliates Letter" shall have the meaning set forth in Section
7.8.

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     "Preferred Share" shall have the meaning set forth in Section 5.1(a).

     "Prospectus/Proxy Statement" shall have the meaning set forth in Section
7.3.

     "Representatives" shall have the meaning set forth in Section 7.7.

     "S-4 Registration Statement" shall have the meaning set forth in Section
7.3.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" shall have the meaning set forth in Section 5.1(a).

     "Stock Option Agreement" shall have the meaning set forth in the Recitals.

     "Stockholder Representative" shall have the meaning set forth in the paragraph before the Recitals.

     "Stockholder Voting Agreements" shall have the meaning set forth in the Recitals.

     "Stockholders Meeting" shall have the meaning set forth in Section 7.4.

     "Subsidiary" shall mean, with respect to the Company, Parent or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries.

     "Superior Proposal" shall have the meaning set forth in Section 7.2.

     "Survival Date" shall have the meaning set forth in Section 10.1.

     "Surviving Corporation" shall have the meaning set forth in Section 2.1.

     "Systems" shall have the meaning set forth in Section 6.1(q).

     "Takeover Statute" shall have the meaning set forth in Section 6.1(j).

     "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

     "Tax Return" means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

     "Termination Date" shall have the meaning set forth in Section 9.2.

     "Third Party Intellectual Property Licenses" shall have the meaning set forth in Section 6.1(p).

     "Transaction Agreements" shall mean the Merger Agreement, the Stock Option Agreement, the Stockholder Voting Agreements and the Escrow Agreement.

     "Voting Debt" shall have the meaning set forth in Section 6.1(b).

     "Warrant" shall have the meaning set forth in Section 6.1(b).

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

     "Year 2000 Compliant" means that a System shall be able to process (including without limitation calculate, compare and sequence) accurately date and time from, into and between the years 1999 and 2000 and any other years in the 20th and 21st centuries, including the making of accurate leap year calculations.

                                   ARTICLE II

                      THE MERGER; CLOSING; EFFECTIVE TIME

     2.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall thereupon cease. Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in the Massachusetts Business Corporation Law, as amended (the "MBCL").

     2.2.  Closing.  The closing of the Merger (the "Closing") shall take place
(i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. on the later of (x) January 14, 2000 or such earlier date as selected by Parent in a written notice delivered to the Company or (y) the first business day on which the last to be fulfilled or waived of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or
(ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

     2.3. Effective Time. As soon as practicable following the Closing, the Company and Parent will cause Articles of Merger (the "Massachusetts Articles of Merger") to be executed, acknowledged and filed with the Secretary of State of the Commonwealth of Massachusetts as provided in Section 84 of Chapter 156B of the MBCL. The Merger shall become effective at the time when the Massachusetts Articles of Merger have been duly filed with the Secretary of State of the Commonwealth of Massachusetts, unless such Massachusetts Articles of Merger specify a later effective date in which event the Merger shall become effective on such later date (the "Effective Time").

                                  ARTICLE III

                      ARTICLES OF ORGANIZATION AND BY-LAWS
                          OF THE SURVIVING CORPORATION

     3.1. The Articles of Organization. The articles of organization of Merger Sub as in effect immediately prior to the Effective Time shall be the articles of organization of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law, except that Article 1 of the Charter shall be amended to change the name of the Surviving Corporation to "Genetic MicroSystems, Inc."

     3.2. The By-Laws. The by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or by applicable law.

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

                                   ARTICLE IV

                             OFFICERS AND DIRECTORS
                          OF THE SURVIVING CORPORATION

     4.1. Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws. Prior to the Effective Time, the Company shall take all actions necessary to obtain any resignations of its directors necessary to give effect to the provisions of this Section.

     4.2. Officers. The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

                                   ARTICLE V

                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

     5.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

     (a) Merger Consideration. Each share of the Common Stock, no par value per share, of the Company and each share of the Preferred Stock, par value $0.01 per share, of the Company (as applicable a "Common Share" or a "Preferred Share"; or collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares ("Dissenting Shares") that are owned by stockholders exercising appraisal rights ("Dissenting Stockholders") pursuant to Chapter 156B Sections 86 through 98 of the MBCL (the "Appraisal Rights Provisions") or Shares owned by Parent, Merger Sub or any other direct or indirect Subsidiary of Parent (collectively, the "Parent Companies") or Shares that are owned by the Company and are not held on behalf of third parties (collectively, "Excluded Shares")) shall, subject to Section 5.2(e), be converted into the right to receive that number of shares (the "Merger Consideration"), of Common Stock, par value $0.01 per share, of Parent ("Parent Common Stock") determined by dividing 1,070,000 by the aggregate number of Shares issued and outstanding and Shares subject to Company Options or Warrants (whether vested or unvested or currently exercisable or unexercisable), in each case, immediately prior to the Effective Time. At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive pursuant to
Section 5.2(e) cash in lieu of fractional shares into which such Shares have been converted pursuant to this Section 5.1(a) and any distribution or dividend pursuant to Section 5.2(c).

     (b) Cancellation of Shares. Each Share issued and outstanding immediately prior to the Effective Time and owned by any of the Parent Companies or owned by the Company (other than Shares that are in each case owned on behalf of third parties), shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

     5.2.  Exchange of Certificates for Shares.

     (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent (the "Exchange Agent"), for the benefit of the holders of Shares, certificates representing the shares of Parent Common Stock and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Parent Common Stock to be issued or paid pursuant to the last sentence of Section 5.1(a) in exchange for Shares outstanding immediately prior to the Effective time upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article V (such certificates for shares of Parent Common Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "Exchange Fund").

     (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing shares of Parent Common Stock and (B) any unpaid dividends and other distributions and cash in lieu of fractional shares. Subject to Section 5.2(h), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article V, (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares plus (B) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article V, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

     (c) Distributions with Respect to Unexchanged Shares. All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article V. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date for which is at or after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date for which is at or after the Effective Time but with a payment date subsequent to surrender.

     (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

     (e) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock shall be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this Section 5.2(e) shall be entitled to receive, as of the date on which those holders entitled to receive fractional shares are determined, a cash payment in lieu thereof, without interest, which payment shall represent such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of such holder of the aggregate fractional shares of Parent Common Stock that such holder otherwise would be entitled to receive. Any such sale shall be made by the Exchange Agent on the date on which those holders entitled to receive fractional shares are determined.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Article V shall thereafter look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 5.1 and Section 5.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making and delivery to the Exchange Agent of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to Section 5.2(c) upon due surrender of and deliverable in respect of the Shares represented by such Certificate pursuant to this Agreement.

     (h) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Section 7.8) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in Section 7.8 hereof.

     5.3. Appraisal Rights. No Dissenting Stockholder shall be entitled to shares of Parent Common Stock or cash in lieu of fractional shares thereof or any dividends or other distributions pursuant to this Article V unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the Appraisal Rights Provisions, and any Dissenting Stockholder shall be entitled to receive only the payment provided by the Appraisal Rights Provisions with respect to Shares owned by such Dissenting Stockholder. If any Person who otherwise would be deemed a Dissenting Stockholder shall have failed to perfect properly or shall have effectively withdrawn or lost the right to dissent with respect to any Shares, such Shares shall thereupon be treated as though such Shares had been converted into shares of Parent Common Stock pursuant to Section
5.1 hereof. The Company shall give Parent

(i) prompt notice of any demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct and conclude all negotiations and proceedings with respect to demand for appraisal under the MBCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands; and Parent agrees to provide the Company with all funds necessary to pay or settle such demands for appraisal.

     5.4. Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, or Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted.

     5.5. Treatment of Warrants and Company Options. The Company Options shall be treated as set forth in Section 7.11 and the Warrants shall be treated as set forth in Section 7.14.

     5.6. Appointment of Stockholder Representative. (a) Each holder of Shares who votes in favor of the Merger or who receives or accepts the Merger Consideration shall be deemed to have consented in all respects to the appointment of Jean Montagu as Stockholder Representative and shall be deemed to have consented to the performance by the Stockholder Representative of all rights and obligations conferred on the Stockholder Representative under this Agreement and the Escrow Agreement.

     (b) The Stockholder Representative shall not be liable to the Stockholders of the Company for any action taken or omitted to be taken hereunder as Stockholder Representative, except due to gross negligence or bad faith. The Stockholders of Genetic MicroSystems shall indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     6.1. Representations and Warranties of the Company. The Company, the Stockholder Representative (on behalf of the stockholders of the Company) and the stockholders set forth on the signature pages to this Agreement hereby represent and warrant to Parent and Merger Sub that, except as set forth in a correspondingly numbered schedule in the Company Disclosure Schedule:

     (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification. The Company has delivered to Parent a complete and correct copy of the Company's Restated Articles of Organization and By-laws (collectively, "Organizational Documents"), each as amended to date. The Company's Organizational Documents so delivered are in full force and effect. Section 6.1(a) of the Company

Disclosure Schedule contains a correct and complete list of each jurisdiction where the Company is organized and/or qualified to do business. The Company has no Subsidiaries and owns no security, equity or other interest in any Person.

     (b) Capital Structure. The authorized capital stock of the Company consists of 5,000,000 Common Shares, of which 1,006,702 Common Shares were outstanding as of the close of business on September 8, 1999, and 2,636,353 Preferred Shares, of which 2,000,000 Series A Preferred Shares and 431,977 Series B Preferred Shares were outstanding as of the close of business on September 8, 1999. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than, as of the date hereof (i) 684,297 Common Shares reserved for issuance under the Stock Option Agreement, (ii) 346,864 Common Shares reserved for issuance under the Company's 1998 Stock Option Plan (the "Stock Plan") and (iii) 122,197 Common Shares reserved for issuance in connection with the Warrants, the Company has no Shares reserved for issuance. The Company Disclosure Schedule contains a correct and complete list of each outstanding option to purchase Shares under the Stock Plan (each a "Company Option") and each outstanding Warrant to purchase Shares (each a "Warrant"), including the holder, date of grant, exercise price and number of Shares subject thereto. Except as set forth above or in Schedule 6.1(b) of the Company Disclosure Schedule, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt").

     (c) Corporate Authority; Approval and Fairness. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate, subject only to (x) approval of this Agreement by the holders of two-thirds of the Common Shares outstanding and entitled to vote, (y) approval of this Agreement (A) by the holders of two-thirds of the Preferred Shares outstanding and entitled to vote and (B) by the holders of a majority of the Series A Preferred Shares outstanding and entitled to vote and (z) the affirmative vote of a majority of the shares of the Series A Preferred Stock of the Company that the Merger does not constitute a liquidation, dissolution or winding up of the Company as set forth in the Company's Organizational Documents (collectively, the "Company Requisite Vote"). This Agreement and the Stock Option Agreement are valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

     (ii) The Board of Directors of the Company has unanimously approved this Agreement and the Stock Option Agreement and the Merger and the other transactions contemplated hereby.

     (d) Governmental Filings; No Violations. (i) Except for (A) the filing of the Massachusetts Articles of Merger pursuant to Section 2.3, (B) filings and/or notices under the HSR Act and (C) such consents, approvals, orders and authorizations as may be required under applicable state securities or "blue-sky" laws, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from any Governmental Entity, in connection with the execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby.

     (ii) The execution, delivery and performance of this Agreement and the Stock Option Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, the Organizational Documents of the Company, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of any Encumbrance on the assets of the Company (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon the Company or any Law or governmental or non-governmental permit or license to which the Company is subject or (C) any change in the rights or obligations of any party under any of the Contracts binding upon the Company. Schedule 6.1(d) of the Company Disclosure Schedule sets forth a correct and complete list of Contracts of the Company pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement and the Stock Option Agreement.

     (e) Financial Statements. The Company has delivered to Parent: (i) the Company's audited balance sheets at December 31, 1997 and 1998 and the related statements of operations and comprehensive loss, shareholders' equity, and income and cash flows for the period from August 7, 1997 (date of inception) to December 31, 1997 and the year ended December 31, 1998, respectively, and (ii) an unaudited balance sheet of the Company at August 28, 1999 (the "Balance Sheet Date") and the related unaudited statements of income and cash flows for the eight months then ended. The financial statements referred to in this Section 6.1(e) (the "Financial Statements") fairly present the consolidated financial position and the consolidated results of operations of the business of the Company as of the dates thereof and for the periods then ended. The Financial Statements have been prepared, in each case, in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

     (f) Absence of Certain Changes. Since December 31, 1998, the Company has conducted its business only in, and has not engaged in any transaction other than according to, the ordinary and usual course of such business and there has not been (i) any change in the financial condition, properties, prospects, business or results of operations of the Company or any development or combination of developments that is reasonably likely to have a Company Material Adverse Effect; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company; (iv) any change by the Company in accounting principles, practices or methods; or (v) any increase, except in the ordinary course of business consistent with past practice and consistent with Schedule 7.1(d) of the Company Disclosure Schedule, in the compensation payable or that could become payable by the Company to officers or key employees or any amendment of any of the Compensation and Benefit Plans or the Stock Plan. Schedule 6.1(f) of the Company Disclosure Schedule sets forth the name, title, salary and other compensation of each employee of the Company as of the date of this Agreement.

     (g) Litigation and Liabilities. There are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including those relating to matters involving any Environmental Health and Safety Law, or any other facts or circumstances that could result in any claims against, or obligations or liabilities of, the Company or any of its Affiliates.

     (h) Employee Benefits.

     (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers current or former employees, contractors or directors of the Company (the "Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in Section 6.1(h) of the Company Disclosure Schedule and any "change of control" or similar provisions therein are specifically identified in Section 6.1(h) of the Company Disclosure Schedule.

     (ii) All Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") with respect to "TRA" (as defined in
Section 1 of Rev. Proc. 93-39), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the Company, threatened litigation relating to the Compensation and Benefit Plans. The Company has not engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

     (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Company has not contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement and the Stock Option Agreement.

     (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the Financial Statements. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. The Company has not provided, nor is it required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

     (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no change in the financial condition of such Pension Plan since the last day of the most recent plan year.

     (vi) The Company does not have any obligations for retiree health and life benefits under any Compensation and Benefit Plan, except as set forth in the Company Disclosure Schedule, or as required by Law. The Company may amend or terminate any such plan under the terms of such plan at any time without incurring any liability thereunder except as required by Law.

     (vii) The consummation of the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement will not (x) entitle any employees of the Company to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

     (viii) None of the Company's existing or former contractors are, or may be considered under any Law, employees of the Company.

     (ix) All Compensation and Benefit Plans covering current or former non-U.S. employees or former employees of the Company comply in all respects with applicable local law. The Company has no unfunded liabilities with respect to any Pension Plan that covers such non-U.S. employees.

     (i) Compliance; Permits. The business of the Company has not been, and is not being, conducted in violation of any Laws. No investigation or review by any Governmental Entity with respect to the Company is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same. To the knowledge of the Company, no change is required in the Company's processes, properties or procedures in connection with any Laws, and the Company has not received any notice or communication of any noncompliance with any Laws. The Company has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted.

     (j) Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including, without limitation, Chapters 110C, 110D, 110 E and 110F of the General Laws of the Commonwealth of Massachusetts) (each a "Takeover Statute") or any anti-takeover provision in the Company's Organizational Documents is, or at the Effective Time will be, applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement, the Stock Option Agreement or the Stockholder Voting Agreements.

     (k) Environmental Matters. Except as set forth in Schedule 6.1(k) of the Company Disclosure Schedule: (i) the Company has complied at all times with all applicable Environmental Health and Safety Laws; (ii) to the knowledge of the Company no property currently owned or operated by the Company (including soils, groundwater, surface water, buildings or other structures) is contaminated with any Hazardous Substance; (iii) to the knowledge of the Company no property formerly owned or operated by the Company was contaminated with any Hazardous Substance during or prior to such period of ownership or operation; (iv) to the knowledge of the Company the Company is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) the Company has not been associated with any release or threat of release of any Hazardous Substance; (vi) the Company has not received any notice, demand, letter, claim or request for information alleging that the Company may be in violation of or subject to liability under any Environmental Health and Safety Law; (vii) the Company is not subject to any order, decree, injunction or other agreement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Health and Safety Law or relating to Hazardous Substances; (viii) to the knowledge of the Company there are no other circumstances or conditions involving the Company that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Health and Safety Law; and (ix) the Company has delivered to Parent copies of all written environmental reports, studies, assessments, sampling data and other environmental information in its possession relating to the Company or its current and former properties or operations.

     (l) Accounting and Tax Matters. (i) Neither the Company nor any of its Affiliates has taken or agreed to take any action, nor does the Company have any knowledge of any fact or circumstance, that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

     (ii) The representations and warranties that are set forth in the Company's letter to be delivered by the Company to Ernst & Young LLP in connection with
Section 8.1(e) are hereby adopted as if such representations and warranties were fully set forth herein; provided that no representation or warranty is made to the extent such representation or warranty relates to Parent.

     (m) Taxes. The Company (i) has prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by it and all such filed Tax Returns are complete and accurate; (ii) has paid or accrued all Taxes that are required to be paid or accrued and has withheld from amounts owing to any employee, creditor or third party all amounts that the Company is obligated to withhold, except in each case with respect to matters contested in good faith; and (iii) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date hereof, there are not ongoing or, to the knowledge of the Company threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters which could result in any tax deficiency of the Company for any taxable period ending on or before the date hereof, and the Company is not aware of any reasonable basis upon which any such deficiency would be asserted. There are no liens on any of the Company's assets that arose in connection with any failure (or alleged failure) to pay any Tax other than liens for Taxes not yet due or being contested in good faith by appropriate proceedings. The Company has never been a party to the filing of an affiliated, combined, consolidated or unitary Tax Return. No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to the Company. Except as set forth in the Company Disclosure Schedule, the Company will not, as a result of the transactions contemplated by this Agreement, be obligated to make a payment that will not be deductible under Section 280G of the Code. The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company for each of the fiscal years ended December 31, 1997 and 1998. The Company has not been audited by any Governmental Entity in respect of Taxes or Tax matters. The Company does not have any liability with respect to income, franchise or similar Taxes that accrued on or before the Balance Sheet Date in excess of the amounts accrued with respect thereto that are reflected in the Financial Statements.

     (n) Labor Matters. The Company is not a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company the subject of any proceeding asserting that the Company has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the Company, threatened, nor has there been, since the date of the Company's formation, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company.

     (o) Insurance.

     (i) The Company has delivered to Parent true and complete copies of all policies of insurance to which the Company is a party or under which any director of the Company is insured.

     (ii) All insurance policies maintained by the Company are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its properties and assets.

     (iii) The Company has paid all premiums due, and has otherwise performed all of its obligations under each insurance policy to which the Company is a party or that provides coverage to any director of the Company and all such insurance policies shall continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

     (p) Intellectual Property.

     (i) Set forth in Schedule 6.1(p)(i) of the Company Disclosure Schedule is a complete list of each of the following items (A) all patents and applications therefor, registrations of trademarks (including service marks) and applications therefor, and registrations of copyrights and applications therefor that are owned by the Company or licensed to the Company (collectively, "Company Intellectual Property Rights"), (B) all licenses, sublicenses, agreements and contracts relating to the Company Intellectual Property pursuant to which the Company is entitled to use any Company Intellectual Property owned by any third party ("Third Party Intellectual Property Licenses") excluding commercially available end-user computer software licenses, where the total license fees for such software do not exceed $10,000 per license per calendar year, used in the normal course of business ("Commercial Software Licenses") and (C) all agreements under which the Company has granted any third party the right to use any Company Intellectual Property.

     (ii) To the knowledge of the Company, excluding Commercial Software Licenses the Company is the owner of all intellectual property, including, without limitation, all Company Intellectual Property Rights, patents and patent applications, supplementary protection certificates and patent extensions, trademarks and trademark applications, service mark and service mark registrations, logos, commercial symbols, business name registrations, trade names, copyrights and copyright registrations, computer software, mask works and mask work registration applications, industrial designs and applications for registration of such industrial designs, including, without limitation, any and all applications for renewal, extensions, reexaminations and reissues of any of the foregoing intellectual property rights where applicable, inventions, biological materials, trade secrets, formulae, know-how, technical information, research data, research raw data, laboratory notebooks, procedures, designs, proprietary technology and information held or used in the business of the Company (the "Company Intellectual Property").

     (iii) To the knowledge of the Company, (a) the Company is the sole legal and beneficial owner of all the Company Intellectual Property (except for Company Intellectual Property that is the subject of any Third Party Intellectual Property Licenses or the Commercial Software Licenses) and (b) all Company Intellectual Property is valid and subsisting.

     (iv) The Company has not entered into any agreements, licenses or created any Encumbrances, leases, equities, options, restrictions, rights of first refusal, title retention agreements or other exceptions to title which affect the Company Intellectual Property or restrict the use by the Company of the Company Intellectual Property in any way.

     (v) The Company is in compliance in all respects with Third Party Intellectual Property Licenses.

     (vi) The Company is not, and will not be as a result of the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereby in breach, violation or default of any Third Party Intellectual Property Licenses. The rights of the Company to the Company Intellectual Property will not be affected by the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

     (vii) The Company has the right to license to third parties the use of Company Intellectual Property Rights.

     (viii) All registrations and filings relating to Company Intellectual Property Rights are in good standing. All maintenance and renewal fees necessary to preserve the rights of the Company in respect of Company Intellectual Property Rights have been made. The registrations and filings relating to Company Intellectual Property Rights are proceeding and there are no facts of which the Company has knowledge which could significantly undermine those registrations or filings or reduce to a significant extent the scope of protection of any patents arising from such applications beyond that which ordinarily might occur in a patent prosecution proceeding.

     (ix) The manufacturing, marketing, distribution or sale of any product currently manufactured, marketed, distributed or sold by, or identified for development by, the Company, licensees or sublicensees in the countries where the Company has conducted or proposes to conduct such activities, to the knowledge of the Company, does not and would not infringe, induce infringement or contributorily infringe the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, and proprietary trade names, publication rights, computer programs (including source code and object code), inventions, know-how, trade secrets, technology, processes, confidential information and all other intellectual property rights throughout the world (collectively, "Intellectual Property Rights") of any third party.

     (x) To the knowledge of the Company, there are no allegations, claims or proceedings instituted or pending which challenge the rights possessed by the Company to use the Company Intellectual Property or the validity or effectiveness of the Company Intellectual Property, including without limitation any interferences, oppositions, cancellations or other contested proceedings.

     (xi) To the knowledge of the Company, there are no outstanding claims or proceedings instituted or pending by any third party challenging the ownership, priority, scope or validity or effectiveness of any Company Intellectual Property.

     (xii) To the knowledge of the Company, there are no Intellectual Property Rights of any third party that would be infringed by the continued practice of any technologies previously used or presently in use by the Company.

     (xiii) To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of the Company Intellectual Property by any third party, including any employee or former employee of the Company.

     (xiv) The Company has not granted any licenses, immunities, options or other rights to the Company Intellectual Property which could provide a third party with a defense to patent infringement proceedings, whether domestic or foreign.

     (xv) The Company has taken commercially reasonable measures to maintain the confidentiality of the inventions, trade secrets, formulae, know-how, technical information, research data, research raw data, laboratory notebooks, procedures, designs, proprietary technology and information of the Company, and all other information the value of which to the Company is contingent upon maintenance of the confidentiality thereof. Without limiting the generality of the foregoing,
(A) each employee of the Company and each consultant to the Company who has had access to proprietary information with respect to the Company has entered into an agreement suitable to vest ownership rights to any inventions, creations, developments, and works in the Company and has entered into an agreement for maintaining the confidential information of the Company and (B) each officer and director of the Company has entered into an agreement to maintain the confidential information of the Company, except for those individuals listed in Schedule 6.1(p)(xv) of the Company Disclosure Schedule whose involvement in the business of the Company is described with specificity therein.

     (q) Year 2000 Compliance. (i) Items of hardware, software, firmware or embedded processes ("Systems") that are a part of, or are used in connection with, the business of the Company will be Year 2000 Compliant by December 31, 1999, (disregarding insurance or similar coverage or plans for making such Systems Year 2000 Compliant).

     (ii) Based upon a reasonable inquiry of substantial suppliers, customers and service providers of the Company, to the knowledge of the Company, no supplier, customer or service provider of the Company will be unable to ensure that its Systems are Year 2000 Compliant.

     (r) Title to Properties; Encumbrances. The Company does not own any real property. Schedule 6.1(r) of the Company Disclosure Schedule contains a complete and accurate list of all real property leases to which the Company is a party. The Company owns (i) all of the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Financial Statements and (ii) all of the properties and assets purchased or otherwise acquired by the Company since the Balance Sheet Date, except for personal property acquired and sold since such date in the ordinary course of business and consistent with past practice, which subsequently purchased or acquired properties and assets are listed in Schedule 6.1(r) of the Company Disclosure Schedule. All of the aforementioned properties and assets, taken together, are the only properties and assets used in conducting the businesses of the Company, and such properties and assets are adequate for the continued operation of such businesses after the Closing in substantially the same manner as conducted to the date hereof. All properties and assets reflected in the Financial Statements are free and clear of all Encumbrances except as reflected in the Financial Statements or Schedule 6.1(r) of the Company Disclosure Schedule.

     (s) Contracts. Schedule 6.1(s) of the Company Disclosure Schedule lists the following Contracts to which the Company is a party on the date hereof:

          (i) any agreement the performance of which involved aggregate consideration in excess of $25,000.00 during 1998 or 1999;

          (ii) any Contract of the Company the performance of which involved aggregate consideration in excess of $250,000.00;

          (iii) any employment agreement;

          (iv) any agreement which relates to indebtedness owed by the Company, or the guarantee thereof excluding purchases of parts or equipment in the ordinary course of the Company's business consistent with past practice;

          (v) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts and agreements to which the Company is a party;

          (vi) all Contracts with independent contractors or consultants to which the Company is a party and which are not cancellable without penalty or further payment and without more than 30 days' notice;

          (vii) all Contracts with any Governmental Entity to which the Company or its Subsidiary is a party;

          (viii) all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

          (ix) all Contracts between or among the Company and any senior executive officer or director of the Company;

          (x) all Contracts to which the Company is expressly subject by the terms of the Contract to confidentiality obligations; and

          (xi) any other Contracts which are material to the Company the absence of which would have a Company Material Adverse Effect.

Except for those Contracts specified on the Company Disclosure Schedule as Contracts under clause (x) above, the Company has made available to Parent a correct and complete copy of each Contract listed in Schedule 6.1(s) of the Company Disclosure Schedule, together with any and all amendments or modifications thereto. Each such Contract is valid, binding, enforceable, and in full force and effect, the Company is not in breach or default under any such Contract and to the knowledge of the Company no event has occurred which, with or without notice or lapse of time or both, would constitute a breach or default, or permit termination, modification, or acceleration, under such Contract.

     (t) Condition and Sufficiency of Assets. The buildings, plants, structures and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs. The building, plants, structures and equipment of the Company are sufficient for the continued operation of the Company's businesses after the Closing in substantially the same manner as conducted to the date hereof. To the knowledge of the Company, the Company has all easements, rights of way and other real property rights which are necessary for the ownership, use and operation of its properties, assets and business.

     (u) Certain Payments. No director, officer, agent, or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services
(i) to obtain favorable treatment in securing business or (ii) in violation of any Law, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

     (v) Disclosure. (i) No representation or warranty of the Company contained in this Agreement or the Company Disclosure Schedule contains any untrue statement of a material fact, or omits to state any material fact, which is required to be stated herein or therein, or is necessary, in order to make the statements contained herein or therein not misleading.

     (ii) There is no fact known to the Company that has specific application to the Company (other than general economic or industry conditions) and that adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Company Disclosure Schedule.

     (w) Books and Records. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Parent, are complete and correct, in all material respects, and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records, in all material respects, of all meetings held by, and corporate action taken by, the stockholders, the boards of directors, and committees of the boards of directors of the Company, and no meeting of any such stockholders, board of directors or committee has been held where material matters were approved, voted upon or acted upon for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of such books and records shall be in the possession of the Company.

     (x) Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated in this Agreement or the Stock Option Agreement.

     6.2. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub each hereby represent and warrant to the Company that, except as set forth in a correspondingly numbered schedule in the Parent Disclosure Schedule:

     (a) Capitalization of Parent and Merger Sub.

     (i) The authorized capital stock of Parent consists of 75,000,000 shares of Common Stock, par value $0.01 per share, of which 25,723,402 shares were issued and outstanding as of September 8, 1999, and 5,000,000 shares of Preferred Stock, par value $0.01 per share, of which no shares were issued and outstanding as of such date. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or By-laws of Parent ("Parent's Organizational Documents") or any agreement or document to which Parent is a party or by which it is bound.

     (ii) The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $1.00 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub was formed for the specific purpose of consummating the transactions contemplated by this Agreement, has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

     (b) Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification. Parent has made available to the Company a complete and correct copy of Parent's Organizational Documents, each as amended to, and in full force as of, the date hereof.

     (c) Corporate Authority.

     (i) No vote of holders of capital stock of Parent is necessary to approve this Agreement and the Merger and the other transactions contemplated hereby. Each of the Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. This Agreement is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

     (ii) Prior to the Effective Time, Parent will have taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Article V. The

Parent Common Stock, when issued, will be validly issued, fully paid and nonassessable, and free of any preemptive right of subscription or purchase in respect thereof.

     (d) Governmental Filings; No Violations. (i) Except for (A) the filing of the Massachusetts Articles of Merger pursuant to Section 2.3, (B) filings and/or notices under the HSR Act, the Securities Act and the Exchange Act, (C) such consents, approvals, orders and authorizations as may be required under applicable state securities or "blue sky" laws and (D) filings and/or notices required to be made with NASDAQ, no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby. Schedule 6.2(d) of the Parent Disclosure Schedule sets forth a correct and complete list of Contracts of Parent or Parent Companies pursuant to which waivers or consents may be required prior to consummation of the transactions contemplated by this Agreement.

     (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the Organizational Documents of Parent and Merger Sub, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of any Encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts binding upon Parent.

     (e) Parent Reports; Financial Statements. Parent has made available to the Company (i) Parent's Annual Report on Form 10-K for the year ended December 31, 1998, (ii) Parent's Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999 and (iii) Parent's registration statements on Form S-3 since December 31, 1998 each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Parent Reports"). Parent has timely filed, and between the date of this Agreement and the Effective Time will timely file, with the SEC all forms, documents and reports required to be filed with the SEC. As of their respective dates, the Parent Reports (i) complied in all material respects, and all reports filed by Parent with the SEC between the date of this Agreement and the Effective Time will comply in all material respects, with applicable SEC requirements and (ii) did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

     (f) Accounting and Tax Matters. (i) As of the date hereof, neither Parent nor any of its Affiliates has taken or agreed to take any action, nor does Parent have any knowledge of any fact or

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

circumstance, that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

     (ii) The representations and warranties that are set forth in Parent's letter to be delivered by Parent to Ernst & Young LLP in connection with section 8.1(e) are hereby adopted as if such representations and warranties were fully set forth herein; provided, that no representation or warranty is made to the extent such representation or warranty relates in any respect to the Company.

     (g) No Parent Material Adverse Effect. Except as set forth in the Parent Reports, since June 30, 1999 there has not been any change in the financial condition, business or results of operations of Parent or any development or combination of developments that is reasonably likely to have a Parent Material Adverse Effect; it being understood among the parties to this Agreement, that for purposes of this Section 6.2(g), any change in the trading price of the shares of Parent Common Stock, or change in financial or economic markets which effects the trading price on the NASDAQ of the shares of Parent Common Stock shall not be considered when determining if a Parent Material Adverse Effect has occurred.

     (h) Brokers and Finders. Neither Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated by this Agreement.

                                  ARTICLE VII

                                   COVENANTS

     7.1. Interim Operations of the Company. The Company covenants and agrees that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing and except as otherwise expressly contemplated by this Agreement and the Stock Option Agreement):

          (a) except as specifically provided in Section 7.1(a) of the Company Disclosure Schedule, the business of the Company shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it shall use its commercially reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

          (b) it shall not (i) amend its Organizational Documents; (ii) split, combine or reclassify its outstanding shares of capital stock; (iii) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock; or (iv) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

          (c) it shall not (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any Voting Debt or any other property or assets (other than Shares issuable pursuant to (A) outstanding options on the date hereof under the Stock Plan, (B) Outstanding Warrants or (C) Company Options issued in the ordinary and usual course of business between the date of this Agreement and the Effective Time); (ii) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets or incur or modify any material indebtedness or other liability; provided, however, that the Company may borrow funds from a bank or other financial lending institution for general working capital purposes not to exceed $250,000 in the aggregate for non-inventory expenditures and $500,000 in the aggregate for non-inventory and inventory expenditures taken together; (iii) make or authorize or commit for any capital expenditures, other than in the ordinary course of business and pursuant to the calendar years 1999 and 2000, capital appropriations/spending budgets set forth in the Company Disclosure Schedule, and in no event shall any capital expenditures exceed $50,000 individually or $200,000 in the aggregate; or (iv) by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity;

          (d) it shall not terminate, establish, adopt, enter into, make any new grants or awards under (except pursuant to normal advancement and promotion procedure consistent with past practice and as set forth in Schedule 7.1(d) of the Company Disclosure Schedule), amend or otherwise modify, any Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any employees;

          (e) it shall not settle or compromise any material claims or litigation or, except in the ordinary and usual course of business, modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

          (f) it shall not make any material Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated except in the ordinary and usual course of business;

          (g) it shall not change any of the accounting practices or principles used by it other than is required by GAAP if the Company makes such change pursuant to and in accordance with the written advice of Ernst & Young LLP;

          (h) it shall not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

          (i) it shall not take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

          (j) it shall not authorize or enter into an agreement to do any of the foregoing.

     7.2. Acquisition Proposals. The Company agrees that neither it nor any of the officers and directors of it shall, and that it shall direct and use its best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 10% or more (or any percentage that would negatively effect the ability of the Merger to qualify for pooling of interests accounting treatment) of the assets or any equity securities of, the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of the officers and directors of it shall, and that it shall direct and use its best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement; (ii) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (iii) recommending such an Acquisition Proposal to the stockholders of the Company, if and only to the extent that, (A) in each such case referred to in clause (i), (ii) or (iii) above, the Board of

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

Directors of the Company determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (B) in each case referred to in clause (ii) or (iii) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties, other than Parent or Merger Sub, conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 7.2. The Company agrees that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it to return all confidential information heretofore furnished to such Person by or on behalf of it.

     7.3. Information Supplied. The Company and Parent each agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     7.4. Stockholders Meeting. The Company shall take, in accordance with applicable law and its Organizational Documents, all action necessary to convene a meeting of holders of Shares (the "Stockholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of this Agreement. Subject to fiduciary obligations under applicable law, the Company's board of directors shall recommend such approval and shall take all lawful action to solicit such approval.

     7.5. Filings; Other Actions. (a) Parent and the Company shall prepare and file with SEC the Prospectus/Proxy Statement and the S-4 Registration Statement as promptly as practicable after the date hereof. Parent and the Company each shall use its commercially reasonable best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement, to the stockholders of the Company. Parent shall also use its commercially reasonable best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and the Stock Option Agreement and shall pay all expenses incident thereto.

     (b) The Company and Parent each shall use its commercially reasonable best efforts (which efforts shall include, without limitation, the execution of customary representation letters) to cause to be delivered to the other party and its directors a letter of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

     (c) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement, the Stock Option Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and the Stock Option Agreement; provided, however, that nothing in this Section 7.5 shall require, or be construed to require, Parent to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its assets or businesses) or to agree to any material changes or restriction in the operations of any such assets or businesses. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

     (d) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the S-4 Registration Statement, Prospectus/ Proxy Statement, or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement and the Stock Option Agreement.

     (e) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement. The Company and Parent each shall give prompt notice to the other of any development or combination of developments that, individually or in the aggregate, is reasonably likely to result in a material adverse effect on the financial condition, properties, prospects, business or results of operations of the Company or Parent, as applicable.

     7.6. Taxation and Accounting. Neither Parent nor the Company shall take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code. Each of the parties shall report the Merger for income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (and any comparable state or local tax statute). Each of Parent and the Company shall make and use its commercially reasonable best efforts to obtain from its Affiliates such reasonable representations as may be requested by legal counsel for the purpose of rendering the opinions contemplated by Section 8.1(g).

     7.7. Access. Upon reasonable notice and subject to the requirements of the confidentiality provisions of those Contracts set forth on Schedule 6.1(s) of the Company Disclosure Schedule that are specifically described on such
Schedule 6.1(s) as containing confidentiality provisions, the Company shall afford Parent's officers, employees, counsel, accountants and other authorized representatives ("Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, the Company shall furnish promptly to Parent all information concerning the Company's business, properties and personnel as may reasonably be requested. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company, or such Person as may be designated by the Company.

     7.8. Affiliates. (a) At least 10 days prior to the date of the Stockholders Meeting, the Company shall deliver to Parent a list of names and addresses of those Persons who are, as of the time of the Stockholders Meeting referred to in Section 7.4, Affiliates of the Company within the meaning of Rule 145 under the Securities Act and for the purposes of applicable interpretations regarding the pooling-of-interests method of accounting. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other Person subsequently identified by either Parent or the Company as a Person who may be deemed to be such an affiliate of the Company; provided, however, that no such Person identified by Parent shall be added to the list of affiliates of the Company if Parent shall receive from the Company, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not such an affiliate. The Company shall exercise its commercially reasonable best efforts to deliver or cause to be delivered to Parent, prior to the date of the Stockholders Meeting, from each affiliate of the Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit A-1 (the "Affiliates Letter"). Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock received in the Merger and the certificates representing Parent Common Stock received by such Affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

     (ii) Prior to the date of the Effective Time, Parent shall deliver to the Company a list of names and addresses of those Persons who are, in the opinion of the Parent, Affiliates of Parent for the purposes of applicable interpretations regarding the pooling-of-interests method of accounting. Parent shall provide to the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other Person the Company reasonably identifies (by written notice to Parent within ten business days after the Company's receipt of such list) as being a Person who may be deemed to be such an affiliate of Parent; provided, however, that no such Person identified by the Company shall be added to the list of affiliates of Parent if the Company shall receive from Parent, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to the Company to the effect that such Person is not such an affiliate. Parent shall exercise its commercially reasonable best efforts to deliver or cause to be delivered to the Company, prior to the date of the Effective Time, from each of such affiliates of Parent identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit A-2 (the "Pooling Affiliates Letter").

     7.9. Quotation of Parent Common Stock. Parent shall file the appropriate notification form for the quotation of additional shares together with the applicable fee covering the Parent Common Stock to be issued in the Merger with the NASDAQ prior to the Effective Time.

     7.10. Publicity. Parent shall control and coordinate the press relations and publicity activities of the parties in connection with the Merger. The Company shall consult with Parent with respect to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement and will not issue any press releases or otherwise make any public announcements with respect thereto without Parent's prior consent.

     7.11.  Benefits.

     (a) Stock Options. (i) At the Effective Time, each outstanding Company Option under the Stock Plan, whether vested or unvested, shall be deemed to constitute an option to acquire (a "New Parent Option"), on the same terms and conditions as were applicable under such Company Option, the same number of shares of Parent Common Stock (rounded down to the nearest whole number) as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at an exercise price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing; provided, however, that in the case of any Company Option to which Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. At or prior to the Effective Time, the Company shall take all necessary actions to permit the assumption of the unexercised Company Options by Parent pursuant to this Section.

     (ii) Effective at the Effective Time, Parent shall assume, as a New Parent Option, each outstanding Company Option in accordance with this Section and with the terms of the Stock Plan under which it was issued and the stock option agreement by which it is evidenced. Not later than 60 days after the Closing Date, Parent shall file a registration statement under the Securities Act on Form S-8, or other appropriate form, covering shares of Parent Common Stock subject to such New Parent Options.

     (iii) In connection with Parent's assumption of Company Options in accordance with the terms of the Stock Plan, Parent shall reserve a sufficient number of shares of Parent Common Stock for issuance with respect to New Parent Options.

     (b) Employee Benefits. Parent agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, the employees of the Company shall continue to be provided with benefits under employee benefit plans (other than plans involving the issuance of Shares) that are no less favorable in the aggregate than those currently provided by the Company to such employees. Parent will cause such employee benefit plans to take into account for purposes of eligibility and vesting thereunder service by employees of the Company as if such service were with Parent. Parent shall, and shall cause the Surviving Corporation to, honor all employee benefit obligations to current and former employees under the Compensation and Benefit Plans and all

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

employee severance plans (or policies) in existence on the date hereof and all employment or severance agreements entered into by the Company or adopted by the board of directors of the Company prior to the date hereof.

     7.12. Expenses; Cash Paid to Dissenting Stockholders. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article V, and Parent shall reimburse the Surviving Corporation for such charges and expenses. Except as otherwise provided in Section 9.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the other agreements set forth herein and the Merger and the other transactions contemplated by this Agreement and the other agreements set forth herein shall be paid by the party incurring such expense; provided, however, Parent shall pay all expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement and any other expenses relating to the S-4 Registration Statement. All cash required to make payments to Dissenting Stockholders in respect of Dissenting Shares shall originate with Parent.

     7.13. Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Stock Option Agreement or the Stockholder Voting Agreements, each of Parent and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, the Stock Option Agreement, the Stockholder Voting Agreements or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

     7.14. Warrants. Prior to the Effective Time, the Company and Parent shall take all action necessary to provide that on and after the Effective Time the Warrants shall be exercisable only for the Merger Consideration.

     7.15. Assignment of Contracts. At the Effective Time, the Company shall assign those non-competition and non-solicitation Contracts that the Company has entered into with its employees, as Parent may request.

                                  ARTICLE VIII

                                   CONDITIONS

     8.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been duly approved by holders of Shares constituting the Company Requisite Vote as set forth in Section 6.1(c) and shall have been duly approved by the sole stockholder of Merger Sub in accordance with applicable law and the Organizational Documents of each such corporation.

          (b) NASDAQ Quotation. The appropriate notification form for quotation of the shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement shall have been filed with the NASDAQ and the applicable fee, in connection therewith, shall have been paid by Parent.

          (c) Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than the filing provided for in Section 2.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent

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     from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company, Parent and Merger Sub shall have been made or obtained (as the case may be).

          (d) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement (collectively, an "Order"), and no Governmental Entity or any other Person shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order.

          (e) Accountant Letter. Parent and the Company shall have received a letter, dated as of the Closing Date, from Ernst & Young LLP regarding the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

          (f) S-4 Registration Statement. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

          (g) Tax Opinions. Parent and the Company shall each have received substantially identical written opinions from their counsel, Sullivan & Cromwell and Palmer & Dodge LLP, respectively, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code.

     8.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company, the stockholders set forth on the signature pages of this Agreement, and the Stockholder Representative (on behalf of the stockholders of the Company) set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date); unless the failure of any such representation or warranty to be so true and correct, has not had or is not reasonably likely to have, a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the President of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the President of the Company to such effect.

          (c) Consents Under Agreements. Except as set forth on Schedule 8.2(c) of the Company Disclosure Schedule, the Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under any material Contract to which the Company is a party.

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          (d) Legal Opinion.  Parent shall have received an opinion of Palmer &
     Dodge LLP, counsel to the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit B.

          (e) Resignations. Parent shall have received the resignations of each director of the Company.

          (f) Non-competition Agreements. Parent and/or Merger Sub shall have entered into a non-competition agreement with those individuals set forth in Schedule 8.2(f) of the Company Disclosure Schedule in a form satisfactory to Parent and each of such individuals.

          (g) Affiliates Letters. Parent shall have received an Affiliates Letter from each Person identified as an affiliate of the Company pursuant to Section 7.8.

     8.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty express speaks as of an earlier date); unless the failure of any such representation or warranty to be so true and correct, has not had or is not reasonable likely to have, a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent to such effect.

          (c) Consents Under Agreements. Parent shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any material Contract to which Parent or any of its Subsidiaries is a party.

          (d) Legal Opinion. The Company shall have received an opinion of the General Counsel of Parent dated the Closing Date addressing the matters set forth in Exhibit C hereto.

                                   ARTICLE IX

                                  TERMINATION

     9.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in
Section 8.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

     9.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (i) the Merger shall not have been consummated by February 15, 2000; (the "Termination Date"), (ii) the approval of the Company's stockholders required by
Section 8.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether

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before or after the approval by the stockholders of the Company); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

     9.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in Section 8.1(a), by action of the Board of Directors of the Company:

          (a) if (i) the Company is not in breach of any of the terms of this Agreement, (ii) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iii) Parent does not make, within five business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal and (iv) the Company prior to such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 9.5. The Company agrees (x) that it will not enter into a binding agreement referred to above until at least the sixth business day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification.

          (b) if there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the party committing such breach.

     9.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the stockholders of Parent referred to in Section 8.1(a), by action of the Board of Directors of Parent if (i) the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within five business days after a written request by Parent to do so, (ii) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the Company or (iii) if the Company or any of the other Persons described in Section 7.2 as affiliates, representatives or agents of the Company shall take any of the actions that would be proscribed by Section 7.2 but for the proviso therein allowing certain actions to be taken pursuant to clause (i), (ii) or (iii) of the proviso under the conditions set forth therein.

     9.5. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article, this Agreement (other than the provisions of Sections 9.5, 11.4 and 11.5) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

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

     (b) In the event that this Agreement is terminated (x) by the Company pursuant to Section 9.3(a) or (y) by Parent pursuant to Section 9.4(i) (in connection with a Superior Proposal) or Section 9.4(iii), then the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent a termination fee of $2,500,000 and shall promptly, but in no event later than two days after being notified of such by Parent, pay all of the charges and expenses, including those of the Exchange Agent, incurred by Parent or Merger Sub in connection with the Transaction Agreements and the transactions contemplated by the Transaction Agreements up to a maximum amount of $1,000,000, in each case payable by wire transfer of same day funds. The Company's payment shall be the sole and exclusive remedy of Parent and Merger Sub against the Company and its directors, officers, employees, agents, advisors or other representatives with respect to the breach of any covenant or agreement giving rise to such payment; provided, however, no such payment shall relieve any party hereto of any liability or damages resulting solely from any willful breach of this Agreement. The Company acknowledges that the agreements contained in this Section 9.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 9.5(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest (at a 10% rate) on the amount of the fee.

                                   ARTICLE X

                                INDEMNIFICATION

     10.1. Survival; Right to Indemnification Not Affected by Knowledge; Representations and Warranties Made as of the Closing Date.

     (a) All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedules and any other certificate or document delivered pursuant to this Agreement shall survive for one year after the Effective Time (the "Survival Date") other than the representation and warranty contained in Section 6.2(g) which shall not survive the Effective Time. Each party's indemnification obligations, or liability obligations pursuant to
Section 10.8, with respect to representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedules and any other certificate or document delivered pursuant to this Agreement shall terminate when the applicable representation, warranty, covenant, obligation terminates pursuant to this Section; provided, however, that such obligations to indemnify, or liability obligations pursuant to Section 10.8, shall not terminate with respect to a particular item as to which, before the expiration of the applicable survival period, the party (i) seeking indemnification has made a claim by delivering a notice of such claim (in accordance with the terms of this Article) to the parties from which indemnification is sought or (ii) seeking Damages in accordance with Section 10.8 has commenced legal proceedings.

     (b) Except as otherwise set forth in this Article X, the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

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

     (c) Notwithstanding anything herein to the contrary, the representations and warranties contained in Sections 6.1 and 6.2 of this Agreement shall, for purposes of each party's indemnification obligations and liability obligations pursuant to Section 10.8, be deemed to be made as of the date of this Agreement and as of the Closing Date (except to the extent any such representation or warranty expressly speaks of an earlier date) without regard to the exceptions set forth in the certificates delivered in connection with Sections 8.2(a) and 8.3(a).

     10.2. Indemnification and Payment of Damages by Holders of Shares. The holders of Shares shall jointly and severally indemnify and hold harmless Parent and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (collectively, the "Parent Indemnified Parties"), for, and shall pay to the Parent Indemnified Parties the amount of, any loss, liability, claim, damage or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), directly or indirectly arising or resulting from or in connection with:

          (a) any breach of any representation or warranty made by the Company, the Stockholders of the Company set forth on the signature pages of this Agreement or the Stockholder Representative (on behalf of the stockholders of the Company) in this Agreement or in any certificate delivered by the Company pursuant to this Agreement;

          (b) any breach by the Company of any covenant or obligation of the Company in this Agreement; or

          (c) any breach of, or failure to assign to Parent or any Affiliate of Parent all of the rights under and terms of, any Contract to which the Company is a party directly or indirectly arising or resulting from or in connection with the Company's ceasing to exist by virtue of Merger.

     10.3. Indemnification and Payment of Damages by Parent. Parent shall indemnify and hold harmless the holders of Shares, and shall pay to such holders the amount of any Damages arising, directly or indirectly, from or in connection with:

          (a) any breach of any representation or warranty made by Parent in this Agreement or in any certificate delivered by Parent pursuant to this Agreement; or

          (b) any breach by Parent of any covenant or obligation of Parent in this Agreement.

     10.4. Limitations on Amount -- Holder of Shares. Holders of Shares shall not have liability for indemnification with respect to any matter described in clause (a), (b) or (c) of Section 10.2 (i) unless and until the total amount of all Damages with respect to such matters, taken together, exceeds $500,000, in which case the applicable Parent Indemnified Party shall be entitled to indemnification for the entire amount of the Parent Indemnified Party's Damages and (ii) for any Damages in the aggregate in excess of the Holdback; provided, however, that this Section 10.4 shall not apply to any breach of the Company's representations and warranties of which the Company had knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by the Company of any covenant or obligation, and the holders of Shares shall be liable for all Damages with respect to such breaches.

     10.5. Limitations on Amount -- Parent. Parent shall have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or (b) of Section 10.3 (i) unless and until the total of all Damages with respect to such matters, taken together, exceeds $500,000, in which case the holders of Shares shall be entitled to indemnification for the entire amount of their Damages and (ii) for any Damages in the aggregate in excess of an amount equal to (x) 535,000 multiplied by (y) the closing price on the NASDAQ of the Parent Stock on the Closing Date; provided, however, that this Section 10.5 shall not apply to any breach of the Parent's representations and warranties of which the Parent had knowledge at any time prior to the date on which such

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

representation and warranty is made or any intentional breach by Parent of any covenant or obligation, and Parent shall be liable for all Damages with respect to such breaches.

     10.6. Payments to Parent. (a) Any payment to be made to a Parent Indemnified Party pursuant to this Article, shall be made in shares of Parent Common Stock valued at the Closing price on the NASDAQ of the Parent Stock on the Closing Date in accordance with the terms of the Escrow Agreement.

     (b) All shares of Parent Common Stock held in the Holdback Account (the "Held Back Shares") shall, for federal income tax purposes, be deemed to be owned by the stockholders of the Company, or such other persons or entities in whose names the stockholders may instruct Parent to record on the stock transfer books of the Company the Held Back Shares, who or which shall be entitled to vote the Held Back Shares on all matters presented to the stockholders of Parent. Except with respect to any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares in the event any dividends or distributions are made on or in respect of the Held Back Shares, such dividends or distributions received with respect to such Held Back Shares from the Effective Time through the time of such payment shall be paid to the stockholders of the Company in accordance with the terms of the Escrow Agreement.

     10.7. Procedures for Indemnification. The party seeking indemnification pursuant to this Article (the "Indemnified Party") agrees to give prompt notice to the parties providing indemnification pursuant to this Article (the "Indemnifying Parties") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under this Article; provided that the failure to give such notice shall not affect the rights of the Indemnifying Party except to the extent the Indemnified Party is materially prejudiced by such failure. The notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. The Indemnifying Party may at the request of the Indemnified Party participate in and control the defense of any such suit, action or proceeding at its own expense. If the Indemnifying Party admits responsibility for indemnification with respect to such claim, the Indemnifying Party shall be entitled to control the defense of any such suit, action or proceeding at its own expense. The Indemnified Party shall cooperate with the Indemnifying Party in such defense; provided that the Indemnified Party shall not be obligated to incur any out-of-pocket expenses except to the extent the Indemnifying Party agrees in writing to reimburse the Indemnified Party for such expenses as they are incurred. The Indemnifying Party shall not be liable for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnification may be sought hereunder; provided that such consent shall not be unreasonably withheld (it being understood that the Indemnifying Party may withhold consent if such settlement does not release the Indemnifying Party from liability (in its capacity as Indemnifying Party) in connection with such claim, litigation or proceeding). Without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, the Indemnifying Party shall not settle any claim, litigation or proceeding in respect of which indemnity may be sought hereunder if such settlement involves an admission of liability or wrongdoing on the part of the Indemnified Party, or a restriction on the operation of the Indemnified Party's business in the future or would materially adversely affect the business reputation or Tax liability of the Indemnified Party.

     10.8. Non-Exclusive Remedy. (a) Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the provisions of this
Article X with respect to indemnification shall not be the exclusive remedy for Parent and that Parent shall have the right to recover Damages from the holders of Shares from any court of competent jurisdiction for, and that the holders of Shares shall be jointly and severally liable for, Damages directly or indirectly arising or resulting from or in connection with: (i) any breach of any representation or warranty made by the Company, the

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

Stockholders Representative (on behalf of the stockholders of the Company) or the stockholders of the Company set forth on the signature pages of this Agreement or in any certificate delivered by the Company pursuant to this Agreement; (ii) any breach by the Company of any covenant or obligation of the Company in this Agreement or (iii) any breach of, or failure to assign to Parent or any Affiliate of Parent of all of the terms of, any Contract to which the Company is a party directly or indirectly arising or resulting from or in connection with the Company's ceasing to exist by virtue of the Merger; provided, however, the holders of Shares shall not have any liability for any Damages in the aggregate in excess of the amount equal to (x) 535,000 multiplied by (y) the closing price on the NASDAQ of the Parent Stock on the Closing Date.

     (b) Any payment of a Damage claim pursuant to Section 10.8 may, at the option of the holder of Shares, be made in cash or in shares of Parent Common Stock having a value equal to the amount of cash that would satisfy in full such Damage claim.

     10.9. Tax Treatment. Indemnification payments made pursuant to this Article shall be treated for Tax purposes as adjustments to the Merger Consideration.

     10.10. Pooling. It is understood and agreed that no party to this Agreement shall take any action or omit to take any action pursuant to this Article to the extent that such action or omission would result in the Merger not qualifying for pooling-of-interests accounting treatment under GAAP.

                                   ARTICLE XI

                           MISCELLANEOUS AND GENERAL

     11.1. Modification or Amendment. Subject to the provisions of the applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     11.2. Waiver of Conditions. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreements of any other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit and to the extent permitted by applicable law. Any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.

     11.3. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     11.4. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THE TRANSACTION AGREEMENTS, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED THEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR

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PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE
VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT ANY OF THE TRANSACTION AGREEMENTS MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 11.5 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THE TRANSACTION AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.4.

     11.5. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by express mail or equivalent over-night courier service, prepaid, or by facsimile:

         if to Parent or Merger Sub

         Affymetrix, Inc.
         3380 Central Expressway
         Santa Clara, CA 95051
         Attention: General Counsel (Vern Norviel)
         fax: (408) 481-4709

         (with a copy to Neil Anderson, Esq.
         Sullivan & Cromwell
         125 Broad Street, New York, NY 10004
         fax: (212) 558-3588).

         if to the Company

         Genetic MicroSystems, Inc.
         34 Commerce Way
         Woburn, MA 01801
         Attention: Jean Montagu
         fax: (781) 932-9433

         (with a copy to Michael Lytton, Esq.
         Palmer & Dodge, LLP
         One Beacon Street
         Boston, MA 02108
         fax: (617) 227-4420)

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     11.6. Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Schedule, the Parent Disclosure Schedule, the Stock Option Agreement and the Escrow Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

     11.7. No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     11.8. Obligations of Parent. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action.

     11.9. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred by Parent or the Company in connection with the Merger shall be paid 50% by Parent and 50% by the Company when due.

     11.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     11.11. Interpretation. (a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     (b) The inclusion of any matter in a Section or Schedule to the Company Disclosure Schedule shall also be deemed to be an inclusion for any other Section or Schedule in the Company Disclosure Schedule if there is a sufficient indication in the Section or Schedule containing the inclusion to reasonably inform a Person of the applicability of the matter to such other Schedule. In the event of any conflict between the Parent Disclosure Schedule or the Company Disclosure Schedule and this Agreement, the terms of this Agreement shall prevail.

     11.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, (i) Parent may assign this Agreement to any entity that acquires substantially all of the business or assets of Parent and
(ii) that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect Subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

     11.13. Specific Performance. The parties hereto acknowledge that, in view of the uniqueness of the subject matter hereof, the parties hereto would not have an adequate remedy at law for money damages if this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                          AFFYMETRIX, INC.

                                          By: /s/ VERN NORVIEL
                                            ------------------------------------
                                              Name: Vern Norviel
                                              Title: Vice President, General
                                                     Counsel and Corporate
                                                     Secretary

                                          GMS ACQUISITION, INC.

                                          By: /s/ SUSAN E. SIEGEL
                                            ------------------------------------
                                              Name: Susan E. Siegel
                                              Title: President

                                          By: /s/ EDWARD HURWITZ
                                            ------------------------------------
                                              Name: Edward Hurwitz
                                              Title: Treasurer

                                          GENETIC MICROSYSTEMS, INC.

                                          By: /s/ JEAN MONTAGU
                                            ------------------------------------
                                              Name: Jean Montegu
                                              Title: President

                                          By: /s/ PETER LEWIS
                                            ------------------------------------
                                              Name: Peter Lewis
                                              Title: Treasurer

                                          Stockholder Representative
                                          (on behalf of all of the stockholders
                                          of Genetic MicroSystems, Inc.)

                                          By: /s/ JEAN MONTAGU
                                            ------------------------------------
                                              Name: Jean Montagu

                                              /s/ STANLEY ROSE
                                            ------------------------------------
                                              Stanley Rose

                                              /s/ PETER HONKANEN
                                            ------------------------------------
                                              Peter Honkanen

                                              /s/ MYLES L. MACE, JR.
                                            ------------------------------------
                                              Myles L. Mace, Jr.

                                              /s/ DOMINIC MONTAGU
                                            ------------------------------------
                                              Dominic Montagu

                                              /s/ SASHA MONTAGU
                                            ------------------------------------
                                              Sasha Montagu

                                                                      APPENDIX B

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of September 10, 1999 (the "Agreement"), between Affymetrix, Inc., a Delaware corporation (the "Grantee"), and Genetic MicroSystems, Inc., a Massachusetts corporation (the "Grantor").

     WHEREAS, the Grantee, GMS Acquisition, Inc., a Massachusetts corporation and a wholly owned subsidiary of the Grantee ("Merger Sub"), the Grantor and Jean Montagu as Stockholder Representative are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into Grantor (the "Merger");

     WHEREAS, the Grantee and Merger Sub have requested that the Grantor grant to the Grantee an option to purchase up to 684,297 shares of Common Stock, no par value per share, of the Grantor (the "Common Stock"), on the terms and subject to the conditions hereof; and

     WHEREAS, the Grantor is willing to grant the Grantee the requested option.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1.  The Option; Exercise; Adjustments; Payment of Spread; Repurchase Right.

     (a) Contemporaneously herewith the Grantee, Merger Sub and the Grantor are entering into the Merger Agreement. Subject to the other terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase up to 684,297 shares of Common Stock (the "Shares") at a cash purchase price equal to $21.50 per share (the "Purchase Price"). The Option may be exercised by the Grantee, in whole or in part, at any time, or from time to time, following (but not prior to) the occurrence of the events set forth in any of clauses (i), (ii), (iii) or (iv) of Section 2(d) hereof, and prior to the Termination Date (as defined herein).

     (b) In the event the Grantee wishes to exercise the Option, the Grantee shall send a written notice to the Grantor (the "Stock Exercise Notice") specifying the total number of Shares it wishes to purchase and a date (subject to the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")) not later than 10 business days and not earlier than three business days following the date such notice is given for the closing of such purchase. In the event of any change in the number of issued and outstanding shares of capital stock of the Company (by reason of any stock dividend, stock split, split-up, recapitalization, merger, issuance of capital stock upon exercise of warrants or options or any other event), the number of Shares subject to this Option and the purchase price per Share shall be appropriately adjusted to restore the Grantee to its rights hereunder.

     (c) If at any time the Option is then exercisable pursuant to the terms of
Section 1(a) hereof and at or prior to such time the termination fee referred to in Section 9.5(b) of the Merger Agreement shall have become payable, the Grantee may from time to time elect, in lieu of exercising the Option to purchase Shares provided in Section 1(a) hereof, to send a written notice to the Grantor (a "Cash Exercise Notice") specifying a date not later than 20 business days and not earlier than 10 business days following the date such notice is given on which date the Grantor shall pay to the Grantee an amount in cash (the "Cancellation Amount") equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Shares subject to the Option as Grantee shall specify. As used herein "Spread" shall mean the excess over the Purchase Price of the highest price per share of Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or proposed to be paid by any person pursuant to any Acquisition Proposal (as defined in the Merger Agreement) occurring after the date of this Agreement and prior to the Termination Date (the "Alternative Purchase Price"). If the Alternative Purchase Price includes any property other than cash, the Alternative Purchase Price shall be the sum of (i) the fixed cash amount, if any, included in the Alternative Purchase Price plus (ii) the fair market value of such other property. If such other property consists of securities with an existing public trading market, the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) for such securities in their principal public trading market on the five trading days ending five days prior to the date of the Cash Exercise Notice shall be deemed to equal the fair market value of such property. Upon exercise of its right to receive cash pursuant to this Section 1(c), the obligations of the Grantor to deliver Shares pursuant to Section 3 shall be terminated with respect to such number of Shares for which the Grantee shall have elected to be paid the Spread.

     (d) At the request of the Grantor at any time during the 180-day period commencing on each date on which the Option is exercised (the "Call Period"), the Grantor may repurchase from the Grantee, and the Grantee shall sell to the Grantor, any or all of the Shares acquired by the Grantee pursuant hereto as a result of such exercise and with respect to which the Grantee has beneficial ownership at the time of such repurchase at a price per share equal to the Repurchase Price (defined below) per share in respect of the Shares so acquired (such price per share multiplied by the number of Shares to be repurchased pursuant to this Section 1(d) being herein called the "Repurchase Consideration"). Each date on which the Grantor exercises its rights under this
Section 1(d) by delivering its request to the Grantee is referred to as a "Grantor Request Date." "Repurchase Price" per share shall be the Purchase Price. If the Grantor exercises its rights under this Section 1(d), the Grantor shall, within five business days after the applicable Grantor Request Date, pay the applicable Repurchase Consideration in immediately available funds, and the Grantee shall surrender to the Grantor certificates evidencing the Shares purchased hereunder, and the Grantee shall warrant to the Grantor that, immediately prior to the repurchase thereof pursuant to this Section 1(d), the Grantee had sole record and beneficial ownership of such Shares and that such Shares were then held free and clear of all encumbrances.

     2. Conditions to Delivery of Shares. The Grantor's obligation to deliver Shares upon exercise of the Option is subject only to the conditions that:

          (a) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction prohibiting the delivery of the Shares shall be in effect; and

          (b) Any applicable waiting periods under the HSR Act shall have expired or been terminated; and

          (c) the representations and warranties of the Grantee made in Section 5 of this Agreement shall be true and correct in all material respects as of the date of the closing of the issuance of the Shares; and

          (d) (i) in the event that (A) a bona fide Acquisition Proposal (as defined in the Merger Agreement) shall have been made to the Grantor or any of its stockholders, and on or following the date of the Merger Agreement, but prior to the date of the meeting of the Grantor's stockholders to approve the Merger Agreement, such Acquisition Proposal is or becomes publicly known, and (B) on or following the date on which such Acquisition Proposal is or becomes publicly known, (i) the Merger Agreement is terminated by the Grantor pursuant to Section 9.3(a) of the Merger Agreement or (ii) the Merger Agreement is terminated by the Grantee pursuant to clause (i) (in connection with a Superior Proposal) or clause
     (iii) of Section 9.4 of the Merger Agreement; or (iii) the Grantor shall have delivered to Grantee the written notification pursuant to Section 9.3(a)(ii) of the Merger Agreement and the Grantee shall have notified the Grantor in writing that the Grantee does not intend to match the Superior Proposal (as defined in the Merger Agreement) referred to in such notification. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended.

3.  The Closing.

     (a) Any closing hereunder shall take place on the date specified by the Grantee in its Stock Exercise Notice or Cash Exercise Notice or as specified in
Section 1(d), as the case may be, at 10:00 A.M., local time, at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, or, if the conditions set forth in Section 2(a), (b) or (c) have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, (i) in the event of a closing pursuant to Section 1(b) hereof, the Grantor will deliver to the Grantee a certificate or certificates, representing the Shares in the denominations designated by the Grantee in its Stock Exercise Notice and the Grantee will purchase such Shares from the Grantor at the price per Share equal to the Purchase Price, (ii) in the event of a closing pursuant to Section 1(c) hereof, the Grantor will deliver to the Grantee cash in an amount determined pursuant to Section 1(c) hereof; or (iii) in the event of a closing pursuant to Section 1(d) hereof, the Grantor will deliver to the Grantee cash in an amount determined pursuant to Section 1(d) hereof. Any payment made by the Grantee to the Grantor, or by the Grantor to the Grantee, pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of federal funds to a bank designated by the party receiving such funds.

     (b) The Grantee agrees not to transfer or otherwise dispose of the Option or the Shares, or any interest therein, except in compliance with the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities law. The Grantee further agrees that the certificates representing the Shares shall bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act.

     4. Representations and Warranties of the Grantor. The Grantor represents and warrants to the Grantee that (a) the Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Grantor and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantor and constitutes a valid and binding obligation of the Grantor, enforceable in accordance with its terms; (c) the Grantor has taken all necessary corporate action to authorize and reserve the Shares issuable upon exercise of the Option and the Shares, when issued and delivered by the Grantor upon exercise of the Option and paid for by the Grantee as contemplated hereby, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights; (d) except as otherwise required by the HSR Act, the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of the Grantor's Organizational Documents (as defined in the Merger Agreement), or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, rule, regulation, judgment, ordinance, or decree, or restriction by which the Grantor or any of its subsidiaries or any of their respective properties or assets is bound; and
(e) no "fair price", "moratorium", "control share acquisition," "interested shareholder" or other form of antitakeover statute or regulation (including but not limited to Chapters 110C, 110D, 110E and 110F of the General Laws of the Commonwealth of Massachusetts) is or shall be applicable to the acquisition of Shares pursuant to this Agreement.

     5. Representations and Warranties of the Grantee. The Grantee represents and warrants to the Grantor that (a) the Grantee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Agreement, (b) the execution and delivery of this Agreement by the Grantee and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantee and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantee and constitutes a valid and binding obligation of the Grantee, enforceable in accordance with its terms; and (c) the Grantee is acquiring the Option and, if and when it exercises the Option, will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

     6. Filings; Governmental Consents. After the Option becomes exercisable hereunder, the Grantor will use its reasonable best efforts to obtain approval of such listing and to effect all necessary filings by the Grantor under the HSR Act. Each of the parties hereto will use its reasonable best efforts to obtain consents of all third parties and governmental authorities, if any, necessary to the consummation of the transactions contemplated by this Agreement.

     7. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

     8. Modification or Amendment. Subject to the provisions of applicable law, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     9. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     10.  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

     (A) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement, the Merger Agreement and of the other documents referred to in this Agreement and the Merger Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement, the Merger Agreement, or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

     (B) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

     11. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

        if to the Grantee:

          General Counsel: Vern Norviel
          Affymetrix, Inc.
          3380 Central Expressway
          Santa Clara, CA 95051
          fax: (408) 481-4709

        with copies to:

          Neil T. Anderson
          Sullivan & Cromwell
          125 Broad Street
          New York, NY 10004
          fax: (212) 558-3588

        if to the Grantor:

          Jean Montagu
          Genetic MicroSystems, Inc.
          34 Commerce Way
          Woburn, MA 01801
          fax: (781) 932-9433

        with copies to:

          Michael E. Lytton
          Palmer & Dodge LLP
          One Beacon Street
          Boston, MA 02108
          fax: (617) 227-4420

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     12. Entire Agreement. This Agreement (including any exhibits and schedules hereto), the Merger Agreement and the other documents referred to in this Agreement and the Merger Agreement, constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

     13. No Third Party Beneficiaries. This Agreement is not intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

     14. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     15. Specific Performance. The parties hereto each acknowledge that, in view of the uniqueness of the subject matter hereof, the parties hereto would not have an adequate remedy at law for money damages if this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

     16. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that (i) the Grantee may assign this Agreement to any entity that acquires substantially all of the business or assets of the Grantee and (ii) the Grantee may assign its rights and obligations under this Agreement to any of its direct or indirect wholly owned subsidiaries (including Merger Sub). Any purported assignment made in contravention of this Agreement shall be null and void.

     17. Captions. The Section captions herein are for convenience of reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     18.  Termination.

     (a) The right to exercise the Option granted pursuant to this Agreement shall terminate at (and the Option shall no longer be exercisable after) the earliest of (i) the Effective Time (as defined in the Merger Agreement), (ii) the first anniversary of the earliest to occur of the events set forth in any of clauses (i), (ii), (iii) or (iv) of Section 2(d), and (iii) the thirtieth day following the termination of the Merger Agreement if prior to such thirtieth day the events set forth in any of clauses (i), (ii), (iii) or (iv) of Section 2(d) shall not have occurred (such earliest date being referred to in this Agreement as the "Termination Date"); provided that, if the Option cannot be exercised or the Shares cannot be delivered to the Grantee upon such exercise because one or more of the conditions set forth in Section 2(a) or (b) hereof have not yet been satisfied, the Termination Date shall be extended until thirty days after such impediment to exercise or delivery has been removed.

     (b) All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

     19.  Profit Limitation.

     (a) Notwithstanding any other provision of this Agreement or the Merger Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $5,000,000 and, if it otherwise would exceed such amount, the Grantee shall repay such excess amount to Grantor in cash so that Grantee's Total Profit shall not exceed $5,000,000 after taking into account the foregoing actions.

     (b) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of (i) the amount of cash actually received by Grantee pursuant to Section 9.5 of the Merger Agreement and Section 1(c) hereof, less (ii) any repayment of a portion of such cash to Grantor.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties hereto as of the date hereof.

                                          GENETIC MICROSYSTEMS, INC.

                                          By: /s/ JEAN MONTAGU
                                            ------------------------------------
                                              Name: Jean Montagu
                                              Title: President

                                          AFFYMETRIX, INC.

                                          By: /s/ VERN NORVIEL
                                            ------------------------------------
                                              Name: Vern Norviel
                                              Title: Vice President, General
                                                     Counsel, and Corporate
                                                     Secretary

                                                                      APPENDIX C

                                ESCROW AGREEMENT

     ESCROW AGREEMENT (hereinafter called this "Agreement"), dated as of September 10, 1999, among Genetic MicroSystems, Inc., a Massachusetts corporation (the "Company"), Affymetrix, Inc., a Delaware corporation ("Parent"), GMS Acquisition, Inc., a Massachusetts corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Jean Montagu (the "Stockholder Representative") and Bank One Trust Company, NA, as the Escrow Agent (the "Escrow Agent").

     WHEREAS, Parent, Merger Sub, the Company, the Stockholder Representative and certain stockholders of the Company have entered into an Agreement and Plan of Merger dated as of September 10, 1999 (the "Merger Agreement") pursuant to which, among other things, the Company shall merge with and into Merger Sub (the "Merger");

     WHEREAS, pursuant to the terms of the Merger Agreement, Parent Indemnified Parties (as defined below) are to be indemnified by the Company's stockholders for certain events or occurrences specified in Article X of the Merger Agreement, including breaches of representations, warranties, covenants and agreements made, entered into or to be performed pursuant to the terms of the Merger Agreement;

     NOW THEREFORE, in consideration of mutual promises and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1. Definitions. The following terms, as used herein, have the following meaning:

          "business day" means any day other than a Saturday, a Sunday or a day on which banks in California are authorized or obligated by law or executive order to close.

          "Closing Date" means the date on which the Merger becomes effective.

          "Escrow Account" means a separate account established by the Escrow Agent for the purpose of holding shares of Parent Stock delivered to it pursuant to Section 3 (collectively, the "Assets").

          "Officer's Certificate" means a certificate signed by the President or any Vice-President of Parent substantially in the form attached hereto as Exhibit A stating that a Parent Indemnified Party has incurred or suffered any damages, losses, liabilities and expenses (including reasonable attorney fees and expenses) as a result of certain events or occurrences specified in Article X of the Merger Agreement, including a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement, for which indemnification is available pursuant to the Merger Agreement in the aggregate amount set forth in such Officer's Certificate (the "Indemnity Amount") that is delivered by Parent on the same day to the Escrow Agent and the Stockholder Representative.

          "Parent Indemnified Party" means Parent and any of its affiliates, including, effective upon the closing of the Merger, the Surviving Corporation.

          "Parent Stock" means the common stock, par value $0.01 per share, of Parent.

          "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or

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     other persons performing similar functions are at any time directly or indirectly owned by such Person.

     2. Appointment of the Escrow Agent. Parent, Merger Sub, the Company and the Stockholder Representative hereby appoint Bank One Trust Company, NA to act as the Escrow Agent on the terms and conditions set forth herein and Bank One Trust Company, NA hereby accepts such appointment on such terms and conditions.

     3. Deposit of Shares. In accordance with the Merger Agreement, Parent shall deposit with the Escrow Agent at the closing of the Merger 107,000 shares of Parent Stock.

     4. Escrow Account. The Escrow Agent shall deposit such shares, upon receipt, into the Escrow Account and shall hold, safeguard and distribute such shares in accordance with and subject to the terms of this Agreement. The shares of Parent Stock held in the Escrow Account (i) shall not, so long as the Escrow Account is in existence, be sold by the Stockholder Representative, any record holder thereof or the Escrow Agent and (ii) shall be recorded on the stock transfer books of Parent as being held in the name of the stockholder(s) who own such shares of record and the Stockholder Representative shall execute any assignment on behalf of such holders that is reasonably requested by the Escrow Agent to permit the Escrow Agent to perform its duties hereunder. The Escrow Agent shall exercise the voting rights associated with shares of Parent Stock remaining in the Escrow Account in accordance with such instructions as the Stockholder Representative may from time to time deliver to the Escrow Agent.

     5. Purpose. It is understood and agreed that the Escrow Account and the Assets are for the purpose of satisfying the indemnification obligations owed to Parent by the Stockholder Representative and the other stockholders of the Company and no Assets shall be used for any other purpose except as explicitly set forth in this Agreement.

     6. Distributions on Parent Stock. Parent shall pay to the Escrow Agent all cash or stock dividends and other distributions (including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares) with respect to shares of Parent Stock held in the Escrow Account. The Escrow Agent shall (i) deposit dividends and distributions declared by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares of Parent Stock into the Escrow Account in accordance with and subject to the terms of this Agreement and such dividends and distributions will be held and distributed in accordance with the terms of this Agreement and (ii) distribute cash or stock dividends and distributions not declared by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares of Parent Stock to the Stockholder Representative for distribution to the stockholders of the Company in accordance with the relative ownership percentage of each such stockholder.

     7. Rights to the Escrow Account. In accordance with and subject to the terms of this Agreement, Parent Indemnified Parties shall be entitled to recover from the Escrow Account the Indemnity Amount or the Final Indemnity Amount (as defined below), as the case may be.

     8. Indemnity Payments by the Escrow Agent. (a) Subject to Section 8(b), on the fifteenth business day after receipt by the Escrow Agent of an Officer's Certificate, the Escrow Agent shall deliver to Parent from the Assets in a manner specified in writing by Parent the number of shares of Parent Stock equal to the quotient obtained by dividing the Indemnity Amount by the closing price on the NASDAQ stock market of the Parent Stock on the Closing Date.

     (b) If the Stockholder Representative shall, within fifteen business days after the Escrow Agent's and the Stockholder Representative's receipt of the Officer's Certificate, notify the Escrow Agent and Parent in writing that the Stockholder Representative objects to the Indemnity Amount, (i) the Indemnity Amount shall not be delivered to Parent, (ii) Parent and the Stockholder

                                       C-2
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Representative shall (A) endeavor in good faith to agree on the amount the
Parent Indemnified Party shall be entitled to recover from the Escrow Account or have such amount determined by a court of competent jurisdiction pursuant to the Merger Agreement (such amount being the "Final Indemnity Amount") and (B) either deliver to the Escrow Agent a certificate signed by the President or any Vice-President of Parent and the Stockholder Representative setting forth the Final Indemnity Amount (the "Joint Certificate") or deliver to the Escrow Agent the court order or judgment by a court of competent jurisdiction, certified by either the Stockholder Representative or Parent as an original (or as a true and complete copy thereof) (a "Final Judgment") and (iii) the Escrow Agent shall deliver to Parent the Final Indemnity Amount from the Assets in the manner set forth in Section 8(a). If the Stockholder Representative fails so to notify Parent or the Escrow Agent of the Stockholder Representative's objection to the Indemnity Amount within such ten business day period, the Indemnity Amount shall be deemed conclusive and binding on all the parties hereto, whereupon the Escrow Agent shall make distributions from the Escrow Account in the manner set forth in Section 8(a).

     (c) Notwithstanding any of the foregoing, the Escrow Account and any payments hereunder shall be subject to equitable adjustment to reflect through proportionate increase or decrease any change in the outstanding capital stock of Parent for any reason, including, without limitation, by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares of Parent Stock, or any stock dividend thereon. Parent hereby undertakes to notify the Escrow Agent promptly of any event requiring such equitable adjustment.

     9. The Stockholder Representative. (a) Pursuant to the terms of the Merger Agreement each stockholder of the Company, who has not perfected statutory dissenters' rights, has granted the Stockholder Representative the authority to act as agent for each such stockholder in connection with the transactions contemplated hereunder and to perform all acts required hereby, including, but not limited to, receiving and delivering all notices, giving all approvals and waivers, and exercising all other rights of each such stockholder hereunder.

     (b) In the event of the death or incapacity of the Stockholder Representative, such other Person as may be designated by the vote or written consent of a majority in interest of the stockholders of the Company (as set forth on Exhibit C hereto) shall, upon notice to Parent and the Escrow Agent, be appointed as the successor Stockholder Representative.

     (c) Parent and the Escrow Agent shall be entitled to rely, without any investigation or inquiry by Parent or the Escrow Agent, upon all actions by the Stockholder Representative as having been taken upon the authority of the stockholders of the Company. Any action by the Stockholder Representative shall be conclusively deemed to be the action of the stockholders of the Company and Parent and the Escrow Agent shall not have any liability or responsibility to the stockholders of the Company for any action taken in reliance thereon.

     (d) The Stockholder Representative shall not be liable to the stockholders of the Company for any action taken or omitted to be taken hereunder as Stockholder Representative, except due to the Stockholder Representative's gross negligence or bad faith. The Stockholders of Genetic MicroSystems shall indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative.

     10. Termination of the Escrow Account. (a) Five business days after the one-year anniversary of the Effective Time (the "Termination Date"), the Escrow Agent shall distribute all Assets then remaining including any dividends and distributions not yet distributed pursuant to Section 6 hereof

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

(except a sufficient amount of Assets to satisfy any unsatisfied claim specified in any Officer's Certificate, Joint Certificate or Final Judgment theretofore delivered to the Escrow Agent) to the stockholders of the Company pro rata in accordance with the relative ownership percentage of each such stockholder; provided, however, that if the Escrow Agent shall receive a certificate signed by the President or any Vice-President of Parent instructing the Escrow Agent not to distribute such Assets until any unsatisfied indemnification claim hereunder has been resolved, the Escrow Agent shall hold such Assets until such time as it receives a certificate signed by the President or any Vice-President of Parent and the Stockholder Representative and dispose of such Assets in accordance with the instructions set forth therein.

     (b) It is understood and agreed that no party to this Agreement shall take any action or omit to take any action pursuant to this Article to the extent that such action or omission would result in the Merger not qualifying for pooling-of-interests accounting treatment under GAAP.

     11. Notices. All notices, requests and other communications to any party hereunder shall be in wilting (including facsimile transmission) and shall be given,

        if to Parent or Merger Sub to:
Affymetrix, Inc.
3380 Central Expressway
Santa Clara, CA 95051
Attention: General Counsel (Vern Norviel)
fax: (408) 481-4709

        with copies to:
Neil T. Anderson
Sullivan & Cromwell
125 Broad Street
New York, NY 10004
fax: (212) 558-3588

        if to the Stockholder Representative to:
Jean Montagu
Genetic MicroSystems, Inc.
34 Commerce Way
Woburn, MA 01801
fax: (781) 932-9433

        with a copy to:
Michael E. Lytton
Palmer & Dodge LLP
One Beacon Street
Boston, MA 02108
fax: (617) 227-4420

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

        if to the Escrow Agent to:
Bank One Trust Company, NA
Global Corporate Trust Services
611 Woodward Avenue, M11-8110
Detroit, Michigan 48226
Attention: Amy J. Brehler
Fax: (313) 225-3945

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. (Eastern Time), and such day is a business day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     12. The Escrow Agent. (a) The Escrow Agent shall have no duty or obligation hereunder other than to take such specific actions as are required of it from time to time under the provisions hereof, and it shall incur no liability hereunder or in connection herewith for anything whatsoever other than as a result of its own gross negligence or willful misconduct. The party primarily responsible for causing any and all losses, claims, liabilities and expenses, including the reasonable fees of counsel, to the Escrow Agent shall indemnify, hold harmless and defend the Escrow Agent from and against any and all losses, claims, liabilities and expenses, including the reasonable fees of counsel, which it may suffer or incur hereunder, or in connection herewith, except such as shall result solely and directly from the Escrow Agent's own gross negligence or willful misconduct; provided, however, that if no party is primarily responsible for causing such losses, claims, liabilities and expenses, including the reasonable fees of counsel, Parent and the Stockholder Representative shall jointly and severally indemnify the Escrow Agent in accordance with this Section 12. The Escrow Agent shall not be bound in any way by any agreement or contract among Parent, Merger Sub, the Company and the Stockholder Representative (whether or not the Escrow Agent has knowledge thereof) and the only duties and responsibilities of the Escrow Agent shall be to hold the Assets in accordance with the terms of this Escrow Agreement. All reasonable fees and expenses of the Escrow Agent shall be paid 50% by the Stockholder Representative (on behalf of the stockholders of the Company) and 50% by Parent.

     (b) Notwithstanding any provision contained herein to the contrary, the Escrow Agent, including its officers, directors, employees and agents, shall:

          (i) have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any securities, checks, or other documents or instruments submitted to it in connection with its duties hereunder;

          (ii) be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the parties hereto, and shall be entitled to rely upon the genuineness of the signature of such signatories without inquiry and without requiring substantiating evidence of any kind;

          (iii) have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investments or reinvestments made in accordance with any provision which may be contained herein;

          (iv) be entitled to compensation for its services hereunder as per Schedule B, which is attached hereto and made a part hereof, and for reimbursement of its out-of-pocket expenses including, but not by way of limitation, the fees and costs of attorneys or agents which it may

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

     find necessary to engage in performance of its duties hereunder, and the Escrow Agent shall have, and is hereby granted, a prior lien upon the Assets with respect to its unpaid fees and non reimbursed expenses, superior to the interests of any other persons or entities; and

          (iv) be under no obligation to invest the deposited funds or the income generated thereby until it has received a Form W-9 or W-8, as applicable, from each of the parties hereto, regardless of whether any party is exempt from reporting or withholding requirements under the Internal Revenue Code of 1986, as amended.

     13. Further Assurances. Subject to the terms and conditions of this Agreement, the parties hereto shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to perform their obligations hereunder including, without limitation, determining the amount a Parent Indemnified Party shall be entitled to recover from the Escrow Account and delivering to the Escrow Agent a Joint Certificate or a Final Judgment upon such determination.

     14. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of each other party hereto. Any such purported assignment, delegation or transfer made without such written consent shall be null and void.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

     16. VENUE; WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THE TRANSACTION AGREEMENTS, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED THEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT ANY OF THE TRANSACTION AGREEMENTS MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 11 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESEN-

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

TATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND
(iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

     17. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

     18. Resignation or Removal of the Escrow Agent. (a) The Escrow Agent may resign as such upon 30 days' prior written notice to the other parties hereto. The Escrow Agent may be removed and replaced upon 30 days' prior written notice to the Escrow Agent from Parent and the Stockholder Representative. If the Escrow Agent resigns or is removed, the duties of the Escrow Agent shall terminate 30 days after receipt of such notice (or as of such earlier date as may be agreed by the parties hereto) and the Escrow Agent shall then deliver the balance of the Assets then in its possession to a successor escrow agent as shall be appointed by the other parties hereto as evidenced by a written notice filed with the Escrow Agent.

     (b) If the other parties hereto are unable to agree upon a successor to the Escrow Agent or shall have failed to appoint such successor prior to the expiration of 30 days following receipt of the notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. Upon acknowledgment by any successor escrow agent of the receipt of the balance of the Assets in escrow, the Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.

     19. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement.

     20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     21. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     22. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court set forth in Section 16 in addition to any other remedy to which they are entitled at law or in equity.

     23. Amendments; Waiver. This Agreement may be amended, modified or supplemented in each case only by a written instrument duly executed by or on behalf of the parties to this Agreement. Any of the terms of this Agreement may be waived only by a written instrument duly executed by or on behalf of the parties against whom enforcement is sought and no such waiver by any party of any term or condition contained in this Agreement shall be deemed to be a waiver of the same or any other term or condition of this Agreement on any future occasion.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          AFFYMETRIX, INC.

                                          By: /s/ VERN NORVIEL
                                            ------------------------------------
                                              Name: Vern Norviel
                                              Title: Senior Vice President and
                                                     General Counsel

                                          GMS ACQUISITION, INC.

                                          By: /s/ SUSAN E. SIEGEL
                                            ------------------------------------
                                              Name: Susan E. Siegel
                                              Title: President

                                          GENETIC MICROSYSTEMS, INC.

                                          By: /s/ JEAN MONTAGU
                                            ------------------------------------
                                              Name: Jean Montagu
                                              Title: President

                                          STOCKHOLDER REPRESENTATIVE

                                          /s/ JEAN MONTAGU
                                          --------------------------------------
                                          Jean Montagu

                                          BANK ONE TRUST COMPANY, NA

                                          By: /s/ AMY J. BREHLER
                                            ------------------------------------
                                              Name: Amy J. Brehler
                                              Title: Authorized Officer

                                                                      APPENDIX D

                      FORM OF STOCKHOLDER VOTING AGREEMENT

     FORM OF STOCKHOLDER VOTING AGREEMENT, dated as of September 10, 1999 (this
"Agreement"), between                ("Stockholder") and Affymetrix, Inc., a
Delaware corporation ("Purchaser").

     WHEREAS, Genetic MicroSystems, Inc., a Massachusetts corporation (the "Company"), Purchaser, GMS Acquisition, Inc., a Massachusetts corporation and a wholly owned subsidiary of Purchaser ("Merger Sub") and Jean Montagu as "Stockholder Representative", are contemporaneously herewith entering into an Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), which provides, among other things, for the merger of the Company with and into Merger Sub (the "Merger");

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Purchaser and Merger Sub have requested that Stockholder make certain agreements with respect to the aggregate number of shares of Common Stock, no par value per share ("Shares"), of the Company set forth opposite the Stockholder's name on Schedule A attached hereto as to all of which Shares the Stockholder has sole voting and dispositive power (such Shares, as such Shares may be adjusted by any stock dividend, stock split, reorganization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, being referred to herein as the "Subject Shares"), upon the terms and subject to the conditions hereof; and

     WHEREAS, in order to induce Purchaser and Merger Sub to enter into the Merger Agreement, Stockholder is willing to make certain agreements with respect to the Subject Shares;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1. Voting Agreements; Proxy.

          (a) For so long as this Agreement is in effect, at any meeting of stockholders of the Company, however called, and in any action by consent of the stockholders of the Company or in any other circumstances upon which a vote, consent or other approval is sought, Stockholder shall vote (or cause to be voted), or, if applicable, give consent or approval with respect to, all of the Subject Shares (and any other Shares over which Stockholder has voting power whether issued heretofore or hereafter) that Stockholder has the right to vote or is able to control the voting of in favor of the Merger Agreement and the Merger and any other transaction contemplated by the Merger Agreement, as such agreement may be modified or amended from time to time. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

          (b) For so long as this Agreement is in effect, at any meeting of stockholders of the Company, however called, and in any action by consent of the stockholders of the Company or in any other circumstances upon which a vote, consent or other approval is sought, Stockholder shall vote (or cause to be voted), or, if applicable, give consent or approval with respect to, all of the Subject Shares (and any other Shares over which Stockholder has voting power whether issued heretofore or hereafter) that Stockholder has the right to vote, or is able to control the voting of, against (i) any merger or merger agreement (other than the Merger and the Merger Agreement) or any other proposal that would constitute an Acquisition Proposal (as defined in the Merger Agreement), (ii) any amendment to the Company's articles of organization or by-laws and (iii) any other amendment, proposal or transaction involving the Company, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger or which is reasonably likely to result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled.

          (c) In furtherance of the transactions contemplated hereby and by the Merger Agreement, and in order to secure the performance of Stockholder of his duties under this Agreement, Stockholder hereby grants to Purchaser and its designees, an irrevocable proxy, or, if applicable, a power of attorney, and irrevocably appoints Purchaser or its designees, with full power of substitution, its attorney and proxy to vote or, if applicable, to give consent with respect to, all Subject Shares with regard to any of the matters referred to in paragraph (a) above at any meeting of the stockholders of the Company, however called, or in connection with any action by written consent by the stockholders of the Company. Stockholder acknowledges and agrees that such proxy is coupled with an interest, constitutes, among other things, an inducement for Purchaser to enter into the Merger Agreement, is irrevocable and shall not be terminated by operation of law or otherwise upon the occurrence of any event (other than as provided in Section 16 hereof) and that no subsequent proxies with respect to the Subject Shares shall be given (and if given shall not be effective).

          (d) No Limitation on Discretion as Director. Nothing in this Agreement shall be deemed to apply to, or to limit in any manner, the discretion of the Stockholder with respect to any action to be taken (or omitted) by the Stockholder in the Stockholder's fiduciary capacity as a director or officer of the Company including, without limitation, in connection with any action taken in accordance with Section 9.3(a) of the Merger Agreement; provided, however, it is agreed and understood by the parties to this Agreement that the obligations, covenants and agreements of Stockholder contained in this Agreement are separate and apart from the Stockholder's fiduciary duties as a director or officer of the Company and no fiduciary obligations that Stockholder may have as a director or officer of the Company shall countermand the obligations, covenants and agreements of Stockholder, in his capacity as a stockholder of the Company, contained in this Agreement.

     2. Covenants. (a) From and after the date of this Agreement, Stockholder agrees not to, and to use best efforts to cause any investment banker, attorney or other adviser or representative of Stockholder not to (i) sell, transfer, pledge, assign, hypothecate, encumber, tender or otherwise dispose of, or enter into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment, hypothecation, encumbrance, tender or other disposition of the Subject Shares; (ii) grant any proxies with respect to any Subject Shares, deposit any such Subject Shares into a voting trust or enter into a voting or option agreement with respect to any of such Subject Shares;
(iii) except to the extent permitted by Section 7.2 of the Merger Agreement with respect to Stockholder's position as an officer or director of the Company, directly or indirectly, solicit, initiate, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal or engage in any negotiation concerning, or provide any confidential information or data to, or have any discussions with any person relating to an Acquisition Proposal; or (iv) take any action which would make any representation or warranty of Stockholder herein untrue or incorrect or prevent, burden or materially delay the consummation of the transactions contemplated by this Agreement. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     3. Representations and Warranties of Stockholder. Stockholder represents and warrants to Purchaser that:

          (a) Capacity; No Violations. Stockholder has the necessary authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder, and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms; and such execution and delivery and performance by Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach or default under, any of the terms of any governing instrument, contract, commitment or other obligation of Stockholder or to which Stockholder is a party or by which Stockholder is, or the Subject Shares are, bound; (ii) violate any order, writ, injunction, decree or statute, or any law, rule or regulation applicable to Stockholder or the Subject Shares; or (iii) result in the creation of, or impose any obligation on Stockholder to create, any Lien upon the Subject Shares. In this Agreement, "Lien" shall mean any lien, pledge, security interest, claim, third party right or other encumbrance.

          (b) Subject Shares. Except as set forth on Schedule B to this Agreement, (i) Stockholder is the record holder of, has sole voting and dispositive power over, and has good and valid title to, the Subject Shares free and clear of all Liens and (ii) there are no options or rights to acquire or other contracts (including proxies, voting trusts or voting agreements) relating to the Subject Shares to which Stockholder is a party. Except as otherwise disclosed on Schedule A to this Agreement, as of the date hereof, the Subject Shares are the only shares of any class of capital stock of the Company which Stockholder has the right, power or authority (sole or shared) to sell or vote, and, other than the options on Shares held by Stockholder as of the date hereof, Stockholder does not have any right to acquire, nor is it the beneficial owner of, any other shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of the Company.

          (c) Investment Intent. Stockholder is acquiring the shares of Common Stock of purchaser to be received by Stockholder in the Merger (the "Purchaser Shares") for its own account and not with a view to their distribution within the meaning of Section 2.11 of the Securities Act of 1933 ("Securities Act") in any manner that would be in violation of the Securities Act. Stockholder has not, directly or indirectly, offered the Purchaser Shares to anyone or solicited any offer to buy the Purchaser Shares from anyone, so as to bring such offer and sale of the Purchaser Shares by Stockholder within the registration requirements of the Securities Act. Stockholder will not sell, convey, transfer or offer for sale any of the Purchaser Shares except upon compliance with the Securities Act and any applicable state securities laws or pursuant to any exemption therefrom.

          (d) Accredited Investor Status. Stockholder is and at the time of delivery of any Purchaser Shares will be an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act. Stockholder has, and at the time of such delivery will have, such knowledge and experience in financial and business matters that Stockholder is and will be capable of evaluating the merits and risks of an investment in Purchaser Shares and represents and warrants that Stockholder has not received and will not receive any representations from Purchaser or any of its officers or representatives with regard to the Purchaser Shares or Purchaser.

     4. Adjustments; Additional Shares. In the event (i) of any stock dividend, stock split, recapitalization, reclassification. combination or exchange of Shares on, of or affecting the Subject Shares, or (ii) Stockholder shall become the beneficial owner of any additional Shares or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in
Section 1 hereof, then such Shares held by Stockholder immediately following the effectiveness of the events described in clause (i) or Stockholder becoming the beneficial owner of the Shares or other securities, as described in clause (ii) shall become Subject Shares hereunder.

     5. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

     6. Specific Performance. Stockholder acknowledges and agrees that if it fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to Purchaser for which money damages would not be an adequate remedy. In such event, Stockholder agrees that Purchaser shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if Purchaser should institute an action or proceeding seeking specific enforcement of the provisions hereof, Stockholder hereby waives the claim or defense that Purchaser has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

     7. Appointment of Stockholder Representative. Stockholder hereby consents in all respects to the appointment of Jean Montagu as Stockholder Representative and to the performance by the Stockholder Representative of all rights and obligations conferred on the Stockholder Representative under the Merger Agreement and the Escrow Agreement.

     8. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed duly given, effective (i) three business days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent, if sent by facsimile, provided that the facsimile is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to the intended recipient at the address set forth in the preamble hereof. Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth:

          If to the Purchaser:

          Affymetrix, Inc.
          3380 Central Expressway
          Santa Clara, CA 95051
          Attention: General Counsel (Vern Norviel)
          Phone: (408) 731-5035
          Fax: (408) 481-4709

          With a copy to:

          Sullivan & Cromwell
          125 Broad Street
          New York, New York 10004
          Attention: Neil T. Anderson
          Phone: (212) 558-4000
          Fax: (212) 558-3588

          If to Stockholder:

          To the address for notice set forth on Schedule A to this Agreement.

          With a copy to:

          Palmer & Dodge LLP
          One Beacon Street
          Boston, MA 02115
          Attention: Michael E. Lytton
          Phone: (617) 573-0100
          Fax: (617) 227-4420

     9. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns; provided, however, that such successor in interest or assigns shall agree to be bound by the provisions of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser, Stockholder or their successors or assigns, any rights or remedies under or by reason of this Agreement.

     10. Entire Agreement; Amendments. This Agreement contains the entire agreement between Stockholder and Purchaser with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

     11. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that Purchaser may assign its rights and obligations hereunder to any of its direct or indirect wholly owned subsidiaries (including Merger Sub), but no such transfer shall relieve Purchaser of its obligations hereunder if such transferee does not perform such obligations.

     12. Further Assurances. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

     13. Headings. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

     16. Termination. This Agreement shall terminate at the earlier of (i) the Effective Time (as defined in the Merger Agreement) and (ii) the termination of the Merger Agreement.

     IN WITNESS WHEREOF, Purchaser and Stockholder have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                          AFFYMETRIX, INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          --------------------------------------
                                                      [Stockholder]

                                                                      APPENDIX E

                  MASSACHUSETTS LAW REGARDING APPRAISAL RIGHTS

SECTION 86.  SECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES

     If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eight-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

SECTION 87. STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING; FORM

     The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

     "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating the he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payments for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

SECTION 88.  NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO

     The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

SECTION 89.  DEMAND FOR PAYMENT; TIME FOR PAYMENT

     If within twenty days after the date of mailing of a notice under subsection (e) of section eight-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

SECTION 90.  DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE

     If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

SECTION 91.  PARTIES TO SUIT TO DETERMINE VALUE; SERVICE

     If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

SECTION 92.  DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION DATE

     After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

SECTION 93.  REFERENCE TO SPECIAL MASTER

     The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

SECTION 94.  NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL

     On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholders parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

SECTION 95.  COSTS; INTEREST

     The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

SECTION 96.  DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT

     Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

          (1) bill shall not be filed within the time provided in section ninety;

          (2) A bill, if filed, shall be dismissed as to such stockholder; or

          (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

     Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

SECTION 97.  STATUS OF SHARES PAID FOR

     The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

SECTION 98.  EXCLUSIVE REMEDY; EXCEPTION

     The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                                                      APPENDIX F

                           GENETIC MICROSYSTEMS, INC.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Auditors..............................   F-2
Audited Financial Statements -- Year ended December 31, 1998 and period from August 7, 1997 (date of inception) to
  December 31, 1997
Balance Sheets..............................................   F-3
Statements of Operations and Comprehensive Loss.............   F-4
Statements of Shareholders' Equity (Deficit)................   F-5
Statements of Cash Flows....................................   F-6
Notes to Financial Statements...............................   F-7
Unaudited Condensed Financial Statements -- Nine month
  periods ended October 2, 1999 and September 30, 1998
Condensed Balance Sheet.....................................  F-14
Condensed Statements of Operations and Comprehensive Loss...  F-15
Condensed Statements of Cash Flows..........................  F-16
Notes to Condensed Financial Statements.....................  F-17

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Genetic MicroSystems, Inc.

     We have audited the accompanying balance sheets of Genetic MicroSystems, Inc. (the Company) as of December 31, 1998 and 1997, and the related statements of operations and comprehensive loss, shareholders' equity (deficit), and cash flows for the year ended December 31, 1998 and the period from August 7, 1997 (date of inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the year ended December 31, 1998 and the period from August 7, 1997 (date of inception) to December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Boston, Massachusetts
January 12, 1999

                           GENETIC MICROSYSTEMS, INC.

                                 BALANCE SHEETS

                                                                     DECEMBER 31
                                                              -------------------------
                                                                 1998          1997
                                                              ----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $4,365,446    $    33,654
  Available-for-sale equity securities......................                  1,518,000
  Accounts receivable.......................................     213,575
  Inventories...............................................     421,809
  Prepaid expenses and other assets.........................      87,356         11,115
                                                              ----------    -----------
          Total current assets..............................   5,088,186      1,562,769
Property and equipment, net.................................     605,811         94,766
Deposits....................................................      64,000
                                                              ----------    -----------
                                                              $5,757,997    $ 1,657,535
                                                              ==========    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  252,569    $   138,152
  Accrued expenses..........................................     291,159         46,342
  Due to shareholder........................................                    120,000
  Deferred tax liability....................................                    540,665
                                                              ----------    -----------
          Total current liabilities.........................     543,728        845,159
Deferred rent...............................................      49,529
Common stock purchase rights................................   3,000,000
Series B Redeemable Convertible Preferred Stock, $.01 par
  value; 582,353 shares authorized; 347,134 shares issued
  and outstanding (aggregate liquidation preference of
  $2,950,639)...............................................   2,950,639
Shareholders' equity (deficit):
  Series A Convertible Preferred Stock, $.01 par value;
     2,054,000 shares authorized; 2,000,000 shares issued
     and outstanding (aggregate liquidation preference of
     $4,000,000)............................................      20,000
  Common Stock, no par value; 5,000,000 shares in 1998 and
     200,000 shares in 1997 authorized; 1,048,000 shares in
     1998 and 10,000 shares in 1997 issued..................     215,600        120,000
  Additional paid-in capital................................   3,075,218      1,587,924
  Notes receivable from shareholders........................    (159,840)
  Treasury Stock (46,864 shares of Common Stock, at cost)...     (12,933)
  Unrealized loss on available-for-sale equity securities...                   (641,777)
  Accumulated deficit.......................................  (3,923,944)      (253,771)
                                                              ----------    -----------
          Total shareholders' equity (deficit)..............    (785,899)       812,376
                                                              ----------    -----------
                                                              $5,757,997    $ 1,657,535
                                                              ==========    ===========

     See accompanying notes.

                           GENETIC MICROSYSTEMS, INC.

                STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                                             PERIOD FROM
                                                          YEAR ENDED        AUGUST 7, 1997
                                                         DECEMBER 31,    (DATE OF INCEPTION)
                                                             1998        TO DECEMBER 31, 1997
                                                         ------------    --------------------
Revenues:
Net product sales......................................  $   287,625
  Licensing revenue....................................       99,980
                                                         -----------
                                                             387,605
Costs and expenses:
  Costs of sales.......................................      367,605
  Research and development.............................    2,479,915          $ 421,694
  Selling, general and administrative..................    1,877,541             59,159
                                                         -----------          ---------
                                                           4,725,061            480,853
                                                         -----------          ---------
Loss from operations...................................   (4,337,456)          (480,853)
Other income (expense):
  Gain (loss) on sale of available-for-sale equity
     securities........................................     (664,505)            57,082
  Interest and dividend income.........................       63,172
                                                         -----------          ---------
                                                            (601,333)            57,082
                                                         -----------          ---------
Loss before income tax benefit.........................   (4,938,789)          (423,771)
Income tax benefit.....................................    1,268,616            170,000
                                                         -----------          ---------
Net loss...............................................   (3,670,173)          (253,771)
Change in unrealized loss on available-for-sale equity
  securities...........................................      641,777           (641,777)
                                                         -----------          ---------
Comprehensive net loss.................................  $(3,028,396)         $(895,548)
                                                         ===========          =========
Loss per share:
  Net loss per share -- basic and diluted..............  $      6.21          $   25.38
                                                         ===========          =========
  Comprehensive net loss per share -- basic and
     diluted...........................................  $      5.12          $   89.55
                                                         ===========          =========
  Weighted average common shares -- basic and
     diluted...........................................      591,227             10,000
                                                         ===========          =========

See accompanying notes.

                           GENETIC MICROSYSTEMS, INC.

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                                                  NOTES
                                                SERIES A CONVERTIBLE                              ADDITIONAL    RECEIVABLE
                                                   PREFERRED STOCK           COMMON STOCK          PAID-IN         FROM
                                                  SHARES     AMOUNTS     SHARES       AMOUNTS      CAPITAL     SHAREHOLDERS
                                                ----------   --------   ---------   -----------   ----------   ------------
Issuance of Common Stock in exchange for
contribution of available-for-sale securities
to capital, net of deferred taxes of
$1,138,616....................................                             10,000   $   120,000   $1,587,924
Unrealized loss on available-for-sale
  securities, net of deferred taxes of
  $427,951....................................
Net loss for the period from August 7, 1997
  (date of inception) to December 31, 1997....
                                                                        ---------   -----------   ----------
BALANCE AT DECEMBER 31, 1997..................                             10,000       120,000    1,587,924
Change in unrealized loss.....................
Contribution of available-for-sale securities
  to capital, net of deferred taxes of
  $300,000....................................                                                       450,000
Contribution of cash..........................                                                        10,082
Issuance of Common Stock in exchange for
  capital contributions.......................                            140,000     2,048,006   (2,048,006)
Conversion of Common Stock into Series A
  Convertible Preferred Stock in 1998.........  1,500,000    $15,000     (150,000)   (2,168,006)   2,153,006
Issuance of Series A Convertible Preferred
  Stock in 1998...............................    500,000      5,000                                 952,212
Issuance of Common Stock......................                          1,048,000       215,600      (30,000)   $(213,600)
Repurchase of Treasury Stock..................                                                                     12,600
Net loss......................................
Collection of notes receivable from
  stockholders................................                                                                     41,160
                                                ---------    -------    ---------   -----------   ----------    ---------
BALANCE AT DECEMBER 31, 1998..................  2,000,000    $20,000    1,048,000   $   215,600   $3,075,218    $(159,840)
                                                =========    =======    =========   ===========   ==========    =========

                                                                 UNREALIZED     DEFICIT
                                                                  LOSS ON     ACCUMULATED
                                                                 AVAILABLE-   DURING THE
                                                   TREASURY       FOR-SALE    DEVELOPMENT
                                                    STOCK        SECURITIES      STAGE
                                                --------------   ----------   -----------
Issuance of Common Stock in exchange for
contribution of available-for-sale securities
to capital, net of deferred taxes of
$1,138,616....................................
Unrealized loss on available-for-sale
  securities, net of deferred taxes of
  $427,951....................................                   $(641,777)
Net loss for the period from August 7, 1997
  (date of inception) to December 31, 1997....                                $  (253,771)
                                                                 ---------    -----------
BALANCE AT DECEMBER 31, 1997..................                    (641,777)      (253,771)
Change in unrealized loss.....................                     641,777
Contribution of available-for-sale securities
  to capital, net of deferred taxes of
  $300,000....................................
Contribution of cash..........................
Issuance of Common Stock in exchange for
  capital contributions.......................
Conversion of Common Stock into Series A
  Convertible Preferred Stock in 1998.........
Issuance of Series A Convertible Preferred
  Stock in 1998...............................
Issuance of Common Stock......................
Repurchase of Treasury Stock..................     $(12,933)
Net loss......................................                                 (3,670,173)
Collection of notes receivable from
  stockholders................................
                                                   --------      ---------    -----------
BALANCE AT DECEMBER 31, 1998..................     $(12,933)     $     -0-    $(3,923,944)
                                                   ========      =========    ===========

See accompanying notes.

                           GENETIC MICROSYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                               PERIOD FROM
                                                                             AUGUST 7, 1997
                                                            YEAR ENDED     (DATE OF INCEPTION)
                                                           DECEMBER 31,      TO DECEMBER 31,
                                                               1998               1997
                                                           ------------    -------------------
OPERATING ACTIVITIES
Net loss.................................................  $(3,670,173)         $(253,771)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization..........................      103,198             13,918
  Deferred taxes.........................................   (1,268,616)          (170,000)
  Deferred rent..........................................       49,529
  Gain (loss) on sale of available-for-sale equity
     securities..........................................      664,505            (57,082)
  Changes in operating assets and liabilities:
     Prepaid expenses and other assets...................     (140,241)           (11,115)
     Accounts receivable.................................     (213,575)
     Inventories.........................................     (421,809)
     Accounts payable and accrued expenses...............      359,234            184,494
                                                           -----------          ---------
Net cash used in operating activities....................   (4,537,948)          (293,556)
INVESTING ACTIVITIES
Purchase of property and equipment.......................     (614,243)          (108,684)
Sale of available-for-sale equity securities.............    2,673,223            315,894
                                                           -----------          ---------
Net cash provided by investing activities................    2,058,980            207,210
FINANCING ACTIVITIES
Issuance of Series A and B Preferred Stock...............    3,877,851
Issuance of Common Stock purchase rights.................    3,000,000
Capital contribution.....................................       10,082
Issuance of Common Stock.................................        2,000
Purchase of Treasury Stock...............................         (333)
Collection of notes receivable from shareholders.........       41,160
Due to shareholder.......................................     (120,000)           120,000
                                                           -----------          ---------
Net cash provided by financing activities................    6,810,760            120,000
                                                           -----------          ---------
Increase in cash and cash equivalents....................    4,331,792             33,654
Cash and cash equivalents at beginning of period.........       33,654
                                                           -----------          ---------
Cash and cash equivalents at end of period...............  $ 4,365,446          $  33,654
                                                           ===========          =========

See accompanying notes.

                           GENETIC MICROSYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

1. BASIS OF PRESENTATION

THE COMPANY

     Genetic MicroSystems, Inc. (the Company) was incorporated on August 7, 1997 to develop, manufacture and sell a new generation of enabling products for genomics research and drug discovery. The Company was a development-stage company until the commencement of substantial operations in 1998 and has operated in a single segment since inception.

RISKS AND UNCERTAINTIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

2. SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

     Cash equivalents consist of those highly liquid investments having maturities of three months or less at the date of purchase. The carrying value of cash equivalents approximates fair value.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and available-for-sale securities. The Company invests its excess cash primarily in high-quality securities. Available-for-sale securities represented shares of common stock of a publicly traded company contributed to the Company by the founding shareholder. These securities were sold for cash by the Company based on the working capital requirements of the Company.

AVAILABLE-FOR-SALE EQUITY SECURITIES

     The Company classifies its equity securities contributed by its founding shareholder as available-for-sale, which are reported at fair value, in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under SFAS No. 115, unrealized holding gains and losses on available-for-sale securities are excluded from income and reported as a separate component in shareholders' equity, net of applicable taxes. Realized gains and losses from securities classified as available-for-sale are included in income using the specific-identification method for determining the cost of investments sold.

INVENTORIES

     Inventories, which consist of purchased components, units in process and finished units, are valued at the lower of cost (first-in, first-out) or market.

                           GENETIC MICROSYSTEMS, INC.

PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Provisions for depreciation and amortization on property and equipment are computed using the straight-line method over expected useful lives of the assets as follows:

                                            ESTIMATED USEFUL LIFE
                                ---------------------------------------------
Equipment                       3-5 years
Leasehold improvements          Term of the lease or useful life, whichever
                                is shorter.

REVENUE RECOGNITION

     Product sales are recognized at the time finished units are shipped. License revenue is recognized as earned based on the terms of the related license agreement.

RESEARCH AND DEVELOPMENT

     Research and development costs are charged to operations as incurred.

LOSS PER SHARE

     Loss per share is presented in accordance with SFAS No. 128, Earnings Per Share, which requires the disclosure of basic and diluted earnings (loss) per share. Basic loss per share is based upon the Company's net loss divided by the number of weighted shares outstanding during the reporting period. Diluted loss per share for loss periods is the same as basic loss per share since the effect of including the conversion of preferred stock and common stock equivalents of warrants, options and other stock rights is anti-dilutive.

STOCK-BASED COMPENSATION

     As provided for under SFAS No. 123, Accounting for Stock Based Compensation, the Company accounts for stock-based compensation for employees based on the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25). The Company discloses, as required under SFAS No. 123, pro forma net loss in the notes to the financial statements as if the measurement provisions of SFAS No. 123 had been adopted.

     The Company accounts for stock-based compensation to nonemployees based on the provisions of SFAS No. 123.

RECENT ACCOUNTING PRONOUNCEMENT

     In 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income, which requires presentation of a statement of comprehensive income that adjusts net income (loss) and net income (loss) per share for changes in unrealized gains and losses from available-for-sale securities. The adoption of this Standard is reflected in the statements of operations and comprehensive loss for each period presented.

                           GENETIC MICROSYSTEMS, INC.

3. AVAILABLE-FOR-SALE EQUITY SECURITIES

     Information related to this balance at December 31, 1997 is as follows:

                                                            MARKET       UNREALIZED
                                               COST         VALUE       HOLDING LOSS
                                            ----------    ----------    ------------
Equity securities.........................  $2,587,728    $1,518,000     $1,069,728
Deferred income tax benefit...............                                  427,951
                                                                         ----------
Net unrealized holding loss...............                               $  641,777
                                                                         ==========

4. INVENTORIES

     Inventories consist of the following at December 31, 1998:

Purchased components........................................  $288,439
Units in process............................................   102,035
Finished units..............................................    31,335
                                                              --------
                                                              $421,809
                                                              ========

5. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31:

                                                              1998        1997
                                                            --------    --------
Equipment.................................................  $606,945    $102,465
Leasehold improvements....................................   115,982       6,219
                                                            --------    --------
                                                             722,927     108,684
Less accumulated depreciation and amortization............   117,116      13,918
                                                            --------    --------
                                                            $605,811    $ 94,766
                                                            ========    ========

6. ACCRUED EXPENSES

     The balance consists of the following at December 31:

                                                               1998       1997
                                                             --------    -------
Accrued compensation and related taxes.....................  $164,575    $13,042
Other......................................................   126,584     33,300
                                                             --------    -------
                                                             $291,159    $46,342
                                                             ========    =======

7. OPERATING LEASE

     The Company leases its present offices under an operating lease expiring in 2001. At December 31, 1998, future minimum lease payments amounted to $316,000 in 1999, $316,000 in

                           GENETIC MICROSYSTEMS, INC.

2000 and $78,978 in 2001. Rent expense amounted to $230,000 in 1998 and $4,800 for the period from August 7, 1997 to December 31, 1997.

     The Company's lease contains certain rent inducements which are being amortized over the term of the lease. The unamortized balance of the deferred rent amounted to $49,529 at December 31, 1998.

8. COMMON STOCK PURCHASE RIGHTS

     In August 1998, the Company entered into an agreement with Takara Shuzo Co. Ltd. (Takara), a distributor, which calls for the sale of microarray manufacturing instruments and the sale of microarray manufacturing services utilizing the Company's equipment, provided a 5% royalty is paid to the Company for the sale of these services. The agreement also provides for the purchase, subject to certain requirements, of the Company's shares by Takara through an advance payment of $3.0 million, which has been included in the caption of common stock purchase rights in the accompanying financial statements. The number of shares issuable will be determined on August 19, 2003 (Closing) based on the fair market value of the Company's stock at the time. Of the $3 million advance, $2 million is repayable to Takara if certain milestones with respect to the instrumentation have not been met.

     To the extent the two remaining milestone payments are returned to Takara due to the Company's nonperformance, the Company is to issue Takara shares of Common Stock equal to $1.0 million divided by the fair market value of the stock at the Closing. In no event is the number of common shares issued to Takara to exceed 10% of the total shares of outstanding Common Stock of the Company at the time of the Closing. In the event that the Company's common stock issuable to Takara is valued at less than $3.0 million or the amount not returned to Takara, as described above, the Company will pay Takara the difference between the value of the Company's common stock and $3.0 million or the amount not returned to Takara.

     In connection with the agreement, the Company granted an employee warrants to purchase 10% of the Common Stock ultimately issued to Takara at the fair market value of the Common Stock on the date the shares are issued.

                           GENETIC MICROSYSTEMS, INC.

9. INCOME TAXES

     Deferred income taxes consist of the following at December 31:

                                                            1998         1997
                                                          ---------    ---------
Deferred tax asset:
Net operating loss carryforwards........................  $ 120,000    $  56,535
  Start-up costs........................................    520,000       10,000
                                                          ---------    ---------
                                                            640,000       66,535
  Valuation allowance...................................   (640,000)
                                                          ---------    ---------
                                                                  0       66,535
Deferred tax liability:
  Book basis of available-for-sale equity securities in
     excess of tax basis................................                (607,200)
                                                          ---------    ---------
  Net deferred tax liability............................  $       0    $(540,665)
                                                          =========    =========

     The income tax benefit of $1,268,166 in 1998 and $170,000 in 1997 represents the elimination of deferred tax liabilities recognized in connection with the capital contributions described in Note 10, which are no longer payable due to operating losses incurred by the Company in 1997 and 1998. At December 31, 1998, the Company had net operating loss carryforwards for income tax reporting purposes of approximately $300,000 to offset future federal taxable income, which begin to expire in 2012. A full valuation allowance has been established due to the uncertainty of the realization of these benefits in future years. In accordance with section 382 of the Internal Revenue Code, the use of the above carryforward will be subject to annual limitations based upon ownership changes of the Company's stock which have occurred.

10. SHAREHOLDERS' CAPITAL

COMMON STOCK

     The Company's founding shareholder contributed 150,000 shares of marketable equity securities with a fair value (based on quoted market values) of $2.2 million, net of applicable taxes, to the Company in 1997 and 1998. These capital contributions have been recorded net of applicable taxes since the tax basis of the marketable equity securities contributed to the Company is nominal and the Company is required to pay the applicable income taxes based on the fair value of the investments when the investments are sold.

     In 1998, the Company sold 1,048,000 shares of restricted Common Stock to certain employees in exchange for notes receivable due in 2003. The notes receivable bear interest at the applicable minimum federal rate and are collateralized by the shares of Common Stock.

PREFERRED STOCK

Series A Convertible Preferred Stock

     Each share of Series A Convertible Preferred Stock has the same number of Common Stock votes as its conversion rights provide, as defined in the amended Articles of Incorporation. Holders of Series A Convertible Preferred Stock have preference over Common shareholders with respect to

                           GENETIC MICROSYSTEMS, INC.

payment of dividends and distribution of assets in the event of liquidation. Holders of Series A Convertible Preferred Stock are entitled to a liquidation value of $2.00 per share, respectively, plus all declared and unpaid dividends as of the liquidation date.

     Each share of Series A Convertible Preferred Stock is convertible at any time into the number of shares of Common Stock which results from dividing the conversion price per share in effect at the time of conversion into $2.00 per share for each share of Series A Convertible Preferred Stock being converted and automatically convert upon an initial public offering. The conversion price is subject to adjustment for, among other things, stock splits, dividends and recapitalizations, as defined in the Articles of Incorporation.

Series B Redeemable Convertible Preferred Stock

     Each share of Series B Redeemable Convertible Preferred Stock has the same number of common stock votes as its conversion rights provide, as defined in the amended Articles of Incorporation. Holders of Series B Redeemable Convertible Preferred Stock have preference over holders of Series A Convertible Preferred Stock who have preference over Common Stockholders with respect to payment of dividends and distribution of assets in the event of liquidation. Holders of Series A Convertible Preferred Stock are entitled to a liquidation value of $8.50 per share, respectively, plus all declared and unpaid dividends as of the liquidation date.

     Each share of Series B Redeemable Convertible Preferred Stock is convertible at any time into the number of shares of Common Stock which results from dividing the conversion price per share in effect at the time of conversion into $8.50 per share for each share of Series A Convertible Preferred Stock being converted and automatically convert upon an initial public offering. The conversion price is subject to adjustment for, among other things, stock splits, dividends and recapitalization, as defined in the Articles of Incorporation.

     The Company is required, at the option of the majority of Series B Redeemable Convertible Preferred stockholders, to redeem one-third of the shares on December 30, 2004, 2005 and 2006, respectively, at $8.50 per share plus all declared and unpaid dividends.

Series A and B Preferred Stock Warrants

     In connection with the sale of Series A Preferred Stock, the Company issued warrants to an employee and a vendor to purchase 50,000 and 4,000 shares, respectively, of Series A Preferred Stock at $2.00 per share which expire in 2008. Additionally, in connection with the sale of Series B Preferred Stock, the Company issued warrants to an employee to purchase 34,713 shares of Series B Preferred Stock at $8.50 per share which expire in 2008.

     The Company has also entered into an agreement with an employee that obligates the Company to issue options, at the same price as any new equity raised up to $13.5 million, to preserve his percentage of the Company. In the event this occurs, the Company intends to settle this obligation by issuing additional options or making a cash payment. If no settlement agreement is reached, the obligation will continue until the earlier of the date at which $13.5 million is raised or December 31, 2004.

                           GENETIC MICROSYSTEMS, INC.

STOCK OPTION PLAN

     The Company's Stock Plan allows for the granting of options to purchase 300,000 shares of Common Stock. Options generally vest over four years and expire ten years from the grant date or 90 days from termination of employment, whichever is sooner.

     Pro forma information regarding net loss was computed in accordance with SFAS No. 123 and has been determined as if the Company accounted for its employee stock options granted under the fair value methods of that Statement. The fair value of these options was estimated at the date of grant using the minimal value option pricing model with the following weighted-average assumptions for 1998: risk-free interest rate of 5.4%, dividend yield of 0% and a weighted-average expected life of the option of 4.0 years. The pro forma net loss and net loss per share as computed under SFAS No. 123 for 1998 amounted to $3,030,096 and $5.13 per share, respectively.

     The following table presents the option activity for the year ended December 31, 1998:

                                                                        WEIGHTED-
                                                                         AVERAGE
                                                                        EXERCISE
                                                              SHARES      PRICE
                                                              ------    ---------
Outstanding at beginning of year............................       0
Granted.....................................................  60,000      $.34
                                                              ------      ----
Outstanding at end of year..................................  60,000      $.34
                                                              ======      ====

     The weighted average per share fair value of options granted during 1998 was $.07.

     At December 31, 1998, there were 240,000 options available for grant under the Plan. There were no options exercisable at December 31, 1998.

     The Company has reserved 3,021,066 shares of Common Stock at December 31, 1998 for conversion of Preferred Stock and exercise of options and warrants to purchase Common Stock.

11. NONCASH FINANCING ACTIVITIES

     In 1998, 140,000 shares of Common Stock were issued in exchange for $10,082 of cash and $2,048,006 of available-for-sale securities previously contributed to the Company. These shares, along with 10,000 shares of Common Stock, were then converted into 1.5 million shares of Series A Convertible Preferred Stock.

                     INTERIM CONDENSED FINANCIAL STATEMENTS
                                OCTOBER 2, 1999

                           GENETIC MICROSYSTEMS, INC.

                                 BALANCE SHEET
                                  (UNAUDITED)

                                                              OCTOBER 2, 1999
                                                              ---------------
ASSETS
Current assets:
  Cash and cash equivalents.................................    $ 1,419,104
  Accounts receivable, net of allowance of $70,519 for
     doubtful accounts......................................      2,745,524
  Inventories...............................................      1,046,377
  Prepaid expenses and other assets.........................         59,029
                                                                -----------
Total current assets........................................      5,270,034
Property and equipment, net.................................        823,482
Deposits....................................................         64,000
                                                                -----------
                                                                $ 6,157,516
                                                                ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..........................................    $   926,544
  Accrued expenses..........................................        756,080
  Deferred revenue..........................................        477,020
                                                                -----------
Total current liabilities...................................      2,159,644
Deferred rent...............................................         32,384
Common stock purchase rights................................      3,000,000
Series B Redeemable Convertible Preferred Stock, $.01 par
  value; 582,353 shares authorized; 431,977 shares issued
  and outstanding (aggregate liquidation preference of
  $3,671,825)...............................................      3,671,825
Shareholders' equity (deficit):
  Series A Convertible Preferred Stock, $.01 par value;
     2,054,000 shares authorized; 2,000,000 shares issued
     and outstanding (aggregate liquidation preference of
     $4,000,000)............................................         20,000
  Common Stock, no par value; 5,000,000 shares authorized;
     1,054,499 shares issued................................        216,900
  Additional paid-in capital................................      3,063,216
  Notes receivable from shareholders........................       (159,391)
  Treasury Stock (47,797 shares of Common Stock), at cost...        (13,120)
  Accumulated deficit.......................................     (5,833,942)
                                                                -----------
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)........................     (2,706,337)
                                                                -----------
                                                                $ 6,157,516
                                                                ===========

                            See accompanying notes.

                           GENETIC MICROSYSTEMS, INC.

           CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                  (UNAUDITED)

                                                               FOR THE NINE MONTHS ENDED
                                                         -------------------------------------
                                                         OCTOBER 2, 1999    SEPTEMBER 30, 1998
                                                         ---------------    ------------------
REVENUES
Net product sales......................................    $ 8,389,478         $   124,980
COSTS AND EXPENSES:
  Cost of sales........................................      5,036,056             145,775
  Research and development.............................      2,136,942           1,838,572
  Selling, general and administrative..................      3,217,614           1,138,117
                                                           -----------         -----------
                                                            10,390,612           3,122,464
                                                           -----------         -----------
LOSS FROM OPERATIONS...................................     (2,001,134)         (2,997,484)
OTHER INCOME (LOSS)
  Gain (loss) on sale of available-for-sale
     securities........................................             --            (664,505)
  Interest and dividend income, net....................         91,136              36,886
                                                           -----------         -----------
                                                                91,136            (627,619)
                                                           -----------         -----------
LOSS BEFORE INCOME TAX BENEFIT.........................     (1,909,998)         (3,625,103)
INCOME TAX BENEFIT.....................................             --           1,160,266
                                                           -----------         -----------
NET LOSS...............................................     (1,909,998)         (2,464,837)
CHANGE IN UNREALIZED LOSS ON AVAILABLE-FOR-SALE EQUITY
  SECURITIES...........................................             --             641,777
                                                           -----------         -----------
COMPREHENSIVE NET LOSS.................................    $(1,909,998)        $(1,823,060)
                                                           ===========         ===========
LOSS PER SHARE
NET LOSS PER SHARE -- BASIC AND DILUTED................    $     (1.90)        $     (5.50)
                                                           ===========         ===========
COMPREHENSIVE NET LOSS PER SHARE -- BASIC AND
  DILUTED..............................................    $     (1.90)        $     (4.07)
                                                           ===========         ===========
WEIGHTED AVERAGE COMMON SHARES -- BASIC AND DILUTED....      1,004,282             448,037
                                                           ===========         ===========

                            See accompanying notes.

                           GENETIC MICROSYSTEMS, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                               FOR THE NINE MONTHS ENDED
                                                         -------------------------------------
                                                         OCTOBER 2, 1999    SEPTEMBER 30, 1998
                                                         ---------------    ------------------
OPERATING ACTIVITIES
Net loss...............................................    $(1,909,998)        $(2,464,837)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization.....................        218,828              46,389
     Deferred taxes....................................             --          (1,160,266)
     Deferred rent.....................................        (17,145)                 --
     Gain (loss) on sale of available for sale equity
       securities......................................             --             664,505
     Loss on the disposal of property and equipment....          4,044                  --
     Provision for doubtful accounts...................         70,519                  --
  Changes in operating assets and liabilities:
     Prepaid expenses and other assets.................         28,327             (79,514)
     Accounts receivable...............................     (2,602,468)            (25,500)
     Inventories.......................................       (624,568)            (17,620)
     Accounts payable and accrued expenses.............      1,138,896             256,449
     Deferred revenue..................................        477,020                  --
                                                           -----------         -----------
Net cash used in operating activities..................     (3,216,545)         (2,780,394)
INVESTING ACTIVITIES
  Purchase of property and equipment...................       (440,543)           (349,944)
  Sale of available-for-sale equity securities.........             --           2,673,223
                                                           -----------         -----------
Net cash (used in) provided by investing activities....       (440,543)          2,323,279
FINANCING ACTIVITIES
  Issuance of Series A and B Convertible Preferred
     Stock.............................................        709,184             967,295
  Issuance of common stock purchase rights.............             --           2,000,000
  Issuance of Common Stock.............................          1,300                  --
  Purchase of Treasury Stock...........................           (187)                 --
  Collection of notes receivable.......................            449              41,160
  Due to shareholder...................................             --            (120,000)
                                                           -----------         -----------
Net cash provided by financing activities..............        710,746           2,888,455
                                                           -----------         -----------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS.......     (2,946,342)          2,431,340
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.......      4,365,446              33,654
                                                           -----------         -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.............    $ 1,419,104         $ 2,464,994
                                                           ===========         ===========

                            See accompanying notes.

                           GENETIC MICROSYSTEMS, INC.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                OCTOBER 2, 1999
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

THE COMPANY

     Genetic MicroSystems, Inc. (the "Company") was incorporated on August 7, 1997 to develop, manufacture and sell a new generation of enabling products for genomics research and drug discovery. The Company was a development-stage company until the commencement of substantial operations in 1998.

     The interim unaudited condensed financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission and in accordance with generally accepted accounting principles. Accordingly, certain information and footnote disclosures normally included in annual financial statements have been omitted or condensed. In the opinion of management, all necessary adjustments (consisting of only normal recurring accruals) have been made to provide a fair presentation. The operating results for the nine months ended October 2, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999. Effective January 1, 1999, for quarterly interim reporting, the Company adopted a fiscal quarter ending on the Saturday nearest to the end of the calendar quarter with the exception of year end, which ends on December 31.

2. INVENTORIES

     Inventories at October 2, 1999 consist of the following at:

Purchased components........................................  $    725,262
Units in process............................................       181,970
Finished units..............................................         3,356
Demonstration inventory.....................................       135,789
                                                              ------------
                                                              $  1,046,377
                                                              ============

3. INCOME TAXES

     Deferred income taxes consist of the following at October 2, 1999:

Deferred tax asset:
Net operating loss and tax credits carry-forwards...........   $1,165,000
  Start-up costs............................................      350,000
                                                               ----------
                                                                1,515,000
  Valuation allowance.......................................    1,515,000
                                                               ----------
                                                               $        0
                                                               ==========

     The income tax benefit of $1,160,266 in 1998 represents the elimination of deferred tax liabilities recognized in connection with capital contributions, which are no longer payable due to the operating losses incurred by the Company in 1997 and 1998. At October 2, 1999, the Company had net operating loss carryforwards for income tax reporting purposes of approximately $2,020,000, to offset future federal taxable income which begin to expire in 2012. At October 2, 1999, the Company had

                           GENETIC MICROSYSTEMS, INC.

                                OCTOBER 2, 1999
                                  (UNAUDITED)

tax credit carryforwards for income tax purposes of approximately $353,000 to offset future federal taxable income which begin to expire in 2012. A full valuation allowance has been established due to the uncertainty of the realization of these benefits in future years. In accordance with section 382 of Internal Revenue Code, the use of the above carry-forward will be subject to annual limitations based upon ownership changes of the Company's stock which have occurred.

4. SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK

     The Company closed its second round of sales of the Series B Redeemable Convertible Preferred Stock in January 1999, selling an additional 84,845 shares for net proceeds of $709,184.

     Each share of Series B Redeemable Convertible Preferred Stock has the same number of common stock votes as its conversion rights provide, as defined in the amended Articles of Incorporation. Holders of Series B Redeemable Convertible Preferred Stock have preference over Series A Convertible Preferred Stock who have preference over common stock shareholders with respect to payment of dividends and distribution of assets in the event of a liquidation. Holders of Series A Convertible Preferred Stock are entitled to a liquidation value of $8.50 per share, respectively, plus all declared and unpaid dividends as of the liquidation date.

     Each share of Series B Redeemable Convertible Preferred Stock is convertible at any time into the number of shares of common stock which results from dividing the conversion price per share in effect at the time of conversion into $8.50 per share for each share of Series B Redeemable Convertible Preferred Stock being converted. Each share of Series B Redeemable Convertible Preferred Stock will automatically convert upon an initial public offering. The conversion price is subject to adjustment for, among other things, stock splits, dividends and recaptalizations, as defined in the Articles of Incorporation.

     The Company is required, at the option of the majority of Series B Redeemable Convertible Preferred Stock stockholders, to redeem one-third of the shares on December 30, 2004, 2005, and 2006, respectively, at $8.50 per share plus all declared and unpaid dividends.

SERIES B PREFERRED STOCK WARRANTS

     In 1999, the Company issued additional warrants to an employee to purchase 25,000 shares of Series B Preferred Stock at $8.50 per share which expire in 2008.

5. SUBSEQUENT EVENTS:

     The Company has entered into an Agreement and Plan of Merger dated September 10, 1999 with Affymetrix Corporation of Santa Clara, California. The agreement is subject to the satisfaction of certain closing conditions, among which are a Hart-Scott-Rodino filing and an effective Form S-4 Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Affymetrix' charter includes a provision that eliminates the personal liability of a director to Affymetrix or its stockholders for monetary damages arising out of the director's breach of his or her fiduciary duty. The charter provides, however, that unless otherwise permitted by applicable law, a director remains potentially liable for monetary damages for:

     - breach of the director's duty of loyalty to Affymetrix or its stockholders;

     - acts or omissions not in good faith or which involve misconduct or a knowing violation of law;

     - an improper payment of a dividend or an improper redemption or repurchase of Affymetrix' stock (as provided in Section 174 of the Delaware General Corporation Law); or

     - any transaction from which a director derives an improper personal benefit.

Any repeal or modification of this provision will not affect any right or protection of a director that exists at the time of such repeal or modification.

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

     Article VIII of the bylaws of Affymetrix provides in terms similar to those of Section 145 of the Delaware General Corporation Law that Affymetrix has the power and is required to indemnify its directors and officers in accordance with Delaware Law.

     The right to indemnification includes the right to be paid by Affymetrix the expenses (including attorneys' fees) incurred in defending any suits brought in advance of their final disposition; provided, however, that if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by the indemnitee, including, without limitation, service to an employee benefit plan) will be made only upon delivery to Affymetrix of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it will ultimately be determined by final judicial decision from which there is no further right to appeal. The rights to indemnification and to the advancement of expenses covered in Sections 1 and 2 of Article VII of Affymetrix' bylaws are contract rights and these rights continue as to an indemnitee who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors and administrators.

     If a claim covered by Affymetrix' bylaws (Article VIII, Sections 1 and 2) is not paid in full by Affymetrix within 60 days after a written claim has been received by Affymetrix, except in the case of advancement of expenses pursuant to the terms of an undertaking, in which case the applicable period is 20 days, an indemnitee will be entitled to be paid also the expense of prosecuting or defending the suit. The failure of the indemnitee to meet any applicable standard for indemnification set forth in the Delaware General Corporation Law:

     - is a defense in any suit brought by the indemnitee to enforce a right to indemnification (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), and

     - entitles Affymetrix to recover an advancement of expenses pursuant to the terms of an undertaking upon a final adjudication in any suit brought by Affymetrix to recover an advancement of expenses pursuant to the terms of an undertaking.

Neither the failure of Affymetrix, including its board of directors, independent legal counsel, or its stockholders, to have made a determination prior to the commencement of the suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by Affymetrix, including its board of directors, independent legal counsel, or its stockholders, that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, is a defense to the suit. In any suit brought by an indemnitee to enforce a right to indemnification or to an advancement of expenses, or brought by Affymetrix to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to an advancement of expenses under Article VIII of the bylaws or otherwise will be on Affymetrix.

     The rights to indemnification and to the advancement of expenses conferred in Affymetrix' bylaws are not exclusive of any other right which any person may have or acquire under Affymetrix' charter, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

     Affymetrix may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of Affymetrix or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Affymetrix would have the power to indemnify that person against the expense, liability, or loss under the Delaware General Corporation Law.

     Affymetrix may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any officer, employee or agent of Affymetrix to the fullest extent of the provisions allowed by its bylaws with respect to the indemnification and advancement of expenses of directors and officers of Affymetrix.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following Exhibits are filed herewith unless otherwise indicated:


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  2.1     Agreement and Plan of Merger, dated as of September 10,
          1999, among Affymetrix, Inc., GMS Acquisition, Inc., Genetic
          MicroSystems, Inc., Jean Montagu and the stockholders set
          forth on the signature pages thereto (attached as Appendix A to the Proxy Statement/ Prospectus contained in this
          Registration Statement).
  3.1     Amended and Restated Certificate of Incorporation of
          Affymetrix, Inc. (incorporated by reference to Exhibit 3.1 of Affymetrix' Registration Statement on Form S-3 as filed
          July 12, 1999).
  3.2     Bylaws of Affymetrix, Inc. (incorporated by reference to
          Appendix C of Affymetrix' Definitive Proxy Statement on
          Schedule 14A as filed on April 29, 1998).
  4.1     Rights Agreement dated as of October 15, 1998 between
          Affymetrix, Inc. and America Stock Transfer & Trust Company,
          as Rights Agent (incorporated by reference to Exhibit 1 of
          Affymetrix' Form 8-A as filed on October 16, 1998).
  4.2     Indenture dated as of September 22, 1999, between
          Affymetrix, Inc. and The Bank of New York, as Trustee.*
  5.1     Opinion of Vern Norviel, Senior Vice President, General
          Counsel and Corporate Secretary of Affymetrix, Inc.,
          regarding the validity of the shares of Affymetrix, Inc.
          Common Stock to be registered under this Registration
          Statement.*
  8.1     Opinion of Sullivan & Cromwell regarding certain United
          States federal income tax consequences of the Merger.
  8.2     Opinion of Palmer & Dodge LLP regarding certain United
          States federal income tax consequences of the Merger.
 10.1     Stock Option Agreement, dated as of September 10, 1999,
          between Affymetrix, Inc. and Genetic MicroSystems, Inc.
          (attached as Appendix B to the Proxy Statement/Prospectus
          contained in this Registration Statement).
 23.1     Consent of Ernst & Young LLP, Independent Auditors (Boston,
          Massachusetts).
 23.2     Consent of Ernst & Young LLP, Independent Auditors (Palo
          Alto, California).
 23.3     Consent of Vern Norviel, Senior Vice President, General
          Counsel & Corporate Secretary (contained in Exhibit 5.1).*
 23.4     Consent of Sullivan & Cromwell (contained in Exhibit 8.1).
 23.5     Consent of Palmer & Dodge LLP (contained in Exhibit 8.2).
 24.1     Power of Attorney*
 99.1     Form of Proxy for holders of Genetic MicroSystems, Inc.
          Common Stock, Genetic MicroSystems, Inc. Series A
          Convertible Preferred Stock, and Series B Convertible
          Preferred Stock Genetic MicroSystems, Inc.
 99.2     Escrow Agreement, dated as of September 10, 1999, among
          Genetic MicroSystems, Inc., Affymetrix, Inc., GMS
          Acquisition, Inc., Jean Montagu, as Stockholder
          Representative, and Bank One Trust Company, N.A., as Escrow
          Agent (attached as Appendix C to the Proxy
          Statement/Prospectus contained in this Registration
          Statement).
 99.3     Form of Stockholder Voting Agreement entered into by
          Affymetrix and Jean Montagu, Dominic Montagu, Sasha Montagu,
          Stanley Rose, Peter Honkanen and Myles L. Mace, Jr.
          (attached as Appendix D to the Proxy Statement/Prospectus
          contained in this Registration Statement).


---------------
 * Previously filed.

     (b) Financial Data Schedule.

     Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by this form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of this form; and

        (2) the registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Affymetrix, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on January 11, 2000.


                                          AFFYMETRIX, INC.

                                          By: /s/ VERN NORVIEL
                                            ------------------------------------
                                              Name: Vern Norviel
                                              Title:   Senior Vice President,
                                                       General Counsel &
                                                       Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----

                         *                           Chief Executive Officer and      January 11, 2000
---------------------------------------------------    Chairman of the Board
             Stephen P.A. Fodor, Ph.D.

                         *                           Vice President and Chief         January 11, 2000
---------------------------------------------------    Financial Officer (Principal
                 Edward M. Hurwitz                     Financial and Accounting
                                                       Officer)

                         *                           Vice Chairman of the Board       January 11, 2000
---------------------------------------------------
              John D. Diekman, Ph.D.

                         *                           Director                         January 11, 2000
---------------------------------------------------
                 Paul Berg, Ph.D.

                         *                           Director                         January 11, 2000
---------------------------------------------------
               Vernon R. Loucks, Jr.

                         *                           Director                         January 11, 2000
---------------------------------------------------
               Barry C. Ross, Ph.D.

                         *                           Director                         January 11, 2000
---------------------------------------------------
                  David B. Singer

                         *                           Director                         January 11, 2000
---------------------------------------------------
                Lubert Stryer, M.D.

                         *                           Director                         January 11, 2000
---------------------------------------------------
                   John A. Young

*By Power of Attorney

                 /s/ VERN NORVIEL                    Attorney-in-Fact
---------------------------------------------------
                   Vern Norviel

                                 EXHIBIT INDEX


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  2.1     Agreement and Plan of Merger, dated as of September 10,
          1999, among Affymetrix, Inc., GMS Acquisition, Inc., Genetic
          MicroSystems, Inc., Jean Montagu and the stockholders set
          forth on the signature pages thereto (attached as Appendix A to the Proxy Statement/ Prospectus contained in this
          Registration Statement).
  3.1     Amended and Restated Certificate of Incorporation of
          Affymetrix, Inc. (incorporated by reference to Appendix B of
          Affymetrix' Definitive Proxy Statement on Schedule 14A as
          filed April 29, 1998).
  3.2     Bylaws of Affymetrix, Inc. (incorporated by reference to
          Appendix C of Affymetrix' Definitive Proxy Statement on
          Schedule 14A as filed on April 29, 1998).
  4.1     Rights Agreement dated as of October 15, 1998 between
          Affymetrix, Inc. and America Stock Transfer & Trust Company,
          as Rights Agent (incorporated by reference to Exhibit 1 of
          Affymetrix' Form 8-A as filed on October 16, 1998).
  4.2     Indenture dated as of September 22, 1999, between
          Affymetrix, Inc. and The Bank of New York, as Trustee.*
  5.1     Opinion of Vern Norviel, Senior Vice President, General
          Counsel and Corporate Secretary of Affymetrix, Inc.,
          regarding the validity of the shares of Affymetrix, Inc.
          Common Stock to be registered under this Registration
          Statement.*
  8.1     Opinion of Sullivan & Cromwell regarding certain United
          States federal income tax consequences of the Merger.
  8.2     Opinion of Palmer & Dodge LLP regarding certain United
          States federal income tax consequences of the Merger.
 10.1     Stock Option Agreement, dated as of September 10, 1999,
          between Affymetrix, Inc. and Genetic MicroSystems, Inc.
          (attached as Appendix B to the Proxy Statement/Prospectus
          contained in this Registration Statement).
 23.1     Consent of Ernst & Young LLP, Independent Auditors (Boston,
          Massachusetts).
 23.2     Consent of Ernst & Young LLP, Independent Auditors (Palo
          Alto, California).
 23.3     Consent of Vern Norviel, Senior Vice President, General
          Counsel and Corporate Secretary (contained in Exhibit 5.1).*
 23.4     Consent of Sullivan & Cromwell (contained in Exhibit 8.1).
 23.5     Consent of Palmer & Dodge LLP (contained in Exhibit 8.2).
 24.1     Power of Attorney*
 99.1     Form of Proxy for holders of Genetic MicroSystems, Inc.
          Common Stock, Genetic MicroSystems, Inc. Series A
          Convertible Preferred Stock, and Series B Convertible
          Preferred Stock Genetic MicroSystems, Inc.
 99.2     Escrow Agreement, dated as of September 10, 1999, among
          Genetic MicroSystems, Inc., Affymetrix, Inc., GMS
          Acquisition, Inc., Jean Montagu, as Stockholder
          Representative, and Bank One Trust Company, N.A., as Escrow
          Agent (attached as Appendix C to the Proxy
          Statement/Prospectus contained in this Registration
          Statement).
 99.3     Form of Stockholder Voting Agreement entered into by
          Affymetrix and Jean Montagu, Dominic Montagu, Sasha Montagu,
          Stanley Rose, Peter Honkanen and Myles L. Mace, Jr.
          (attached as Appendix D to the Proxy Statement/Prospectus
          contained in this Registration Statement).


                                ---------------
 * Previously filed.